================================================================================



                           IMPAC SECURED ASSETS CORP.,
                                    Company,


                            IMPAC FUNDING CORPORATION
                                Master Servicer,

                             WELLS FARGO BANK, N.A.
                     Securities Administrator and Custodian,


                                       and


                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                              Trustee and Custodian







                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

                            ------------------------


                       Mortgage Pass-Through Certificates

                                  Series 2004-3


================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page
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
ARTICLE I

DEFINITIONS.......................................................................................................5
Section 1.01.     Defined Terms...................................................................................5
         Accrual Period...........................................................................................5
         Adjustment Date..........................................................................................5
         Advance..................................................................................................5
         Affiliate................................................................................................5
         Aggregate Stated Principal Balance.......................................................................5
         Agreement................................................................................................5
         Allocated Realized Loss Amount...........................................................................6
         Assignment...............................................................................................6
         Available Distribution Amount............................................................................6
         Bankruptcy Code..........................................................................................6
         Basic Principal Distribution Amount......................................................................6
         Book-Entry Certificate...................................................................................6
         Business Day.............................................................................................6
         Cash Liquidation.........................................................................................7
         Certificate..............................................................................................7
         Certificate Account......................................................................................7
         Certificate Account Deposit Date.........................................................................7
         Certificateholder........................................................................................7
         Certificate Guaranty Insurance Policy....................................................................7
         Certificate Insurer......................................................................................7
         Certificate Insurer Premium..............................................................................8
         Certificate Owner........................................................................................8
         Certificate Principal Balance............................................................................8
         Certificate Register.....................................................................................8
         Class....................................................................................................8
         Class 1-A Corridor Contract..............................................................................8
         Class 1-A Net WAC Rate...................................................................................8
         Class 1-A Principal Distribution Amount..................................................................8
         Class 1-A Principal Distribution Target Amount...........................................................9
         Class 1-A-1 Certificate..................................................................................9
         Class 1-A-2 Certificate..................................................................................9
         Class 1-A-3 Certificate..................................................................................9
         Class 1-A-4 Certificate..................................................................................9
         Class 1-A-5 Certificate..................................................................................9
         Class 2-A Certificate...................................................................................10






         Class 2-A Corridor Contract.............................................................................10
         Class 2-A Insured Amount................................................................................10
         Class 2-A Net WAC Rate..................................................................................10
         Class 2-A Principal Distribution Amount.................................................................10
         Class 2-A-1 Corridor Contract...........................................................................10
         Class 2-A-1 Certificate.................................................................................11
         Class 2-A-2 Certificate.................................................................................11
         Class A Principal Distribution Target Amount............................................................11
         Class A Certificate.....................................................................................11
         Class B Certificate.....................................................................................11
         Class B Principal Distribution Amount...................................................................11
         Class C Certificate.....................................................................................12
         Class C Interest........................................................................................12
         Class M-1 Certificate...................................................................................12
         Class M-1 Principal Distribution Amount.................................................................13
         Class M-2 Certificate...................................................................................13
         Class M-2 Principal Distribution Amount.................................................................13
         Class M-3 Certificate...................................................................................14
         Class M-3 Principal Distribution Amount.................................................................14
         Class M-4 Certificate...................................................................................15
         Class M-4 Principal Distribution Amount.................................................................15
         Class M-5 Certificate...................................................................................16
         Class M-5 Principal Distribution Amount.................................................................16
         Class P Certificate.....................................................................................17
         Class R Certificate.....................................................................................17
         Class R-X Certificate...................................................................................17
         Class R-1 Interest......................................................................................17
         Class R-2 Interest......................................................................................17
         Class R-3 Interest......................................................................................17
         Class R-4 Interest......................................................................................17
         Closing Date............................................................................................17
         Code....................................................................................................17
         Collateral Value........................................................................................17
         Commission..............................................................................................18
         Company.................................................................................................18
         Compensating Interest...................................................................................18
         Corporate Trust Office..................................................................................18
         Corresponding Certificate...............................................................................18
         Countrywide.............................................................................................19
         Countrywide Mortgage Loans..............................................................................19
Credit Enhancement Percentage....................................................................................19
         Curtailment.............................................................................................19
         Custodial Account.......................................................................................19
         Cut-off Date............................................................................................19
         Defaulted Mortgage Loan.................................................................................19






         Deficiency Amount.......................................................................................19
         Deficient Valuation.....................................................................................20
         Definitive Certificate..................................................................................20
         Deleted Mortgage Loan...................................................................................20
         Depository..............................................................................................20
         Depository Participant..................................................................................20
         Determination Date......................................................................................20
         Disqualified Organization...............................................................................20
         Distribution Date.......................................................................................21
         Due Date................................................................................................21
         Due Period..............................................................................................21
         Eligible Account........................................................................................21
         Event of Default........................................................................................22
         Excess Proceeds.........................................................................................22
         Exchange Act............................................................................................22
         Extra Principal Distribution Amount.....................................................................22
         Fannie Mae..............................................................................................22
         FDIC....................................................................................................22
         Final Scheduled Distribution Date.......................................................................22
         Freddie Mac.............................................................................................22
         Funding Date............................................................................................22
         Gross Margin............................................................................................22
         Group 1 Interest Coverage Account.......................................................................22
         Group 1 Interest Coverage Amount........................................................................22
         Group 1 Loan............................................................................................22
         Group 1 Original Pre-Funded Amount......................................................................22
         Group 1 Pre-Funded Amount...............................................................................23
         Group 1 Pre-Funding Account.............................................................................23
         Group 2 Interest Coverage Account.......................................................................23
         Interest Coverage Amount................................................................................23
         Group 2 Loan............................................................................................23
         Group 2 Original Pre-Funded Amount......................................................................23
         Group 2 Pre-Funded Amount...............................................................................23
         Group 2 Pre-Funding Account.............................................................................23
         Index...................................................................................................23
         Initial Certificate Principal Balance...................................................................23
         Initial Mortgage Loans..................................................................................23
         Insurance Account.......................................................................................24
         Insurance Policy........................................................................................24
         Insurance Proceeds......................................................................................24
         Insured Amount..........................................................................................24
         Insured Undercollateralization Amount...................................................................24
         Insurer Account.........................................................................................24
         Insurer Default"........................................................................................24
         Interest Coverage Account...............................................................................25






         Interest Remittance Amount..............................................................................25
         Late Collections........................................................................................25
         LIBOR...................................................................................................25
         LIBOR Business Day......................................................................................25
         LIBOR Rate Adjustment Date..............................................................................25
         Liquidated Mortgage Loan................................................................................25
         Liquidation Proceeds....................................................................................25
         Loan-to-Value Ratio.....................................................................................25
         Loan Group..............................................................................................25
         Loan Group 1............................................................................................25
         Loan Group 2............................................................................................26
         Lost Note Affidavit.....................................................................................26
         Majority Class C Certificateholder......................................................................26
         Marker Rate.............................................................................................26
         Master Servicer.........................................................................................27
         Master Servicer Prepayment Charge Payment Amount........................................................27
         Master Servicing Fees...................................................................................27
         Master Servicing Fee Rate...............................................................................27
         Maximum Uncertificated Accrued Interest Deferral Amount.................................................27
         MERS....................................................................................................28
         MERS(R) System............................................................................................28
         Mezzanine Certificate...................................................................................28
         Mezzanine Corridor Contract.............................................................................28
         Mezzanine Net WAC Rate..................................................................................28
         MIN.....................................................................................................28
         MOM Loan................................................................................................28
         Monthly Interest Distributable Amount...................................................................28
         Monthly Payment.........................................................................................29
         Moody's.................................................................................................29
         Mortgage................................................................................................29
         Mortgage File...........................................................................................29
         Mortgage Loan...........................................................................................29
         Mortgage Loan Purchase Agreement........................................................................29
         Mortgage Loan Schedule..................................................................................29
         Mortgage Note...........................................................................................31
         Mortgage Rate...........................................................................................31
         Mortgaged Property......................................................................................31
         Mortgagor...............................................................................................31
         Net Liquidation Proceeds................................................................................31
         Net Monthly Excess Cashflow.............................................................................31
         Net Mortgage Rate.......................................................................................31
         Net Prepayment Interest Shortfall.......................................................................31
         Net WAC Rate............................................................................................32
         Net WAC Shortfall Amount................................................................................32
         Net WAC Shortfall Reserve Fund..........................................................................32






         Net WAC Shortfall Reserve Fund Deposit..................................................................32
         Nonrecoverable Advance..................................................................................32
         Non-United States Person................................................................................32
         Officers' Certificate...................................................................................32
         One Month LIBOR.........................................................................................32
         Opinion of Counsel......................................................................................32
         Optional Termination Date...............................................................................33
         OTS.....................................................................................................33
         Outstanding Mortgage Loan...............................................................................33
         Overcollateralization Deficiency Amount.................................................................33
         Overcollateralization Target Amount.....................................................................33
         Overcollateralization Target Percentage.................................................................33
         Overcollateralized Amount...............................................................................33
         Ownership Interest......................................................................................34
         Pass-Through Rate.......................................................................................34
         Percentage Interest.....................................................................................36
         Permitted Investment....................................................................................36
         Permitted Transferee....................................................................................37
         Person..................................................................................................37
         Policy Premium Rate.....................................................................................37
         Prepayment Assumption...................................................................................37
         Prepayment Charge.......................................................................................37
         Prepayment Interest Excess..............................................................................37
         Prepayment Interest Shortfall...........................................................................37
         Prepayment Period.......................................................................................38
         Primary Hazard Insurance Policy.........................................................................38
         Primary Insurance Policy................................................................................38
         Principal Distribution Amount...........................................................................38
         Principal Prepayment....................................................................................38
         Principal Prepayment in Full............................................................................38
         Principal Remittance Amount.............................................................................38
         Prospectus Supplement...................................................................................39
         Purchase Price..........................................................................................39
         Qualified Insurer.......................................................................................39
         Qualified Substitute Mortgage Loan......................................................................39
         Radian..................................................................................................40
         Radian Insured Loans....................................................................................40
         Radian Lender-Paid PMI Policy...........................................................................40
         Radian PMI Policy Rate..................................................................................40
         Rating Agency...........................................................................................40
         Realized Loss...........................................................................................40
         Record Date.............................................................................................40
         Regular Certificate.....................................................................................40
         Relief Act..............................................................................................41
         Relief Act Interest Shortfall...........................................................................41






         REMIC...................................................................................................41
         REMIC 1.................................................................................................41
         REMIC 1 Interest Loss Allocation Amount.................................................................41
         REMIC 1 Marker Allocation Percentage....................................................................41
         REMIC 1 Overcollateralized Amount.......................................................................41
         REMIC 1 Principal Loss Allocation Amount................................................................42
         REMIC 1 Overcollateralization Target Amount.............................................................42
         REMIC 1 Regular Interest AA.............................................................................42
         REMIC 1 Regular Interest 1-A-1..........................................................................43
         REMIC 1 Regular Interest 1-A-2..........................................................................42
         REMIC 1 Regular Interest 1-A-3..........................................................................43
         REMIC 1 Regular Interest 1-A-4..........................................................................43
         REMIC 1 Regular Interest 1-A-5..........................................................................43
         REMIC 1 Regular Interest 2-A-1..........................................................................43
         REMIC 1 Regular Interest 2-A-2..........................................................................43
         REMIC 1 Regular Interest M-1............................................................................43
         REMIC 1 Regular Interest M-2............................................................................44
         REMIC 1 Regular Interest M-3............................................................................44
         REMIC 1 Regular Interest M-4............................................................................44
         REMIC 1 Regular Interest M-5............................................................................44
         REMIC 1 Regular Interest B..............................................................................44
         REMIC 1 Regular Interest 1A.............................................................................44
         REMIC 1 Regular Interest 1B.............................................................................45
         REMIC 1 Regular Interest 2A.............................................................................45
         REMIC 1 Regular Interest 2B.............................................................................45
         REMIC 1 Regular Interest XX.............................................................................45
         REMIC 1 Regular Interest P..............................................................................45
         REMIC 1 Regular Interest ZZ.............................................................................45
         REMIC 1 Regular Interests...............................................................................46
         REMIC 1 Subordinated Balance Ratio......................................................................46
         REMIC 1 Sub WAC Allocation Percentage...................................................................46
         REMIC 2.................................................................................................46
         REMIC 2 Certificate.....................................................................................46
         REMIC 2 Certificateholder...............................................................................46
         REMIC 2 Regular Interest................................................................................46
         REMIC 3.................................................................................................46
         REMIC 4.................................................................................................46
         REMIC 4 Certificate.....................................................................................47
         REMIC Provisions........................................................................................47
         REMIC Regular Interest..................................................................................47
         Remittance Report.......................................................................................47
         REO Acquisition.........................................................................................47
         REO Disposition.........................................................................................47
         REO Imputed Interest....................................................................................47
         REO Proceeds............................................................................................47






         REO Property............................................................................................47
         Request for Release.....................................................................................47
         Residual Interest.......................................................................................47
         Responsible Officer.....................................................................................48
         Securities Administrator................................................................................48
         Seller..................................................................................................48
         Servicing Account.......................................................................................48
         Servicing Advances......................................................................................48
         Servicing Guide.........................................................................................48
         Servicing Officer.......................................................................................48
         Single Certificate......................................................................................48
         Standard & Poor's.......................................................................................48
         Startup Day.............................................................................................49
         Stated Principal Balance................................................................................49
         Stepdown Date...........................................................................................49
         Sub-Servicer............................................................................................50
         Sub-Servicer Remittance Date............................................................................50
         Sub-Servicing Account...................................................................................50
         Sub-Servicing Agreement.................................................................................50
         Sub-Servicing Fees......................................................................................50
         Sub-Servicing Fee Rate..................................................................................51
         Substitution Adjustment.................................................................................51
         Tax Returns.............................................................................................51
         Transfer................................................................................................51
         Transferor..............................................................................................51
         Trigger Event...........................................................................................51
         Trust Fund..............................................................................................52
         Trustee.................................................................................................52
         Uncertificated Accrued Interest.........................................................................52
         Uncertificated Notional Balance.........................................................................52
         Uncertificated Principal Balance........................................................................52
         Uncertificated REMIC 1 Pass-Through Rate................................................................52
         Uninsured Cause.........................................................................................53
         United States Person....................................................................................53
         Unpaid Interest Shortfall Amount........................................................................53
         Voting Rights...........................................................................................53
         Wells Fargo Mortgage Loans..............................................................................53
         Weighted Average Net Mortgage Rate......................................................................54
Section 1.02      Determination of LIBOR.........................................................................54
Section 1.03      Allocation of Certain Interest Shortfalls......................................................55



ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES................................................................................57
Section 2.01.     Conveyance of Mortgage Loans...................................................................57
Section 2.02.     Acceptance of the Trust Fund by the Trustee....................................................60
Section 2.03.     Representations, Warranties and Covenants of the Master Servicer and the
                  Company........................................................................................62
Section 2.04.     Representations and Warranties of the Seller...................................................64
Section 2.06.     Conveyance of Subsequent Mortgage Loans........................................................68



ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND................................................................................................74
Section 3.01.     Master Servicer to Act as Master Servicer......................................................74
Section 3.02.     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.............................76
Section 3.03.     Successor Sub-Servicers........................................................................77
Section 3.04.     Liability of the Master Servicer...............................................................77
Section 3.05.     No Contractual Relationship Between Sub-Servicers and Trustee or
                  Certificateholders.............................................................................77
Section 3.06.     Assumption or Termination of Sub-Servicing Agreements by Securities Administrator..............78
Section 3.07.     Collection of Certain Mortgage Loan Payments...................................................78
Section 3.08.     Sub-Servicing Accounts.........................................................................79
Section 3.09.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts.........................80
Section 3.10.     Custodial Account..............................................................................80
Section 3.11.     Permitted Withdrawals From the Custodial Account...............................................81
Section 3.12.     Permitted Investments..........................................................................82
Section 3.13.     Maintenance of Primary Hazard Insurance........................................................83
Section 3.14.     Enforcement of Due-on-Sale Clauses; Assumption Agreements......................................85
Section 3.15.     Realization Upon Defaulted Mortgage Loans......................................................86
Section 3.16.     Trustee to Cooperate; Release of Mortgage Files................................................87
Section 3.17.     Servicing Compensation.........................................................................89
Section 3.18.     Maintenance of Certain Servicing Policies......................................................89
Section 3.19.     Annual Statement as to Compliance..............................................................90
Section 3.20.     Annual Independent Public Accountants' Servicing Statement.....................................90
Section 3.21.     Access to Certain Documentation................................................................91
Section 3.22.     Title, Conservation and Disposition of REO Property............................................92
Section 3.23.     Additional Obligations of the Master Servicer..................................................94
Section 3.24.     Additional Obligations of the Company..........................................................94
Section 3.25.     Exchange Act Reporting.........................................................................94









ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS...................................................................................97
Section 4.01.     Distributions..................................................................................97
Section 4.02.     Statements to Certificateholders..............................................................102
Section 4.03.     Remittance Reports; Advances by the Master Servicer...........................................106
Section 4.04.     Distributions on the REMIC 1 Regular Interests................................................107
Section 4.05.     Allocation of Realized Losses.................................................................109
Section 4.06.     Information Reports to Be Filed by the Master Servicer........................................110
Section 4.07.     Compliance with Withholding Requirements......................................................110
Section 4.08.     Net WAC Shortfall Reserve Fund................................................................111
Section 4.09.     Pre-Funding Account...........................................................................112
Section 4.10.     Interest Coverage Accounts....................................................................113
Section 4.11.     The Certificate Guaranty Insurance Policy.....................................................114



ARTICLE V

THE CERTIFICATES................................................................................................116
Section 5.01.     The Certificates..............................................................................116
Section 5.02.     Registration of Transfer and Exchange of Certificates.........................................117
Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.............................................122
Section 5.04.     Persons Deemed Owners.........................................................................123
Section 5.05.     Rule 144A Information.........................................................................123




ARTICLE VI

THE COMPANY AND THE MASTER SERVICER.............................................................................124
Section 6.01.     Liability of the Company and the Master Servicer..............................................124
Section 6.02.     Merger, Consolidation or Conversion of the Company or the Master Servicer
                   .............................................................................................124
Section 6.03.     Limitation on Liability of the Company, the Master Servicer and Others........................124
Section 6.04.     Limitation on Resignation of the Master Servicer..............................................125
Section 6.05.     Sale and Assignment of Master Servicing.......................................................125



ARTICLE VII

DEFAULT.........................................................................................................127
Section 7.01.     Events of Default.............................................................................127






Section 7.02.     Securities Administrator to Act; Appointment of Successor.....................................129
Section 7.03.     Notification to Certificateholders............................................................130
Section 7.04.     Waiver of Events of Default...................................................................130
Section 7.05.     List of Certificateholders....................................................................131



ARTICLE VIII

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.........................................................132
Section 8.01.     Duties of Trustee and Securities Administrator................................................132
Section 8.02.     Certain Matters Affecting the Trustee and the Securities Administrator........................133
Section 8.03.     Trustee and Securities Administrator Not Liable for Certificates or Mortgage
Loans...........................................................................................................135
Section 8.04.     Trustee and Securities Administrator May Own Certificates.....................................135
Section 8.05.     Trustee's Fees and Securities Administrator's Fees............................................135
Section 8.06.     Eligibility Requirements for Trustee and Securities Administrator.............................136
Section 8.07.     Resignation and Removal of the Trustee and the Securities Administrator.......................136
Section 8.08.     Successor Trustee or Successor Securities Administrator.......................................137
Section 8.09.     Merger or Consolidation of Trustee or Securities Administrator................................138
Section 8.10.     Appointment of Co-Trustee or Separate Trustee or Co-Securities Administrator or
Separate Securities Administrator...............................................................................138




ARTICLE IX

TERMINATION.....................................................................................................141
Section 9.01.     Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon
                  Purchase of Certificates......................................................................141
Section 9.02.     Termination of REMIC 2........................................................................143
Section 9.03.     Additional Termination Requirements...........................................................143




ARTICLE X

REMIC PROVISIONS................................................................................................145
Section 10.01.    REMIC Administration..........................................................................145
Section 10.02.    Prohibited Transactions and Activities........................................................147
Section 10.03.    Master Servicer and Securities Administrator Indemnification..................................148








ARTICLE XI

MISCELLANEOUS PROVISIONS........................................................................................149
Section 11.01.    Amendment.....................................................................................149
Section 11.02.    Recordation of Agreement; Counterparts........................................................150
Section 11.03.    Limitation on Rights of Certificateholders....................................................151
Section 11.04.    Governing Law.................................................................................152
Section 11.05.    Notices.......................................................................................152
Section 11.06.    Severability of Provisions....................................................................152
Section 11.07.    Successors and Assigns........................................................................152
Section 11.08.    Article and Section Headings..................................................................153
Section 11.09.    Notice to Rating Agencies and the Certificate Insurer.........................................153
Section 11.10.    Rights of the Certificate Insurer.............................................................153

Signatures
Acknowledgments

Exhibit A         Form of Class A Certificate
Exhibit B-1       Form of Class [M][B] Certificate
Exhibit B-2       Form of Class C Certificate
Exhibit B-3       Form of Class P Certificate
Exhibit B-4       Form of Class R Certificate
Exhibit B-5       Form of Class R-X Certificate
Exhibit C         Form of Custodian Initial Certification
Exhibit D         Form of Custodian Final Certification
Exhibit E         Form of Remittance Report
Exhibit F-1       Request for Release
Exhibit F-2       Request for Release for Mortgage Loans Paid in Full
Exhibit G-1       Form of Investor Representation Letter
Exhibit G-2       Form of Transferor Representation Letter
Exhibit G-3       Form of Rule 144A Investment Representation
Exhibit G-4       Transferor Certificate for Transfers of Residual Certificates
Exhibit G-5       Transfer Affidavit and Agreement for Transfers of Residual Certificates
Exhibit H         Mortgage Loan Schedule
Exhibit I         Seller Representations and Warranties
Exhibit J         Form of Notice Under Section 3.24
Exhibit K         Impac Funding Corporation Servicing Guide
Exhibit L-1       Form 10-K Certification
Exhibit L-2       Form 10-K Back-up Certification (Master Servicer)
Exhibit L-3       Form 10-K Back-up Certification (Trustee)
Exhibit M         Form of Subsequent Transfer Instrument
Exhibit N         Form of Addition Notice
Exhibit O         Subsequent Mortgage Loan Schedule
Exhibit P         Certificate Guaranty Insurance Policy

         This Pooling and Servicing Agreement, dated and effective as of August 1, 2004, is entered into among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer (the "Master Servicer"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and Custodian (a "Custodian") and Deutsche Bank National Trust Company, as trustee (the "Trustee") and Custodian (a "Custodian").

                             PRELIMINARY STATEMENT:

         The Company intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of seventeen classes of certificates, designated as (i) the Class 1-A-1 Certificates, (ii) the Class 1-A-2 Certificates, (iii) the Class 1-A-3 Certificates, (iv) the Class 1-A-4 Certificates, (v) the Class 1-A-5 Certificates, (vi) the Class 2-A-1 Certificates, (vii) the Class 2-A-2 Certificates,(viii) the Class M-1 Certificates, (ix) the Class M-2 Certificates, (x) the Class M-3 Certificates,
(xi) the Class M-4 Certificates, (xii) the Class M-5 Certificates, (xiii) the Class B Certificates, (xiv) the Class P Certificates, (xv) the Class C Certificates, (xvi) the Class R Certificates and (xvii) the Class R-X Certificates.


                                     REMIC 1
                                     -------

         As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Net WAC Shortfall Reserve Fund, the Pre-Funding Accounts or the Interest Coverage Accounts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). None of the REMIC 1 Regular Interests will be certificated. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 1 created hereunder:


                                                                 Initial
                        Uncertificated REMIC 1                Uncertificated         Assumed Final
   Designation             Pass-Through Rate                Principal Balance      Maturity Date(1)
   -----------             -----------------                -----------------      ----------------
        AA                    Variable(2)              $     1,127,000,000.00      November 25, 2034
      1-A-1                   Variable(2)              $         2,377,070.00      November 25, 2034
      1-A-2                   Variable(2)              $         1,000,000.00      November 25, 2034
      1-A-3                   Variable(2)              $           726,155.00      November 25, 2034
      1-A-4                   Variable(2)              $         2,770,760.00      November 25, 2034
      1-A-5                   Variable(2)              $           763,775.00      November 25, 2034
      2-A-1                   Variable(2)              $         2,000,620.00      November 25, 2034
      2-A-2                   Variable(2)              $         1,125,620.00      November 25, 2034
       M-1                    Variable(2)              $           132,250.00      November 25, 2034



                                                         1





       M-2                    Variable(2)              $           115,000.00      November 25, 2034
       M-3                    Variable(2)              $           115,000.00      November 25, 2034
       M-4                    Variable(2)              $           115,000.00      November 25, 2034
       M-5                    Variable(2)              $           115,000.00      November 25, 2034
        B                     Variable(2)              $           143,750.00      November 25, 2034
        ZZ                    Variable(2)              $        11,500,000.00      November 25, 2034
        1A                    Variable(2)              $            10,444.76      November 25, 2034
        1B                    Variable(2)              $           163,199.96      November 25, 2034
        2A                    Variable(2)              $             4,275.24      November 25, 2034
        2B                    Variable(2)              $            66,800.04      November 25, 2034
        XX                    Variable(2)              $     1,149,755,280.00      November 25, 2034
        P                     Variable(2)              $                  100      November 25, 2034

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" in this Agreement.


                                     REMIC 2
                                     -------

         As provided in this Agreement, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2 created hereunder:

                                      Initial Certificate                                       Assumed Final
      Class Designation                Principal Balance          Pass-Through Rate            Maturity Date(1)
      -----------------                -----------------          -----------------            ----------------
         Class 1-A-1           $         475,414,000.00              Variable(2)              November 25, 2034
         Class 1-A-2           $         200,000,000.00              Variable(2)              November 25, 2034
         Class 1-A-3           $         145,231,000.00              Variable(2)              November 25, 2034
         Class 1-A-4           $         554,152,000.00              Variable(2)              November 25, 2034
         Class 1-A-5           $         152,755,000.00              Variable(2)              November 25, 2034
         Class 2-A-1           $         400,124,000.00              Variable(2)              November 25, 2034



                                                         2





         Class 2-A-2           $         225,124,000.00              Variable(2)              November 25, 2034
          Class M-1            $         26,450,000.00               Variable(2)              November 25, 2034
          Class M-2            $         23,000,000.00               Variable(2)              November 25, 2034
          Class M-3            $         23,000,000.00               Variable(2)              November 25, 2034
          Class M-4            $         23,000,000.00               Variable(2)              November 25, 2034
          Class M-5            $         23,000,000.00               Variable(2)              November 25, 2034
           Class B             $         28,750,000.00               Variable(2)              November 25, 2034
      Class C Interest         $              0.00                   Variable(3)              November 25, 2034
      Class P Interest         $             100.00                     N/A(4)                November 25, 2034

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2.
(2) Calculated in accordance with the definition of "Pass-Through Rate" in this Agreement.
(3) The Class C Interest will accrue interest at its variable Pass-Through Rate on the Uncertificated Notional Balance of the Class C Interest outstanding from time to time which shall equal the Uncertificated Principal Balance of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest P). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(4) The Class P Interest is not entitled to distributions in respect of interest.


                                     REMIC 3
                                     -------

         As provided herein, the Securities Administrator shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 3 created hereunder:


                                   Initial Certificate                                            Assumed Final
      Class Designation             Principal Balance             Pass-Through Rate             Maturity Date(1)
      -----------------             -----------------             -----------------             ----------------
    Class C Certificates                  $0.00                          (2)                    November 25, 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class C Certificates.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

                                     REMIC 4

         As provided herein, the Securities Administrator shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 4 created hereunder:


                              Initial Certificate                                         Assumed Final
Class Designation             Principal Balance             Pass-Through Rate             Maturity Date(1)
-----------------             -----------------             -----------------             ----------------
Class P Certificates               $100.00                       (2)                       November 25, 2034

---------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.     Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and Class M Certificates shall accrue on the basis of a 360-day year and the actual number of days in the related Accrual Period. The Class P, Class R and the Class R-X Certificates do not accrue interest.

         "Accrual Period": With respect to each Class of Certificates and the Distribution Date in September 2004, the period commencing the Closing Date and ending on the day preceding the Distribution Date in September 2004, and (ii) with respect to any Distribution Date after the Distribution Date in September 2004, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date.

         "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.06, a notice of the Company's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the Aggregate Stated Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit N.

         "Adjustment Date": As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

         "Advance": As to any Mortgage Loan, any advance made by the Subservicer or Master Servicer on any Distribution Date pursuant to Section 4.03.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Aggregate Stated Principal Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and the Class 1- A-5 certificates and any Class of Mezzanine Certificates, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from any previous Distribution Date.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the business Day following the related Determination Date, (ii) the aggregate amount of any Advances made and all amounts required to be paid by the Master Servicer pursuant to Sections 3.13 and
3.23 by deposits into the Certificate Account on the immediately preceding Certificate Account Deposit Date, (iii) the aggregate amount of Mortgage Loan purchases made pursuant to Section 9.01, (iv) the aggregate amount required to be deposited by the Master Servicer pursuant to Section 4.01(h), (v) amounts on deposit in the Certificate Account in respect of an Insured Amount pursuant to
Section 4.01(a) allocable to the Class 2-A Certificates, (vi) any amounts transferred from the Pre-Funding Account pursuant to Section 4.09 after giving effect to any purchase of Subsequent Mortgage Loans and any amounts deposited into the Certificate Account from the Interest Coverage Account pursuant to
Section 4.10 of this Agreement and (vii) interest earned on amounts on deposit in the Pre-Funding Accounts, reduced by (b) the sum, as of the close of business on the business Day following the related Determination Date, of (i) Monthly Payments collected but due during a Due Period subsequent to the Due Period ending on the first day of the month of the related Distribution Date, (ii) all interest or other income earned on deposits in the Custodial Account or the Certificate Account, (iii) any other amounts reimbursable or payable to the Trustee, the Securities Administrator, Master Servicer or any Sub-Servicer pursuant to Section 3.11, (iv) the Master Servicing Fees and the Sub-Servicing Fees payable on such Distribution Date, (v) any amounts in respect of the premium payable to Radian under the Radian Lender-Paid PMI Policy, (vi) Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, Principal Prepayments, REO Proceeds and the proceeds of Mortgage Loan purchases made pursuant to Sections 2.02, 2.04 or 3.14, in each case received or made in the month of such Distribution Date, (vii) the Certificate Insurer Premium payable with respect to the Class 2-A Certificates on such Distribution Date and (viii) amounts on deposit in the Custodial Account representing any Prepayment Charges or Master Servicer Prepayment Charge Payment Amounts.

         "Bankruptcy Code":  The Bankruptcy Code of 1978, as amended.

         "Basic Principal Distribution Amount": With respect to any Distribution Date and each Loan Group, the related Principal Remittance Amount and, with respect to the Group 2 Loans, the Class 2-A Insured Amount, if any, for such Distribution Date.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California or New York (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or obligated by law or executive order to close.

         "Cash Liquidation": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         "Certificate": Any Regular Certificate, Class R or Class R-X
Certificate.

         "Certificate Account": The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled Deutsche Bank National Trust Company, in trust for registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004-3, and which account or accounts must each be an Eligible Account.

         "Certificate Account Deposit Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Company or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 11.01. The Trustee and the Securities Administrator shall be entitled to rely upon a certification of the Company or the Master Servicer in determining if any Certificates are registered in the name of the respective affiliate. All references in this Agreement to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified in this Agreement; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register. Unless otherwise indicated in this Agreement, whenever reference is made to the actions taken by the Trustee or the Securities Administrator on behalf of the Certificateholders, such reference shall include the Certificate Insurer as long as there is no Insurer Default continuing.

         "Certificate Guaranty Insurance Policy": The certificate guaranty insurance policy No. AB0789BE issued by the Certificate Insurer in respect of the Class 2-A Certificates, a copy of which is attached hereto as Exhibit P.

         "Certificate Insurer": Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance
corporation or its successors in interest.

         "Certificate Insurer Premium": The amount of premium due to the Certificate Insurer in accordance with the Certificate Guaranty Insurance Policy.

         "Certificate Margin":With respect to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates, on any Distribution Date prior to the Step-Up Date, 0.200%, 0.350%, 0.530%, 0.400%, 0.470%, 0.320%, 0.320%, 0.600%, 0.650%, 0.700%, 1.150%, 1.250% and 1.850% per
annum, respectively, and on any Distribution Date on and after the Step-Up Date, 0.400%, 0.700%, 1.060%, 0.800%, 0.940%, 0.640%, 0.640%, 0.900%, 0.975%, 1.050%,
1.725%, 1.875% and 2.775%per annum, respectively.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, the Initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the sum of all amounts actually distributed in respect of principal of such Class (including such amounts paid pursuant to the Certificate Guaranty Insurance Policy) and, in the case of a Class 1-A-5 Certificate or Mezzanine Certificate, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses pursuant to Section 4.05. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

         "Certificate Register": The register maintained pursuant to Section
5.02.

         "Class": Collectively, all of the Certificates bearing the same designation.

         "Class 1-A Corridor Contract": The Corridor Contract between the Trust Fund and the Corridor Contract Provider for the benefit of the Class 1-A Certificates.

         "Class 1-A Net WAC Rate": With respect to the Class 1-A Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Loans as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs, multiplied by a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

         "Class 1-A Principal Distribution Amount": For any Distribution Date will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         "Class 1-A Principal Distribution Target Amount": For any Distribution Date will equal the excess of:

                  (1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

                  (2) the lesser of (x) 86.50% of the sum of (i) aggregate Stated Principal Balance of the Group 1 Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Group 1 Pre-Funded Amount and (y) the aggregate sum of (i) the Stated Principal Balance of the Group 1 Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Group 1 Pre-Funded Amount minus 0.35% of the sum of (i) the aggregate Stated Principal Balance of the Group 1 Loans as of the Cut-off Date and (ii) the Group 1 Original Pre- Funded Amount.

         "Class 1-A-1 Certificate": Any one of the Class 1-A-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class 1-A-2 Certificate": Any one of the Class 1-A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class 1-A-3 Certificate": Any one of the Class 1-A-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class 1-A-4 Certificate": Any one of the Class 1-A-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class 1-A-5 Certificate": Any one of the Class 1-A-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities

Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class 2-A Certificate": Any Class 2-A-1 Certificate or Class 2-A-2 Certificate.

         "Class 2-A Corridor Contract": The Corridor Contract between the Trust Fund and the Corridor Contract Provider for the benefit of the Class 2-A Certificates.

         "Class 2-A Insured Amount": Draws on the Certificate Guaranty Insurance Policy to cover related Deficiency Amounts and Preference Amounts on the Class 2-A Certificates.

         "Class 2-A Net WAC Rate": With respect to the Class 2-A Certificates, a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Group 2 Loans as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs, multiplied by a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period, minus (ii) the Policy Premium Rate in respect of the Class 2-A Certificates."Class 2-A Principal Distribution Amount": For any Distribution Date will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         "Class 2-A Principal Distribution Amount": For any Distribution Date will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         "Class 2-A Principal Distribution Target Amount": For any Distribution Date will equal the excess of:

                  (1) the Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date, over

                  (2) the lesser of (x) 86.50% of the sum of (i) the aggregate Stated Principal Balance of the Group 2 Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Group 2 Pre-Funded Amount and (y) the sum of (i) the aggregate Stated Principal Balance of the Group 2 Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Group 2 Pre-Funded Amount minus 0.35% of (i) the aggregate Stated Principal Balance of the Group 2 Loans as of the Cut-off Date and (ii) the Group 2 Original Pre-Funded Amount.

         "Class 2-A-1 Corridor Contract": The Corridor Contract between the Trust Fund and the Corridor Contract Provider for the benefit of the Class 2-A-1 Certificates.

         "Class 2-A-1 Certificate": Any one of the Class 2-A-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class 2-A-2 Certificate": Any one of the Class 2-A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class A Principal Distribution Target Amount": For any Distribution Date will equal the excess of:

                  (1) the sum of the Certificate Principal Balances of the Class 1-A Certificates and Class 2-A Certificates immediately prior to such Distribution Date, over

                  (2) the lesser of (x) 86.50% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y) (i) the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (B) the Pre- Funded Amounts minus (ii) the Overcollateralization Floor.

         "Class A Certificate": Any one of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1 or Class 2-A-2 Certificates.

         "Class B Certificate": Any one of the Class B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class B Principal Distribution Amount": For any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the Certificate Principal Balances of the Class
                  1-A Certificates and Class 2-A Certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date; and

                           (g) the Certificate Principal Balance of the Class B
                  Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 99.30% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y)(i) the sum of
         (A) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
         (B) the Pre-Funded Amounts minus (ii) the Overcollateralization Floor;

provided, however, that if the Class B Certificates are the only Class of Certificates outstanding on such Distribution Date the Class B Principal Distribution Amount shall equal 100% of the Principal Distribution Amount on such Distribution Date.

         "Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 3.

         "Class C Interest": An uncertificated interest in the Trust Fund held by the Securities Administrator on behalf of the Holders of the Class C Certificates, evidencing a REMIC Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC

2.

         "Class M-1 Principal Distribution Amount": For any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the Certificate Principal Balances of the Class
                  1-A Certificates and Class 2-A Certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date); and

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 88.80% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y) (i) the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the Pre-Funded Amounts minus (ii) the Overcollateralization Floor;

provided, however, that if the Class M-1 Certificates are the only Class of Certificates outstanding on such Distribution Date the Class M-1 Principal Distribution Amount shall equal 100% of the Principal Distribution Amount on such Distribution Date.

         "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class M-2 Principal Distribution Amount": For any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the Certificate Principal Balances of the Class
                  1-A Certificates and Class 2-A Certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date; and

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 90.80% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y) (i) the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the Pre-Funded Amounts minus (ii) the Overcollateralization Floor;

provided, however, that if the Class M-2 Certificates are the only Class of Certificates outstanding on such Distribution Date the Class M-2 Principal Distribution Amount shall equal 100% of the Principal Distribution Amount on such Distribution Date.

         "Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class M-3 Principal Distribution Amount": For any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the Certificate Principal Balances of the Class
                  1-A Certificates and Class 2-A Certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date; and

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 92.80% of the sum of (i) the aggregate Stated Principal

         Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y) (i) the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the Pre-Funded Amounts minus (ii) the Overcollateralization Floor;

provided, however, that if the Class M-3 Certificates are the only Class of Certificates outstanding on such Distribution Date the Class M-3 Principal Distribution Amount shall equal 100% of the Principal Distribution Amount on such Distribution Date.

         "Class M-4 Certificate": Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class M-4 Principal Distribution Amount": For any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the Certificate Principal Balances of the Class
                  1-A Certificates and Class 2-A Certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date; and

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 94.80% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y) (i) the sum of

         (A) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
         (B) the Pre-Funded Amounts minus (ii) the Overcollateralization Floor;

provided, however, that if the Class M-4 Certificates are the only Class of Certificates outstanding on such Distribution Date the Class M-4 Principal Distribution Amount shall equal 100% of the Principal Distribution Amount on such Distribution Date.

         "Class M-5 Certificate": Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 2.

         "Class M-5 Principal Distribution Amount": For any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the Certificate Principal Balances of the Class
                  1-A Certificates and Class 2-A Certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date;

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for such Distribution Date) immediately prior to such Distribution Date; and

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 96.80% of the sum of (i) the aggregate Stated Principal

         Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (ii) the Pre-Funded Amounts and (y) (i) the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (B) the Pre-Funded Amounts minus (ii) the Overcollateralization Floor;

provided, however, that if the Class M-5 Certificates are the only Class of Certificates outstanding on such Distribution Date the Class M-5 Principal Distribution Amount shall equal 100% of the Principal Distribution Amount on such Distribution Date.

         "Class P Certificate": Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing a REMIC Regular Interest in REMIC 4.

         "Class P Interest": An uncertificated interest in the Trust Fund held by the Securities Administrator on behalf of the Holders of the Class P Certificates, evidencing a REMIC Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

         "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-4, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, evidencing the ownership of the Class R-1 Interest and Class R-2 Interest.

         "Class R-X Certificate": Any one of the Class R-X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-5, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, evidencing the ownership of the Class R-3 Interest and Class R-4 Interest.

         "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

         "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

         "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

         "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

         "Closing Date": August 31, 2004.

         "Code":  The Internal Revenue Code of 1986.

         "Collateral Value": The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Seller) made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Seller) obtained at the time of refinancing.

         "Commission":  The Securities and Exchange Commission.

         "Company":  Impac Secured Assets Corp., or its successor in interest.

         "Compensating Interest": With respect to any Distribution Date and the Wells Fargo Mortgage Loans, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period, but not more than the sum of the Master Servicing Fees and the Subservicing Fees for the immediately preceding Due Period. With respect to any Distribution Date and the Countrywide Mortgage Loans, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period, but not more than (i) the Subservicing Fees for the immediately preceding Due Period multiplied by (ii) 50.00%.

         "Corporate Trust Office": With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Corporate Trust, Impac Secured Assets Corp. Series 2004-3 (IM04S3).

                  With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services -- ISAC 2004-3, and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21046, Attention: Client Manager -- ISAC 2004-3, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Certificate Insurer and the Trustee.

         "Corresponding Certificate": With respect to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interest AA and REMIC 1 Regular Interest
ZZ), the Certificate with the corresponding designation.

         "Corridor Contract": Any of the Class 1-A Corridor Contract, Class 2-A Corridor Contract, Class 2-A-1 Corridor Contract or Class 2-A-1 Corridor Contract..

         "Corridor Contract Provider": Wachovia Bank, National Association.

         "Corridor Contract Payment Amount": With respect to any Distribution Date, the amount equal to the aggregate amount payable on that Distribution Date to the Trust Fund from the Corridor Contract, as described in this Agreement.

         "Countrywide": Countrywide Home Loans Servicing LP, or its successor in interest.

         "Countrywide Mortgage Loans": The Mortgage Loans that are sub-serviced by Countrywide Home Loans Servicing LP.

         "Credit Enhancement Percentage": For any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to (x) the excess of (i) the Aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over (ii) (1) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (2) after such time, the Certificate Principal Balance of the most senior class of Mezzanine Certificates outstanding, as of the preceding Distribution Date, and the denominator of which is equal to (y) the Aggregate Stated Principal Balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on the Distribution Date.

         "Curtailment": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         "Custodial Account": The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the Holders of the Certificates. Any such account or accounts shall be an Eligible Account.

         "Custodian": With respect to the Wells Fargo Mortgage Loans, Wells Fargo Bank, N.A. and with respect to the Countrywide Mortgage Loans, Deutsche Bank National Trust Company.

         "Cut-off Date": With respect to the Initial Mortgage Loans, August 1, 2004. With respect to the Subsequent Mortgage Loans, the applicable Subsequent Cut-off Date. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

         "Cut-off Date Balance": The sum of (a) the Aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Original Pre-Funded Amount.

         "Defaulted Mortgage Loan" means any Mortgage Loan as to which the Mortgagor has failed to make unexcused three or more consecutive scheduled Monthly Payments.

         "Deficiency Amount": With respect to each Distribution Date prior to the Final Scheduled Distribution Date and the Class 2-A Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of the Monthly Interest Distributable Amount on the Class 2-A Certificates for that Distribution Date over (b) the related Available Distribution Amount for that Distribution Date, and (ii) the excess, if any of (a) the Certificate Principal Balance of the Class 2-A Certificates over (b) the sum of the aggregate Stated Principal Balance of the Group 2 Loans and the

Group 2 Pre-Funded Amount, in each case immediately following such Distribution Date. With respect to the Final Scheduled Distribution Date and the Class 2-A Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the aggregate amount of the Monthly Interest Distributable Amount on the Class 2-A Certificates for that Distribution Date over (b) the related Available Distribution Amount for that Distribution Date and (ii) the excess, if any, of the Certificate Principal Balance of all outstanding Class 2-A Certificates due on such Final Scheduled Distribution Date to the extent not paid from the related Available Distribution Amount on that Distribution Date. For the Class 2-A Certificates and any date on which the acceleration of the Certificates has been directed or consented to by the Certificateholders pursuant to the Agreement, the amount required to pay the Certificate Principal Balance of the Class 2-A Certificates in full, together with accrued and unpaid interest thereon through the date of payment of the Class 2-A Certificates. The Deficiency Amount does not include any interest shortfalls during the Funding Period caused by limited earnings on the Group 2 Pre-Funded Amount, Prepayment Interest Shortfalls, Relief Act Shortfalls and Net WAC Shortfall Amounts.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         "Definitive Certificate": Any definitive, fully registered Certificate.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         "Depository" The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Participant": A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": The 5th Business Day following the 15th day (or if such 5th day is not a Business Day, the Business Day immediately preceding such 5th day) of the month of the related Distribution Date.

         "Disqualified Organization": Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate or Class R-X Certificate by such Person may cause REMIC 1, REMIC 2, REMIC 3 or REMIC 4 or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate or Class R-X Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2004.

         "Due Date": The first day of the month of the related Distribution
Date.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of the related Distribution Date.

         "Eligible Account": Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account, Pre-Funding Account, Interest Coverage Account, Insurance Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating

Agencies). Eligible Accounts may bear interest.

         "Event of Default": One or more of the events described in Section
7.01.

         "Excess Proceeds":  As defined in Section 3.22.

         "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Extra Principal Distribution Amount": With respect to any Distribution Date and Loan Group, the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the Principal Remittance Amount for both Loan Groups and (y) the Loan Group Excess Cashflow Allocation Amount for such Distribution Date.

         "Fannie Mae":  Federal National Mortgage Association or any successor.

         "FDIC":  Federal Deposit Insurance Corporation or any successor.

         "Final Scheduled Distribution Date": The Distribution Date occurring in November 2034.

         "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor.

         "Funding Date": With respect to each Mortgage Loan, the date on which funds were advanced by or on behalf of the Seller and interest began to accrue thereunder.

         "Funding Period": The period from the Closing Date until the earlier of
(i) the date on which the amount on deposit in the Pre-Funding Account is reduced to less than $10,000 or (ii) September 30, 2004.

         "Gross Margin": With respect to any Mortgage Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of this Agreement.

         "Group 1 Interest Coverage Account": The account established and maintained pursuant to Section 4.10.

         "Group 1 Interest Coverage Amount": The amount to be paid by the Company to the Securities Administrator for deposit in the Group 1 Interest Coverage Account on the Closing Date pursuant to Section 4.10, which amount is $3,316,644.

         "Group 1 Loan": A Mortgage Loan in Loan Group 1 as indicated on the Mortgage Loan Schedule.

         "Group 1 Original Pre-Funded Amount": $276,660,693.12, which is the amount deposited in the Group 1 Pre-Funding Account on the Closing Date by the Securities Administrator with funds received from the Company.

         "Group 1 Pre-Funded Amount": The amount on deposit in the Group 1 Pre-Funding Account on any date of determination.

         "Group 1 Pre-Funding Account": An account established by the Securities Administrator for the benefit of the Certificateholders and the Certificate Insurer and funded on the Closing Date by the Company with the Group 1 Original Pre-Funded Amount.

         "Group 2 Interest Coverage Account": The account established and maintained pursuant to Section 4.10.

         "Group 2 Interest Coverage Amount": The amount to be paid by the Company to the Securities Administrator for deposit in the Group 2 Interest Coverage Account on the Closing Date pursuant to Section 4.10, which amount is $1,422,869.

         "Group 2 Loan": A Mortgage Loan in Loan Group 2 as indicated on the Mortgage Loan Schedule.

         "Group 2 Original Pre-Funded Amount": $113,335,188.72, which is the amount deposited in the Group 2 Pre-Funding Account on the Closing Date by the Securities Administrator with funds received from the Company.

         "Group 2 Pre-Funded Amount": The amount on deposit in the Group 2 Pre-Funding Account on any date of determination.

         "Group 2 Pre-Funding Account": An account established by the Securities Administrator for the benefit of the Certificateholders and the Certificate Insurer and funded on the Closing Date by the Company with the Group 2 Original Pre-Funded Amount.

         "Index": With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

         "Initial Certificate Principal Balance": With respect to each Class of Regular Certificates, the Initial Certificate Principal Balance of such Class of Certificates as set forth in the Preliminary Statement hereto, or with respect to any single Certificate, the Initial Certificate Principal Balance as stated on the face thereof.

         "Initial Mortgage Loans": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date as indicated on the Mortgage Loan Schedule attached hereto.

         "Initial Notional Amount": With respect to the Class C Certificate, the aggregate of the initial Uncertificated Principal Balance of the REMIC 1 Regular Interests, or with respect to any single Certificate, the Initial Notional Amount as stated on the face thereof.

         "Insurance Account": The account or accounts created and maintained pursuant to Section 4.11, which shall be entitled "Wells Fargo Bank, N.A., as securities administrator, in trust for the registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004- 3, Class 2-A" and which must be an Eligible Account.

         "Insurance Policy": With respect to any Mortgage Loan, any insurance policy (including a Radian Lender-Paid PMI Policy) which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

         "Insurance Proceeds": Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         "Insured Amount": With respect to the Class 2-A Certificates, as of any Distribution Date, the Deficiency Amount plus any Preference Amount, if any, for such Distribution Date.

         "Insured Undercollateralization Amount": With respect to any Distribution Date and the Group 2 Loans, the amount by which the Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Loans and the Group 2 Pre-Funded Amount immediately following distributions on that Distribution Date.

         "Insurer Account": An account of the Certificate Insurer maintained at Citibank, N.A. (ABA No. 021-000089), Account No. 40609486, Attention: Pamela Dottin, or such other account as may be designated by the Certificate Insurer to the Securities Administrator in writing not less than five Business Days prior to the related Distribution Date.

         "Insurer Default": The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Certificate Guaranty Insurance Policy in accordance with its terms; or
(b)(i) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the Wisconsin insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

         "Interest Coverage Account": Any of the Group 1 Interest Coverage Account or Group 1 Interest Coverage Account.

         "Interest Coverage Amount ": Any of the Group 1 Interest Coverage Amount or Group 2 Interest Coverage Amount.

         "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date allocable to interest received or advanced on the Mortgage Loans.

         "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         "LIBOR": With respect to any Distribution Date and the Pass-Through Rates on the Class A Certificates and Class M Certificates, the arithmetic mean of the Loan interbank offered rate quotations of reference banks (which will be selected by the Securities Administrator after consultation with the Master Servicer and the Certificate Insurer) for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

         "LIBOR Business Day": Any day other than (i) Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England and New York City are required or authorized by law to be closed.

         "LIBOR Rate Adjustment Date": With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Proceeds": Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received in respect of any REO Property.

         "Loan-to-Value Ratio": As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

         "Loan Group": Any of Loan Group 1 or Loan Group 2.

         "Loan Group 1": The Group 1 Loans.

         "Loan Group 2": The Group 2 Loans.



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



         "Loan Group Excess Cashflow Allocation Amount": With respect to any Distribution Date and Loan Group, the product of Net Monthly Excess Cashflow for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group for such Distribution Date and the denominator of which is the sum of the Principal Remittance Amount for both Loan Groups.

         "Lost Note Affidavit": With respect to any Mortgage Note, an original lost note affidavit from the Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note.

         "Majority Class C Certificateholder": The holder of a 50.01% or greater Percentage Interest of the Class C Certificates.

         "Marker Rate": With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5 and REMIC 1 Regular Interest ZZ, with the rate on REMIC 1 Regular Interest 1-A-1 subject to a cap equal to the lesser of (x) LIBOR plus 0.20% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest 1-A-2 subject to a cap equal to the lesser of (x) LIBOR plus 0.35% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest 1-A-3 subject to a cap equal to the lesser of (x) LIBOR plus 0.53% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest 1-A-4 subject to a cap equal to the lesser of (x) LIBOR plus 0.40% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest 1-A-5 subject to a cap equal to the lesser of (x) LIBOR plus 0.47% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest 2-A-1 subject to a cap equal to the lesser of (x) LIBOR plus 0.32% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest 2-A-2 subject to a cap equal to the lesser of (x) LIBOR plus 0.32% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest M-1 subject to a cap equal to, the lesser of (x) LIBOR plus 0.60% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest M-2 subject to a cap equal to the lesser of (x) LIBOR plus 0.65% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest M-3 subject to a cap equal to the lesser of (x) LIBOR plus 0.70% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest M-4 subject to a cap equal to the lesser of
(x) LIBOR plus 1.15% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest M-5 subject to a cap equal to the lesser of (x) LIBOR plus 1.25% per annum and (y) the related Net WAC Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest B subject to a cap equal to the lesser of (x) LIBOR plus 1.85% per annum and (y) the related Net WAC Rate for the purpose of this calculation;

and with the rate on REMIC 1 Regular Interest ZZ subject to a cap of zero for the purpose of this calculation..

         "Master Servicer": Impac Funding Corporation, or any successor master servicer appointed as herein provided.

         "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer in respect of any waived Prepayment Charges pursuant to
Section 2.03, and any amount paid to the Trust Fund by any Person to remedy any breach of any representation, warranty of covenant made with respect to the Prepayment Charges to the extent the Trust Fund, as assignee, is the beneficiary of such representation, warranty or covenant.

         "Master Servicing Fees": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the month in which the payment of the Master Servicing Fee is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest). The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

         "Master Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.03%.

         "Maximum Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest ZZ for such Distribution Date on a balance equal to the excess of (i) the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ over (ii) the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date over
(b) the sum of (I) Uncertificated Accrued Interest on REMIC 1 Regular Interest 1-A-1, with the rate on REMIC 1 Regular Interest 1-A-1 subject to a cap equal to the lesser of (x) LIBOR plus 0.20% per annum and (y) the related Net WAC Rate,
(II) Uncertificated Accrued Interest on REMIC 1 Regular Interest 1- A-2 with the rate on REMIC 1 Regular Interest 1-A-2 subject to a cap equal to the lesser of
(x) LIBOR plus 0.35% per annum and (y) the Net WAC Rate, (III) Uncertificated Accrued Interest on REMIC 1 Regular Interest 1-A-3, with the rate on REMIC 1 Regular Interest 1-A-3 subject to a cap equal to the lesser of (x) LIBOR plus 0.53% per annum and (y) the related Net WAC Rate, (IV) Uncertificated Accrued Interest on REMIC 1 Regular Interest 1-A-4, with the rate on REMIC 1 Regular Interest 1-A-4 subject to a cap equal to the lesser of (x) LIBOR plus 0.40% per annum and (y) the related Net WAC Rate, (V) Uncertificated Accrued Interest on REMIC 1 Regular Interest 1- A-5, with the rate on REMIC 1 Regular Interest 1-A-5 subject to a cap equal to the lesser of (x) LIBOR plus 0.47% per annum and (y) the related Net WAC Rate, (VI) Uncertificated Accrued Interest on REMIC 1 Regular Interest 2-A-1, with the rate on REMIC 1 Regular Interest 2-A-1 subject to a cap equal to the lesser of (x) LIBOR plus 0.32% per annum and (y) the related Net WAC Rate, (VII) Uncertificated Accrued Interest on REMIC 1 Regular Interest 2-A-2, with the rate on REMIC 1 Regular Interest 2-A-2 subject to a cap equal to the lesser of (x) LIBOR plus 0.32% per annum and (y) the related Net WAC Rate, (VIII) Uncertificated Accrued Interest on REMIC 1 Regular Interest M-1, with the rate on REMIC 1 Regular Interest M-1 subject to a cap equal to the lesser of (x) LIBOR plus 0.60% per annum and (y) the related Net WAC Rate, (IX) Uncertificated Accrued Interest on REMIC 1 Regular Interest M-2, with the rate on REMIC 1 Regular Interest M-2 subject to a cap equal to the lesser of (x) LIBOR plus the 0.65% per annum and (y) the related Net WAC Rate, (X) Uncertificated Accrued Interest on REMIC 1 Regular Interest M-3, with the rate on REMIC 1 Regular Interest M-3 subject to a cap equal to the lesser of (x) LIBOR plus 0.70% per annum and (y) the related Net WAC Rate, (XI) Uncertificated Accrued Interest on REMIC 1 Regular Interest M-4, with the rate on REMIC 1 Regular Interest M-4 subject to a cap equal to the lesser of (x) LIBOR plus the 1.15% per annum and (y) the related Net WAC Rate,
(XII) Uncertificated Accrued Interest on REMIC 1 Regular Interest M-5, with the rate on REMIC 1 Regular Interest M-5 subject to a cap equal to the lesser of (x) LIBOR plus 1.25% per annum and (y) the related Net WAC Rate, (XIII) Uncertificated Accrued Interest on REMIC 1 Regular Interest B, with the rate on REMIC 1 Regular Interest B subject to a cap equal to the lesser of (x) LIBOR plus 1.85% per annum and (y) the related Net WAC Rate.

         "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

         "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate or Class M-5 Certificate.

         "Mezzanine Corridor Contract": The Corridor Contract between the Trust Fund and the Corridor Contract Provider for the benefit of the Mezzanine Certificates.

         "Mezzanine Net WAC Rate": With respect to the Mezzanine Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each Loan Group the aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the weighted average of the Net Mortgage Rates of the Group 1 Loans and
(ii) the weighted average of the Net Mortgage Rates of the Group 2 Loans, in each case, as of the first day of the month preceding the month in which the distribution occurs.

         "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         "MOM Loan": With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         "Monthly Interest Distributable Amount": With respect to the Class A Certificates, Mezzanine Certificates and Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate

Principal Balance of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate as set forth in Section 1.03). The Monthly Interest Distributable Amount on the Regular Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

         "Monthly Strike Rate": With respect to any Corridor Contract, the fixed rate set forth in the Corridor Contract used to determine payments to the Trust Fund.

         "Moody's": Moody's Investors Service, Inc., or its successor in interest.

         "Mortgage": The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Custodians, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

         "Mortgage Loan": Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01, 2.04 or 2.06 and from time to time held in the Trust Fund (including any Qualified Substitute Mortgage Loans), the Mortgage Loans so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note and Mortgage.

         "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of August 1, 2004, among Impac Funding Corporation, as seller, Impac Mortgage Holdings, Inc., as guarantor, and the Company as purchaser, and all amendments thereof and supplements thereto.

         "Mortgage Loan Schedule": As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The schedule of Initial Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H and the schedule of Subsequent Mortgage Loans with accompanying information transferred on each Subsequent Transfer Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit O, in each case as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans (for purposes of the Trustee pursuant to Section 2.02, in computer-readable form as delivered to the Trustee), which list shall set forth the following information with respect to each Mortgage Loan:

         (i) the loan number and name of the Mortgagor;

         (ii) the street address, city, state and zip code of the Mortgaged Property;

         (iii) the original term to maturity;

         (iv) the original principal balance and the original Mortgage Rate;

         (v) the first payment date;

         (vi) the applicable Loan Group;

         (vii) the type of Mortgaged Property;

         (viii) the Monthly Payment in effect as of the Cut-off Date (or the related Subsequent Cut- off Date with respect to a Subsequent Mortgage Loan);

         (ix) the principal balance as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

         (x) the Mortgage Rate as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

         (xi) the occupancy status;

         (xii) the purpose of the Mortgage Loan;

         (xiii) the Collateral Value of the Mortgaged Property;

         (xiv) the original term to maturity;

         (xv) the paid-through date of the Mortgage Loan;

         (xvi) the Master Servicing Fee Rate;

         (xvii) the Sub-Servicing Fee Rate;

         (xviii) the Net Mortgage Rate for such Mortgage Loan;

         (xix) whether such Mortgage Loan is a Radian Insured Loan and, if so, the related Radian PMI Policy Rate;

         (xx) whether the Mortgage Loan is covered by a private mortgage insurance policy or an original certificate of private mortgage insurance;

         (xxi) the documentation type;

         (xxii) the type and term of the related Prepayment Charge, if any;

         (xxiii) the Index and the Gross Margin; and

         (xxiv) the Adjustment Date frequency and Distribution Date frequency.

         The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

         "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

         "Mortgaged Property": The underlying property securing a Mortgage Loan.

         "Mortgagor":  The obligor or obligors on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Master Servicing Fees, Sub-Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) (x) the Available Distribution Amount and, with respect to the Group 2 Loans, the Class 2-A Insured Amount, if any, for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates and (B) the Principal Remittance Amount.

         "Net Mortgage Rate": With respect to each Mortgage Loan Due Date, a per annum rate of interest equal to the then-applicable Mortgage Rate on such Mortgage Loan less the sum of the Master Servicing Fee Rate and the Sub-Servicing Fee Rate, and with respect to the Radian Insured Loans, the Radian PMI Policy Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate": Any of the Class 1-A Net WAC Rate, Class 2-A Net WAC Rate or Mezzanine Net WAC Rate.

         "Net WAC Shortfall Amount": If on any Distribution Date the Pass-Through Rate for the Class A Certificates and the Mezzanine Certificates is limited to the Net WAC Rate, the sum of (i) the excess of (a) the amount of interest such Class A Certificates or Mezzanine Certificates would have been entitled to receive on such Distribution Date if the Net WAC Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such classes at the applicable Net WAC Rate plus (ii) the related Net WAC Shortfall Amount from the prior Distribution Date not previously distributed together with interest thereon at the related pass-through rate for the most recently ended Accrual Period.

         "Net WAC Shortfall Reserve Fund": A reserve fund established by the Securities Administrator for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and funded on the Closing Date by or on behalf of the Company with $5,000. The Net WAC Shortfall Reserve Fund is an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class C Certificates, and which is established and maintained pursuant to
Section 4.08.

         "Net WAC Shortfall Reserve Fund Deposit": With respect to the Net WAC Shortfall Reserve Fund, an amount equal to $5,000, which the Company shall fund initially pursuant to Section 4.08 hereof.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Company, the Certificate Insurer, the Securities Administrator and the Trustee.

         "Non-United States Person": Any Person other than a United States
Person.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Company, the Seller, the Master Servicer or of any Sub-Servicer and delivered to the Company and Trustee.

         "One Month LIBOR": The London interbank offered rate for one-month United States dollar deposits, determined as described in Section 1.02 of this Agreement.

         "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Company, the Seller, or the Master Servicer, reasonably acceptable to the Trustee and the Securities Administrator; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 as REMICs, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of counsel who (i) is in fact independent of the Company and the Master Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Master Servicer or in an affiliate of either and (iii) is not connected with the Company or the Master Servicer as an officer, employee, director or person performing similar functions.

         "Optional Termination Date": The first Distribution Date on which the Majority Class C Certificateholder may opt to terminate the Trust Fund pursuant to Section 9.01.

         "Original Pre-Funded Amount": The amount deposited in the Group 1 Pre-Funding Account and Group 2 Pre-Funding Account on the Closing Date by the Securities Administrator.

         "OTS":  Office of Thrift Supervision or any successor.

         "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04 or 3.14.

         "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

         "Overcollateralization Floor": With respect to any Distribution Date, 0.35% of the Cut-off Date Balance.

         "Overcollateralization Target Amount": With respect to any Distribution Date prior to the Distribution Date occurring in February 2005, $0. With respect to any Distribution Date on or after the Distribution Date in February 2005, 0.35% of the Cut-off Date Balance.

         "Overcollateralization Target Percentage": For any Distribution Date, a percentage equal to (a) the Overcollateralization Target Amount divided by (b) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

         "Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the Aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the Mortgage Loans), plus the amount on deposit in the Pre-Funding Accounts exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to any Distribution Date and

         (i) the Class 1-A Certificates, the least of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Class 1-A Net WAC Rate and (z) 11.25% per annum;

         (ii) the Class 2-A Certificates, the least of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Class 2-A Net WAC Rate and (z) 11.25% per annum;

         (iii) the Mezzanine Certificates, the lesser of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Mezzanine Net WAC Rate and (z) 11.25% per annum; and

         (iv) the Class C Certificates, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses (A) through (O) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest AA;

                  (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest 1-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 1-A-1;

                  (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest 1-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 1-A-2;

                  (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest 1-A-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 1-A-3;

                  (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest 1-A-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 1-A-4;

                  (F) the Uncertificated REMIC 1Pass-Through Rate for REMIC 1 Regular Interest 1-A-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 1-A-5;

                  (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest 2-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 2-A-1;

                  (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest 2-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest 2-A-2;

                  (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest M-1;

                  (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest M-2;

                  (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest M-3;

                  (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest M-4;

                  (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest M-5;

                  (N) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest B; and

                  (O) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ.

         With respect to the Class C Certificates, 100% of the amounts distributable to the Class C Interest.

         The Class P, Class R and Class R-X Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

         "Percentage Interest": With respect to any Regular Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate

Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to any Class R Certificate or Class R-X Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         "Permitted Investment": One or more of the following:

         (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

         (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

         (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

         (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

         (vi) other obligations or securities that are acceptable to the Certificate Insurer and each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an "electing large partnership" (as defined in Section 775 of the Code).

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy Premium Rate": With respect to any Distribution Date, the rate per annum at which the Certificate Insurer Premium for the Certificate Guaranty Insurance Policy accrues, as specified in the Certificate Guaranty Insurance Policy.

         "Pre-Funded Amount": Any of the Group 1 Pre-Funded Amount or Group 2 Pre-Funded Amount.

         "Pre-Funding Account": Any of the Group 1 Pre-Funding Account or Group 2 Pre-Funding Account.

         "Prepayment Assumption": As defined in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Countrywide Mortgage Loan that was the subject of a Principal Prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

         "Prepayment Interest Shortfall": As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

         "Prepayment Period": As to any Distribution Date and any Wells Fargo Mortgage Loans, the calendar month preceding the month in which such Distribution Date occurs. As to any Distribution Date and the Countrywide Mortgage Loans, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period from August 1, 2004) and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs.

         "Primary Hazard Insurance Policy": Each primary hazard insurance policy required to be maintained pursuant to Section 3.13.

         "Primary Insurance Policy": Any primary policy of mortgage guaranty insurance including the Radian Lender-Paid PMI Policy, or any replacement policy therefor.

         "Principal Distribution Amount": With respect to any Distribution Date and any Loan Group, an amount equal to the sum of the related Basic Principal Distribution Amount plus the related Extra Principal Distribution Amount.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Principal Prepayment in Full": Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

         "Principal Remittance Amount": With respect to any Distribution Date and each Loan Group, the sum of (i) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the related Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, REO Proceeds, Insurance Proceeds, and Subsequent Recoveries received during the related Prepayment Period, (iv) the principal portion of proceeds of Mortgage Loan purchases made pursuant to
Section 2.02, 2.04 or 3.14, in each case received or made during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Custodial Account during the related Prepayment Period, (vi) any amount remaining on deposit in the related Pre-Funding Accounts at the end of the Funding Period, (vii) with respect to the Group 2 Loans, any portion of any Class 2-A Insured Amount for such Distribution Date representing an Insured Undercollateralization Amount allocable to the Class 2-A Certificates and (viii) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 9.01, the principal portion of the termination price received from the Master Servicer in connection with a termination of the Trust Fund to occur on such Distribution Date.

         "Prospectus Supplement": That certain Prospectus Supplement dated August 30, 2004 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

         "Purchase Price": With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04 or 3.14, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Master Servicing Fees, Sub-Servicing Fees, Certificate Insurer Premium, Trustee's Fees and, if such Mortgage Loan is a Radian Insured Loan, fees due Radian at the Radian PMI Policy Rate, from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed.

         "Qualified Insurer": Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

         "Qualified Substitute Mortgage Loan": A Mortgage Loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate of the Seller delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Master Servicer for deposit in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in
Section 2.04 hereof; and, (vi) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement (other than representations (xiv),
(xvi), (xxix) and (xxxiii) through (xli).

         "Radian": Radian Guaranty, Inc. (f/k/a Commonwealth Mortgage Assurance Company), or its successors or assigns.

         "Radian Insured Loans": The Mortgage Loans included in the Trust Fund covered by a Radian Lender-Paid PMI Policy, as indicated on the Mortgage Loan Schedule.

         "Radian Lender-Paid PMI Policy": A Primary Insurance Policy issued by Radian in accordance with a March 29, 2002, letter between the Seller and Radian.

         "Radian PMI Policy Rate": With respect to any Radian Insured Loan, the rate per annum at which the related premium on the Radian Lender-Paid PMI Policy accrues.

         "Rating Agency": Standard & Poor's or Moody's and each of their successors. If such agencies and their successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee, the Securities Administrator, the Certificate Insurer and Master Servicer. References herein to the two highest long term debt rating of a Rating Agency shall mean "AA" or better in the case of Standard & Poor's and "Aa2" or better in the case of Moody's and references herein to the highest short-term debt rating of a Rating Agency shall mean "A-1+" in the case of Standard & Poor's and "P-1" in the case of Moody's, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

         "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Sub-Servicer with respect to related Advances or Servicing Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         "Record Date": With respect to each Class of Certificates which are Book-Entry Certificates, the Business Day prior to such Distribution Date. With respect to each Distribution Date and any Certificates which are not Book-Entry Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         "Regular Certificate": Any of the Certificates other than a Residual Certificate.

         "Relief Act": The Servicemembers Relief Act, as amended, and similar legislation or regulations.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1": The segregated pool of assets subject hereto (exclusive of the Net WAC Shortfall Reserve Fund, the Pre-Funding Accounts, the Interest Coverage Accounts and the Corridor Contracts) with respect to which a REMIC election is to be made, conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 1 Regular Interests and the Holders of the Class R Certificates (as holders of the Class R-1 Interest), consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to
Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account or the Certificate Account and belonging to the Trust Fund; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; (v) [reserved]; and (vi) the Company's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to
Section 2.04 hereof.

         "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the Aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest AA minus the Marker Rate, divided by (b) 12.

         "REMIC 1 Marker Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest AA, REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest --2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC 1 Regular Interest B and REMIC 1 Regular Interest ZZ.

         "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A- 1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2,

REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC Regular Interest B and REMIC 1 Regular Interest ZZ, minus
(ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5 and REMIC 1 Regular Interest B, in each case as of such date of determination.

         "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date and the Mortgage Loans, an amount equal to (a) the product of
(i) 50% the Aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5 and REMIC 1 Regular Interest B and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC 1 Regular Interest B and REMIC 1 Regular Interest ZZ.

         "REMIC 1 Overcollateralization Target Amount": 0.50% of the Overcollateralization Target Amount.

         "REMIC 1 Regular Interest AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1-A-1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1-A-1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1-A-2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1-A-2 shall accrue interest at the related Uncertificated REMIC 1 Pass-

Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1-A-3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1-A-3 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1-A-4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1-A-4 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1-A-5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1-A-5 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 2-A-1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 2-A-1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 2-A-2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 2-A-2 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest M-1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest M-1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest M-2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest M-2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest M-3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest M-3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest M-4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest M-4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest M-5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest M-5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 1B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 1B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 2A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 2A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest 2B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest 2B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest XX": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest XX shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest ZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interests": REMIC 1 Regular Interest AA, REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1

Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC 1 Regular Interest B, REMIC 1 Regular Interest ZZ, REMIC 1 Regular Interest P, REMIC 1 Regular Interest 1A, REMIC 1 Regular Interest 1B, REMIC 1 Regular Interest 2A, REMIC 1 Regular Interest 2B and REMIC 1 Regular Interest XX.

         "REMIC 1 Subordinated Balance Ratio": The ratio among the Uncertificated Principal Balances of each REMIC 1 Regular Interest ending with the designation "A" (other than REMIC 1 Regular Interest AA), equal to the ratio among, with respect to each such REMIC 1 Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the Group 1 Loans or the Mortgage Loans in the Group 2 Loans, as applicable over (y) the current Certificate Principal Balance of related Class A Certificates.

         "REMIC 1 Sub WAC Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest 1A, REMIC 1 Regular Interest 1B, REMIC 1 Regular Interest 2A, REMIC 1 Regular Interest 2B and REMIC 1 Regular Interest XX.

         "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Holders of the Class R Certificates (as holders of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 2 Certificate": Any Regular Certificate (other than the Class C Certificate and Class P Certificate).

         "REMIC 2 Certificateholder": The Holder of any REMIC 2 Certificate.

         "REMIC 2 Regular Interest": Any Class A Certificate, Class M Certificate, Class B Certificate, Class C Interest or Class P Interest.

         "REMIC 3": The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificate (in respect of the Class R-3 Interest), with respect to which a separate REMIC election is to be made.

         "REMIC 3 Certificate": Any Class C Certificate or Class R-X Certificate (in respect of the Class R-3 Interest).

         "REMIC 4": The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificate (in respect of the Class R-4 Interest), with respect to which a separate REMIC election is to be made.

         "REMIC 4 Certificate": Any Class P Certificate or Class R-X Certificate (in respect of the Class R-4 Interest).

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interest": A REMIC 1 Regular Interest, Class C Interest, Class P Interest or Regular Certificate.

         "Remittance Report": A report prepared by the Master Servicer providing the information set forth in Exhibit E attached hereto.

         "REO Acquisition": The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders and the Certificate Insurer of any REO Property pursuant to Section 3.15.

         "REO Disposition": The receipt by the Master Servicer of Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         "REO Imputed Interest": As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

         "REO Proceeds": Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibits F-1 or F-2 attached hereto.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee or the Securities

Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Securities Administrator": Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

         "Seller":  Impac Funding Corporation, or its successor in interest.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer or any Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under the second paragraph of Section 3.01, Section 3.09 and Section
3.13 (other than any deductible described in the last paragraph thereof).

         "Servicing Guide": The Impac Funding Corporation Servicing Guide attached hereto as Exhibit K.

         "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Securities Administrator by the Master Servicer, as such list may from time to time be amended.

         "Single Certificate": A Regular Certificate of any Class (other than a Class P Certificate) evidencing an Initial Certificate Principal Balance of $1,000, or, in the case of a Class P Certificate, a Certificate of such Class evidencing an Initial Certificate Principal Balance of $100.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

         "Startup Day": The day designated as such pursuant to Article X hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), after application of principal payments due on or before such date, whether or not received, minus
(ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.07 for any previous Distribution Date.

         "Step-Up Date": The first Distribution Date following the first month in which the aggregate unpaid principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust Fund has been reduced to less than or equal to 10% of the Cut-off Date Balance.

         "Stepdown Date": Is the earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in September 2007 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (calculated for this purpose only after taking into account the receipt of principal on the Mortgage Loans, but prior to any distribution of principal to the Holders of the Certificates) is greater than or equal to approximately 86.50% of the Aggregate Stated Principal Balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period.

         "Subsequent Cut-off Date": With respect to any Subsequent Mortgage Loan, the date, as designated by the Company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such subsequent Mortgage Loan, as the Cut-off Date with respect to the related Subsequent Mortgage Loan.

         "Subsequent Mortgage Loan": A Mortgage Loan sold by the Company to the Trust pursuant to Section 2.06 of this Agreement, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

         "Subsequent Mortgage Loan Purchase Agreement": Any Mortgage Loan Purchase Agreement dated as of the Subsequent Cut-off Date, among Impac Funding Corporation, as seller, Impac Mortgage Holdings, Inc., as guarantor, and the Company as purchaser, and all amendments thereof and supplements thereto.

         "Subsequent Recoveries": Any Liquidation Proceeds (net of amounts owed to the Master Servicer or any Sub-servicer with respect to the related Mortgage
Loan) received after the final
liquidation of a Mortgage Loan. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in
Section 4.01 of this Agreement. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Class 1-A-5 Certificates or Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class 1-A-5 Certificates or Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Class 1-A-5 Certificates or Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

         "Subsequent Transfer Date": With respect to any Subsequent Mortgage Loan, the applicable date upon which such Mortgage Loan was purchased from the Seller with amounts on deposit in the Pre-Funding Account or other date as designated by the Seller.

         "Subsequent Transfer Instrument": With respect to the Subsequent Mortgage Loans, the Subsequent Transfer Instrument, dated as of the applicable Subsequent Transfer Date, between the Company and the Trustee, or such other instrument as agreed upon by the Company and the Trustee, a form of which is attached hereto as Exhibit M.

         "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicer Remittance Date ": With respect to the Wells Fargo Mortgage Loans, the 18th day of each month, or if such day is not a Business Day, the immediately preceding Business Day. With respect to the Countrywide Mortgage Loans, the 21st day of each month, or if such day is not a Business Day, the next succeeding Business Day.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

         "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub- Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Sub-Servicing Fees": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the Sub-Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the month in which the payment of the Servicing Fee is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in Full made by the Mortgagor, interest for the number of days covered by such payment of interest).

         "Sub-Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.375%.

         "Substitution Adjustment":  As defined in Section 2.04 hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC 1, REMIC 2 REMIC 3 and REMIC 4 due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date if:

                  (1) the average three-month rolling percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans that are 60 or more days delinquent (including for this purpose any such Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund, and Mortgage Loans discharged due to bankruptcy) by (y) the Aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 44.50% multiplied by the Credit Enhancement Percentage; or

                  (2) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date divided by the Cut-off Date Balance exceeds (i) 1.00% with respect to the Distribution Date occurring in September 2007, plus an additional 1/12th of 0.50% for each month thereafter up to and including the Distribution Date in August 2008, (ii) 1.50% with respect to the Distribution Date occurring in September 2008, plus an additional 1/12th of 0.50% for each month thereafter up to and including the Distribution Date in August 2009,
         (iii) 2.00% with respect to the Distribution Date occurring in September 2009, plus an additional 1/12th of 0.50% for each month thereafter up to and including the Distribution Date in August 2010 and
         (iv) 2.50% with respect to any Distribution Date occurring in September 2010 and thereafter.

For purposes of the foregoing calculation, a Mortgage Loan is considered "60 days" delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

         "Trust Fund": REMIC 1, REMIC 2, REMIC 3, REMIC 4 the Corridor Contract, the Net WAC Shortfall Reserve Fund, the Interest Coverage Accounts and the Pre-Funding Accounts.

         "Trustee": Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

         "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance of such REMIC 1 Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC 1 Regular Interests as set forth in Section 1.03).

         "Uncertificated Notional Balance": With respect to the Class C Interest and any Distribution Date, the Uncertificated Principal Balance of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest P) for such Distribution Date.

         "Uncertificated Principal Balance": With respect to each REMIC 1 Regular Interest, the principal amount of such REMIC 1 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05. The Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ shall be increased by interest deferrals as provided in Section 4.04. The Uncertificated Principal Balance of each REMIC 1 Regular Interest shall never be less than zero. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class 1-A Certificates, Class 2-A Certificates, the Class M Certificates, the Class B Certificates and the Class P Interest then outstanding.

         "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest AA, REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC 1 Regular Interest B, REMIC 1 Regular Interest ZZ and REMIC 1 Regular Interest P and any Distribution Date, a per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs. With respect to REMIC 1 Regular Interest 1B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in the Group 1 Loans. With respect to REMIC 1 Regular Interest 2B, the weighted average of the Net Mortgage Rates of the Mortgage Loans in the Group 2 Loans. With respect to REMIC 1 Regular Interest P, 0.00%.

         "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

         "United States Person": A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates and Mezzanine Certificates and any Distribution Date after the first Distribution Date, such Certificates' pro rata share, based on the amount of Monthly Interest Distributable Amount otherwise payable on such Certificate on such Distribution Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Interest Shortfalls, plus interest on the amount of previously allocated Unpaid Interest Shortfall Amount on such Classes of Certificates that remains unreimbursed, at the Pass-Through Rate for such class for the related Accrual Period.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all Voting Rights will be allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, (ii) 1% of all Voting Rights will be allocated to the Holders of the Class P Certificates and (iii) 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates and Class R-X Certificates. The Voting Rights allocated to any Class of Certificates shall be allocated among all Holders of the Certificates of such Class in proportion to the outstanding Percentage Interests in such Class represented thereby.

         "Wells Fargo Mortgage Loans": The Mortgage Loans that are sub-serviced by Wells Fargo Bank, N.A.

         "Weighted Average Net Mortgage Rate": The weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution

Date occurs.

         Section 1.02      Determination of LIBOR.

         LIBOR applicable to the calculation of the Pass-Through Rate on the Class A Certificates and Mezzanine Certificates for any Accrual Period will be determined on each LIBOR Rate Adjustment Date.

         On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Securities Administrator and, as to any Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Master Servicer and the Certificate Insurer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Master Servicer and the Certificate Insurer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates then outstanding. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Master Servicer and the Certificate Insurer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Securities Administrator shall select an alternative comparable index after consultation with the Master Servicer and the Certificate Insurer (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

         The establishment of LIBOR by the Securities Administrator on any LIBOR Rate Adjustment Date and the Securities Administrator's subsequent calculation of the Pass-Through Rate applicable to the Class A Certificates and Mezzanine Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         Promptly following each LIBOR Rate Adjustment Date the Securities Administrator shall supply the Master Servicer and the Certificate Insurer with the results of its determination of LIBOR on such date. Furthermore, the Securities Administrator will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Class A Certificates and Mezzanine Certificates for the current and the immediately preceding Accrual Period.

         Section 1.03      Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C, Class R and Class R-X Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the REMIC I Market Allocation Percentage of the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Mortgage Loans, first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest AA and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest AA, REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC Regular Interest B and REMIC 1 Regular Interest ZZ, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

         The REMIC 1 Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Subservicer or Master Servicer) and the REMIC 1 Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest 1A, REMIC 1 Regular Interest 1B, REMIC 1 Regular Interest 2A, REMIC 1 Regular Interest 2B and REMIC 1 Regular Interest XX, pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1

Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

         The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Subservicer or Master Servicer) and any Relief Act Interest Shortfalls allocated to the Class C Certificates shall be deemed allocated to the Class C Interest.




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

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.     Conveyance of Mortgage Loans.

         The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the Initial Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer, including the amount to be deposited by or on behalf of the Company into the Net WAC Shortfall Reserve Fund. Such assignment includes all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off
Date). The Trustee is hereby authorized and directed to enter into the Corridor Contracts.

         The Securities Administrator hereby acknowledges the receipt by it of the Pre-Funded Amounts and the Interest Coverage Amounts.

         In connection with such transfer and assignment, the Company has caused the Seller to deliver to, and deposit with the Custodians, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, and the Company has caused the Seller to deliver to, and deposit with the Custodians, as described in accordance with Section 2.06, with respect to each Subsequent Mortgage Loan, the following documents or instruments:

         (i) the original Mortgage Note endorsed without recourse, "Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement relating to Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004-3" with all intervening endorsements showing an unbroken chain of endorsements from the originator to the Person endorsing it to the Trustee or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

         (ii) the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Seller or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

         (iii) unless the Mortgage Loan is registered on the MERS(R) System, a duly executed original Assignment of the Mortgage, without recourse, in recordable form to Deutsche Bank National Trust Company, as trustee," or to "Deutsche Bank National Trust Company, as trustee for holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004-3";

         (iv) the original recorded Assignment or Assignments of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Seller to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

         (v) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

         (vi) a copy of the related hazard insurance policy; and

         (vii) a true and correct copy of any assumption, modification, consolidation or substitution agreement.

         The Seller is obligated as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, and in accordance with Section
2.06 and the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans, to deliver to the applicable Custodian: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the applicable Custodian pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the applicable Custodian pursuant to clause (iv) above. However, pursuant to the Mortgage Loan Purchase Agreement with respect to the Initial Mortgage Loans and pursuant to Section 2.06 and the Subsequent Mortgage Loan Purchase Agreement with respect to the Subsequent Mortgage Loans, the Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Securities Administrator and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of: (i) direction by the Holders of Certificates evidencing at least 25% of the Voting Rights, (ii) the occurrence of a Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

         Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the applicable Custodian of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

         If any Assignment is lost or returned unrecorded to the applicable Custodian because of any defect therein, the Seller is required, as described in the Mortgage Loan Purchase Agreement with respect to the Initial Mortgage Loans, and as described in the Subsequent Mortgage Loan Purchase Agreement and in accordance with Section 2.06, with respect to the Subsequent Mortgage Loans, to prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

         The Seller is required as described in the Mortgage Loan Purchase Agreement with respect to the Initial Mortgage Loans, and as described in the Subsequent Mortgage Loan Purchase Agreement and in accordance with Section 2.06, with respect to the Subsequent Mortgage Loans, to exercise its best reasonable efforts to deliver or cause to be delivered to the applicable Custodian within 120 days of the Closing Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

         In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, at the Seller's own expense, as of the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         All original documents relating to the Mortgage Loans which are not delivered to the applicable Custodian are and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer.

         Except as may otherwise expressly be provided herein, none of the Company, the Master Servicer, the Securities Administrator or the Trustee shall (and the Master Servicer shall ensure that no Sub-Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

         It is intended that the conveyance of the Mortgage Loans by the Company to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans as provided for in this Section 2.01 by the Company to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Trustee or any other Custodian or agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Company and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 2.02.     Acceptance of the Trust Fund by the Trustee.

         Each Custodian, with respect to the Mortgage Files held by it, acknowledges receipt (subject to any exceptions noted in the Initial Certification described below) on behalf of the Trustee, of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of "Trust Fund" (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

         Each Custodian agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review or cause to be reviewed on its behalf, each Mortgage File on or before the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) to ascertain that all documents required to be delivered to it are in its possession, and each Custodian agrees to execute and deliver, or cause to be executed and delivered, to the Company, the Certificate Insurer and the Master Servicer on the Closing Date, with respect to each Mortgage Loan, an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii), (iii)(A) and (iv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. None of the Custodians, the Trustee or the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clause (vi) or (vii) of
Section 2.01. None of the Custodians, the Trustee or the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded, or they are in recordable form or that they are other than what they purport to be on their face.

         Within 90 days of the Closing Date, with respect to the Mortgage Loans, the Trustee shall deliver to the Company, the Certificate Insurer and the Master Servicer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and the Subsequent Mortgage Loans.

         If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the applicable Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the applicable Custodian shall promptly notify the Seller, the Securities Administrator, the Master Servicer, the Trustee (if not the applicable Custodian), the Certificate Insurer and the Company. The Trustee shall promptly notify the Seller of such defect and request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request on behalf of the Certificateholders that the Seller purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. It is understood and agreed that the obligation of the Seller to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the Custodial Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the applicable Custodian shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall require as necessary to vest in the Seller ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee and the Custodians shall have no further responsibility with respect to the related Mortgage File. In furtherance of the foregoing, if the Seller is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

         Section 2.03. Representations, Warranties and Covenants of the Master
                       Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to and covenants with the Company, the Securities Administrator and the Trustee for the benefit of Certificateholders and the Certificate Insurer that:

                  (i) The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (except as otherwise permitted pursuant to Section 6.02), the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer is, and shall remain, approved to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac;

                  (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Company and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                  (vi) No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                  (vii) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

                  (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained;

                  (ix) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any affiliate of the Company or the Trustee by the Master Servicer in its capacity as Master Servicer, and not in its capacity as a Seller hereunder, will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact;

                  (x) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

                  (xi) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Company, the Trustee, the Securities Administrator, the Certificate Insurer and the Certificateholders. Upon discovery by the Company, the Trustee, the Securities Administrator, the Certificate Insurer or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Company or the Trustee, the party discovering such breach shall give prompt written notice to the other parties. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant of the Master Servicer set forth in Section 2.03(x) above which materially and adversely affects the interests of the Holders of the

Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: the Master Servicer shall pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account (net of any amount actually collected by the Master Servicer in respect of such Prepayment Charge and remitted by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge, into the Custodial Account). The foregoing shall not, however, limit any remedies available to the Certificateholders, the Securities Administrator, the Company, the Certificate Insurer or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of any of the representations, warranties and covenants contained in the Mortgage Loan Purchase Agreement.

         (b) The Company hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee for the benefit of Certificateholders and the Certificate Insurer that as of the Closing Date, the representations and warranties of the Seller with respect to the Mortgage Loans and the remedies therefor that are contained in the Mortgage Loan Purchase Agreement are as set forth in Exhibit I hereto.

         It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Custodians, on behalf of the Trustee.

         Upon discovery by either the Company, the Master Servicer, the Certificate Insurer, the Securities Administrator or the Trustee of a breach of any representation or warranty set forth in this Section 2.03 which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         Section 2.04.     Representations and Warranties of the Seller.

         The Company hereby assigns to the Trustee for the benefit of Certificateholders and the Certificate Insurer all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement. Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Certificate Insurer, the Securities Administrator or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Seller of such breach and request that the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Company the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, the Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to deliver to the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer or any Sub-Servicer, shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Company shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Company shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Company shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Exhibit I hereof (other than representations (xiv), (xvi), (xxix) and (xxxiii) through (xli)).

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, REMIC 2,




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

REMIC 3 or REMIC 4 including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

         Except as expressly set forth herein none of the Trustee, the Securities Administrator or the Master Servicer is under any obligation to discover any breach of the above-mentioned representations and warranties. It is understood and agreed that the obligation of the Seller to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders.

         Section 2.05. Issuance of Certificates; Conveyance of REMIC 1 Regular
                       Interests, Class C Interest, Class P Interest and Acceptance of REMIC 2, REMIC 3 and REMIC 4 by the Trustee.

         (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to a Custodian on its behalf of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Company executed by an officer of the Company, has executed, authenticated and delivered to or upon the order of the Company, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

         (b) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Securities Administrator without recourse all the right, title and interest of the Company in and to the REMIC 1 Regular Interests for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and Class P Certificates), the Class C Interest, Class P Interest and Holders of the Class R Certificates (as Holders of the Class R-2 Interest). The Securities Administrator acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates (other than the Class C Certificates and Class P Certificates), the Class C Interest, Class P Interest and Holders of the Class R Certificates (as Holders of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the Regular Certificates (other than the Class C Certificates and Class P Certificates), the Class C Interest and Class P Interest, constitute the entire beneficial ownership interest in REMIC 2.

         (c) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Securities Administrator thereof, pursuant to the written request of the Company executed by an officer of the Company, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Company, the Regular Certificates (other than the Class C Certificates




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

and Class P Certificates) in authorized denominations evidencing (together with the Class R-2 Interest, Class P Interest and Class C Interest) the entire beneficial ownership interest in REMIC 2.

         (d) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Securities Administrator without recourse all the right, title and interest of the Company in and to the Class C Interest for the benefit of the Holders of the Class C Certificates and Holders of the Class R-X Certificates (as Holders of the Class R-3 Interest). The Securities Administrator acknowledges receipt of the Class C Interest (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and Holders of the Class R-X Certificates (as Holders of the Class R-3 Interest). The interest evidenced by the Class R-3 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 3.

         (e) In exchange for the Class C Interest and, concurrently with the assignment to the Securities Administrator thereof, pursuant to the written request of the Company executed by an officer of the Company, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Company, the Class C Certificates in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

         (f) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Securities Administrator without recourse all the right, title and interest of the Company in and to the Class P Interest for the benefit of the Holders of the Class P Certificates and Holders of the Class R-X Certificates (as Holders of the Class R-4 Interest). The Securities Administrator acknowledges receipt of the Class P Interest (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and Holders of the Class R-X Certificates (as Holders of the Class R-4 Interest). The interest evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

         (g) In exchange for the Class P Interest and, concurrently with the assignment to the Securities Administrator thereof, pursuant to the written request of the Company executed by an officer of the Company, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Company, the Class P Certificates in authorized denominations evidencing (together with the Class R-4 Interest) the entire beneficial ownership interest in REMIC 4.

         (h) Concurrently with (i) the assignment and delivery to the Securities Administrator of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Securities Administrator thereof, (ii) the assignment and delivery to the Securities Administrator of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest), (iii) the assignment and delivery to the Securities Administrator of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) (iv) the assignment and delivery to the Securities Administrator of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Securities Administrator thereof, the Securities Administrator, from and pursuant to the written request of the Company executed by an officer of the Company, has executed, authenticated and delivered to or upon the order of the Company, the




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

Class R Certificates and Class R-X Certificates in authorized denominations evidencing the Class R-1 Interest and Class R-2 Interest and the Class R-3 Interest and Class R-4 Interest, respectively.

         Section 2.06. Conveyance of Subsequent Mortgage Loans.

         (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Security Administrator's delivery on the Subsequent Transfer Dates to or upon the order of the Company of all or a portion of the balance of funds in the Pre-Funding Account, the Company shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee for the benefit of the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Company in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Company on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Company reserves and retains all right, title and interest in and to principal due and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer and delivery to the applicable Custodian on behalf of the Trustee for deposit in the Mortgage Pool by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement shall be absolute and is intended by the Company, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Company to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or the applicable Custodian at least three Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Securities Administrator from amounts released from the Pre- Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Company). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         (b) The Company shall transfer and deliver to the applicable Custodian on behalf of the Trustee for deposit in the Trust the Group 1 Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Securities Administrator shall release funds from the Group 1 Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Company shall have provided the Trustee and the Securities Administrator with a timely Addition Notice;

                  (ii) the Company shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Group 1 Subsequent Mortgage Loans, and the Master Servicer, in its capacity as Seller, shall have delivered a computer file containing such Mortgage Loan Schedule to the Trustee and each




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

         Rating Agency at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit M, the Company shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Company shall not have selected the Group 1 Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders or the Certificate Insurer;

                  (vii) the Company shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions specified in this Section 2.06 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Company, in, to and under the Group 1 Subsequent Mortgage Loan Purchase Agreement, to the extent of the Group 1 Subsequent Mortgage Loans; and

                  (vii) the Company shall have delivered to the Trustee, the Securities Administrator and the Underwriters an Opinion of Counsel addressed to the Trustee, the Securities Administrator and the Rating Agencies with respect to the transfer of the Group 1 Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Mortgage Loans.

                  (c) The obligation of the Trust Fund to purchase a Group 1 Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Group 1 Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date:

                           (i) the Group 1 Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; provided, however that the Group 1 Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and, therefore, such Group 1 Subsequent Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date;

                           (ii) the original term to stated maturity of the Group 1 Subsequent Mortgage Loan will be 360 months from its first payment date;

                           (iii) the Group 1 Subsequent Mortgage Loan must be an adjustable-rate, residential mortgage loan with a first lien on the related Mortgaged Property;




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

                           (iv) the Group 1 Subsequent Mortgage Loan must have a first payment date occurring prior to November 1, 2004;

                           (v) the Group 1 Subsequent Mortgage Loan must have a maturity date no later than October 1, 2034;

                           (vi) no Group 1 Subsequent Mortgage Loan will be a buy-down loan or a New York State "high cost loan";

                           (vii) the Group 1 Subsequent Mortgage Loan must have a credit score of not less than 500;

                           (viii) the Group 1 Subsequent Mortgage Loan must have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from 2.49% per annum to 10.00% per annum; and

                           (ix) the Group 1 Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

                  (d) As of the related Subsequent Cut-off Date, each group of Group 1 Subsequent Mortgage Loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 5.285% to 6.375% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 47.27% of such Group 1 Subsequent Mortgage Loans; (iii) have a weighted average credit score ranging from 680 to 705; (iv) have no more than 60% of such Mortgage Loans concentrated in the state of California; (v) have no less than 70% of the Mortgaged Properties securing Mortgage Loans be owner occupied; (vi) have no less than 55% of the Mortgaged Properties securing Mortgage Loans be single family detached and DE MINIMIS planned unit developments; (vii) have no more than 30% of the Mortgage Loans be cash-out refinance; (viii) have any of such group of Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80% be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 58% of the Mortgage Loans be Mortgage Loans with an interest only period; and (x) together with the Mortgage Loans already included in the Trust, have no more than 1.5% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by Mortgaged Properties located in any one zip code.

                  (e) The Company shall transfer and deliver to the applicable Custodian on behalf of the Trustee for deposit in the Trust the Group 2 Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Securities Administrator shall release funds from the Group 2 Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Company shall have provided the Trustee and the Securities Administrator with a timely Addition Notice;





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

                  (ii) the Company shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Group 2 Subsequent Mortgage Loans, and the Master Servicer, in its capacity as Seller, shall have delivered a computer file containing such Mortgage Loan Schedule to the Trustee and each Rating Agency at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit M, the Company shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Company shall not have selected the Group 2 Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders or the Certificate Insurer;

                  (vii) the Company shall have delivered to the Trustee and the Securities Administrator a Subsequent Transfer Instrument confirming the satisfaction of the conditions specified in this Section 2.06 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Company, in, to and under the Group 2 Subsequent Mortgage Loan Purchase Agreement, to the extent of the Group 2 Subsequent Mortgage Loans; and

                  (vii) the Company shall have delivered to the Trustee, the Securities Administrator and the Underwriters an Opinion of Counsel addressed to the Trustee, the Securities Administrator and the Rating Agencies with respect to the transfer of the Group 2 Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Mortgage Loans.

                  (f) The obligation of the Trust Fund to purchase a Group 2 Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Group 2 Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date:

                           (i) the Group 2 Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; provided, however that the Group 2 Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and, therefore, such Group 2 Subsequent Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date;





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

                           (ii) the original term to stated maturity of the Group 2 Subsequent Mortgage Loan will be 360 months from its first payment date;

                           (iii) the Group 2 Subsequent Mortgage Loan must be an adjustable-rate, residential mortgage loan with a first lien on the related Mortgaged Property;

                           (iv) the Group 2 Subsequent Mortgage Loan must have a first payment date occurring prior to November 1, 2004;

                           (v) the Group 2 Subsequent Mortgage Loan must have a maturity date no later than October 1, 2034;

                           (vi) no Group 2 Subsequent Mortgage Loan will be a buy-down loan or a New York State "high cost loan";

                           (vii) the Group 2 Subsequent Mortgage Loan must have a credit score of not less than 500;

                           (viii) the Group 2 Subsequent Mortgage Loan must have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from 5.453% per annum to 10.000% per annum; and

                           (ix) the Group 2 Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

                  (g) As of the related Subsequent Cut-off Date, each group of Group 2 Subsequent Mortgage Loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 4.875% to 6.375% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 57.486% of such Group 2 Subsequent Mortgage Loans; (iii) have a weighted average credit score ranging from 684 to 705; (iv) have no more than 60% of such Mortgage Loans concentrated in the state of California; (v) have no less than 70% of the Mortgaged Properties securing Mortgage Loans be owner occupied; (vi) have no less than 55% of the Mortgaged Properties securing Mortgage Loans be single family detached and DE MINIMIS planned unit developments; (vii) have no more than 30% of the Mortgage Loans be cash-out refinance; (viii) have any of such group of Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80% be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 58% of the Mortgage Loans be Mortgage Loans with an interest only period; and (x) together with the Mortgage Loans already included in the Trust, have no more than 1.5% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by Mortgaged Properties located in any one zip code.

                  (h) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any class of Certificates. In addition, minor variances from the




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

characteristics stated in clauses (c), (d), (f) and (g) above will be permitted with the consent of the Rating Agencies and the Certificate Insurer so long as there are compensating factors. At least one Business Day prior to the related Subsequent Transfer Date, the Company shall obtain confirmation from each Rating Agency which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the related Subsequent Transfer Date and deliver such confirmation to the Trustee and the Master Servicer; provided, however, that the Master Servicer, in its capacity as Seller, shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file reasonably acceptable to each Rating Agency describing the characteristics specified in paragraphs (c), (d), (f) and (g) above.




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

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         Section 3.01. Master Servicer to Act as Master Servicer.

         The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards (i) of the Servicing Guide, if Impac Funding Corporation is Master Servicer, or (ii) if Impac Funding Corporation is not the Master Servicer, of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. To the extent consistent with the foregoing, the Master Servicer shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only if such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

         The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, and any Sub-Servicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. If permitted under applicable law without prejudicing any rights of the Trust Fund with respect to any Mortgage Loan, the Master Servicer, with such documentation as local law requires, acting in its own name, may pursue claims on behalf of the Trust Fund. Without limiting the generality of the foregoing, the Master Servicer and any Sub-Servicer acting on its behalf may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders or the Trustee or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

         Subject to Section 3.16, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided that the Master Servicer shall not be obligated to make such advance if, in its good faith judgment, the Master Servicer determines that such advance to be a Nonrecoverable Advance.

         The Master Servicer is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Subservicer, when the Master Servicer or such Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.17, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer from the Trust Fund.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

         The relationship of the Master Servicer (and of any successor to the Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         Section 3.02. Sub-Servicing Agreements Between Master Servicer and
                       Sub-Servicers.

         (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder; provided, however, that such agreements would not result in a withdrawal or a downgrading by Standard & Poor's of its rating on any Class of Certificates. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements providing for, among other things, the delegation by the Master Servicer to a Sub-Servicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. The parties hereto acknowledge that the initial Sub-Servicer shall be Countrywide.

         The Master Servicer has entered into a separate Sub-Servicing Agreement with each of Countrywide and Wells Fargo Bank, N.A. for the servicing and administration of certain of the Mortgage Loans and may enter into additional Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of certain of the Mortgage Loans.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificate Insurer and the Certificateholders, shall enforce the obligations of each Sub- Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against




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the party against whom such enforcement is directed.

         (c) [Reserved].

         (d) The Master Servicer represents that it will cause any Sub-Servicer to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

         Section 3.03. Successor Sub-Servicers.

         The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub- Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Section 3.04. Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with the provisions of Article III without diminution of such obligation or liability by virtue of such Sub- Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Sub-Servicers and
                       Trustee or Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer (or Sub-Servicer) shall be liable for the payment of any franchise taxes which may be assessed by the California Franchise Tax Board in connection with the activities of the Trust under this Agreement.





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         Section 3.06. Assumption or Termination of Sub-Servicing Agreements by
                       Securities Administrator.

         (a) If the Securities Administrator or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section
7.02 below, the Securities Administrator, to the extent necessary to permit the Securities Administrator to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Securities Administrator or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Securities Administrator or its designee as a successor master servicer, except that the Securities Administrator or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Advances hereunder) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the Securities Administrator or its designee as a successor master servicer at any time to receive any portion of the servicing compensation provided under Section
3.17 except for such portion as the Master Servicer would be entitled to receive.

         (b) In the event that the Securities Administrator or its designee as successor master servicer for the Securities Administrator assumes the servicing obligations of the Master Servicer under Section 7.02, upon the reasonable request of the Securities Administrator or such designee as successor master servicer the Master Servicer shall at its own expense deliver to the Securities Administrator, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Securities Administrator, or at its written request to such designee as successor master servicer.

         Section 3.07. Collection of Certain Mortgage Loan Payments.

         (a) The Master Servicer will coordinate and monitor remittances by Sub-Servicers to the Master Servicer with respect to the Mortgage Loans in accordance with this Agreement.

         (b) The Master Servicer shall make its reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its reasonable efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer




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shall nonetheless make an Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer or related Sub-Servicer to make an Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

         (c) On each Determination Date, with respect to each Mortgage Loan for which during the related Prepayment Period the Master Servicer has determined that all amounts which it expects to recover from or on account of each such Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Securities Administrator a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan in a Cash Liquidation or REO Disposition.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Hazard Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that it is prohibited by applicable law from enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required. The Master Servicer shall be responsible for preparing and distributing all information statements relating to payments on the Mortgage Loans, in accordance with all applicable federal and state tax laws and regulations.

         Section 3.08. Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer. All amounts held in a Sub-Servicing Account shall be held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer. Any investment of funds held in such an account shall be in Permitted Investments maturing not later than the Business Day immediately preceding the next Sub-Servicer Remittance Date. The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than two Business Days after receipt all proceeds of Mortgage Loans received by the Sub- Servicer, less its servicing compensation and any unreimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Sub-Servicing Account with respect to any Mortgage Loan as of the Sub-Servicer Remittance Date, after deducting from such remittance an amount equal to the servicing compensation (including interest on Permitted Investments) and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition, on each Sub-Servicer Remittance Date the Sub-Servicer will be required




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to remit to the Master Servicer any amounts required to be advanced pursuant to the related Sub- Servicing Agreement. The Sub-Servicer will also be required to remit to the Master Servicer, within five Business Days of receipt, the proceeds of any Principal Prepayment made by the Mortgagor, and, on each Sub-Servicer Remittance Date, the amount of any Insurance Proceeds or Liquidation Proceeds received during the related Prepayment Period.

         Section 3.09. Collection of Taxes, Assessments and Similar Items;
                       Servicing Accounts.

         The Master Servicer and the Sub-Servicers shall establish and maintain one or more accounts (the "Servicing Accounts"), and shall deposit and retain therein all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, Primary Hazard Insurance Policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Master Servicer customarily escrows for such amounts. Withdrawals of amounts so collected from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, Primary Hazard Insurance Policy premiums and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), and 3.13 (with respect to Primary Hazard Insurance Policies); (iii) refund to Mortgagors any sums as may be determined to be overages; or (iv) clear and terminate the Servicing Account at the termination of this Agreement pursuant to Section 9.01. As part of its servicing duties, the Master Servicer or Sub-Servicers shall, if and to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its or their own funds, without any reimbursement therefor.

         Section 3.10. Custodial Account.

         (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date with respect to the Initial Mortgage Loans, or the related Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, or payments received by it prior to the Cut-off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) all payments (including advances by a Sub-Servicer) on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments (including advances by a Sub-Servicer) on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or any Sub- Servicer as Servicing Fees and, with respect to the Countrywide Mortgage Loans, net of any Prepayment Interest Excess;

                  (iii) all Insurance Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Master Servicer or any Sub-Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;




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

                  (iv) all proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04, 3.14 or 9.01; and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.04; and

                  (v) any amounts required to be deposited pursuant to Section 3.12, 3.13, 3.15 or 3.22.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive. In the event the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Master Servicer.

         (b) Funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Company of the location of the Custodial Account after any change thereof.

         Section 3.11. Permitted Withdrawals From the Custodial Account.

         The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.10 that are attributable to the Mortgage Loans for the following purposes:

         (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

         (ii) to pay to itself, the Company, the Seller or any other appropriate person, as the case may be, with respect to each Mortgage Loan that has previously been purchased or repurchased pursuant to Sections 2.02, 2.04, 3.14 or 9.01 all amounts received thereon and not yet distributed as of the date of purchase or repurchase;

         (iii) to reimburse itself or any Sub-Servicer for Advances not previously reimbursed, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made and as further provided in Section 3.15;

         (iv) to reimburse or pay itself, the Trustee, the Securities Administrator or the Company for expenses incurred by or reimbursable to the Master Servicer, the Trustee, the Securities Administrator or the Company pursuant to Sections 3.22, 6.03, 8.05 or 10.01(g), except as otherwise provided in such Sections hereof;

         (v) to reimburse itself or any Sub-Servicer for costs and expenses incurred by or




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reimbursable to it relating to the prosecution of any claims pursuant to Section
3.13 that are in excess of the amounts so recovered;

         (vi) to reimburse itself or any Sub-Servicer for unpaid Master Servicing Fees, Sub- Servicing Fees and unreimbursed Servicing Advances, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (vi) with respect to any Mortgage Loan being limited to late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
Section 3.09 and any other related Late Collections;

         (vii) to pay itself as servicing compensation (in addition to the Master Servicing Fee and Sub-Servicing Fee), on or after each Distribution Date, any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Distribution Date;

         (viii) to reimburse itself or any Sub-Servicer for any Advance or Servicing Advance previously made, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance was not reimbursed pursuant to clauses (iii) and (vi);

         (ix) to pay Radian the premium under the Radian Lender-Paid PMI Policies; and

         (x) to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting records on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) through
(x).

         Section 3.12.     Permitted Investments.

         Any institution maintaining the Custodial Account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in the Custodial Account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

         The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub- custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted




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Investments.

         Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Accounts and the Net WAC Shortfall Reserve Fund Deposit may be Permitted Investments in accordance with this Section 3.12 subject to any limitations set forth in Section 4.08 (with respect to the Net WAC Shortfall Reserve Fund) and
Section 4.09 (with respect to the Pre-Funding Account) and any investment earnings or interest paid shall accrue to the Securities Administrator and the Securities Administrator shall deposit in the related account from its own funds the amount of any loss incurred on Permitted Investments in such account.

         Section 3.13.     Maintenance of Primary Hazard Insurance.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan primary hazard insurance by a Qualified Insurer or other insurer satisfactory to the Rating Agencies with extended coverage on the related Mortgaged Property in an amount equal to the lesser of (i) 100% of the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property or (ii) the unpaid principal balance of the Mortgage Loan. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount equal to the replacement value of the improvements thereon. Any costs incurred in maintaining any insurance described in this Section 3.13 (other than any deductible described in the last paragraph hereof) shall be recoverable as a Servicing Advance. The Master Servicer shall not be obligated to advance any amounts pursuant to this Section
3.13 if, in its good faith judgment, the Master Servicer determines that such advance would be a Nonrecoverable Advance. Pursuant to Section 3.10, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each first lien Mortgage Loan as to which as of the Cut-Off Date such a Primary Insurance Policy was in effect (or, in the case of a Qualified Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Collateral Value in an amount at least equal to the excess of such original principal amount over 75% of such Collateral Value until the principal amount of any such first lien Mortgage Loan is reduced below 80% of the Collateral Value or, based upon a new appraisal, the principal amount of such first lien Mortgage Loan




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represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Insurance Policy another substantially equivalent policy issued by another Qualified Insurer, provided, that, such substitution shall be subject to the condition that it will not cause the ratings on the Certificates to be downgraded or withdrawn, as evidenced in writing from each Rating Agency.

         The Master Servicer shall cooperate with Radian and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Master Servicer or to which the Master Servicer has access with respect to any Radian Insured Loan.

         In the event of a default by Radian under the Radian Lender-Paid PMI Policy (a "Replacement Event"), the Master Servicer shall use its best efforts to obtain a substitute lender-paid primary mortgage insurance policy (a "Substitute PMI Policy"), with the approval of the Certificate Insurer; provided, however, that the Master Servicer shall not be obligated, and shall have no liability for failing, to obtain a Substitute PMI Policy unless such Substitute PMI Policy can be obtained on the following terms and conditions: (i) the Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Certificates immediately prior to such Replacement Event, as evidenced by a letter from each Rating Agency addressed to the Company, the Master Servicer and the Trustee, (ii) the timing and mechanism for drawing on such new Substitute PMI Policy shall be reasonably acceptable to the Master Servicer and the Trustee and (iii) the premiums under the proposed Substitute PMI Policy shall not exceed such premiums under the existing Radian Lender- Paid PMI Policy.

         With respect to the Radian PMI Insured Loans covered by a Radian Lender-Paid PMI Policy, the Master Servicer will confirm with Radian, and Radian will certify to the Trustee, on or before September 1, 2004, that the Mortgage Loans indicated on the Mortgage Loan Schedule as being covered by Radian Lender-Paid PMI Policy are so covered.

         No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a security instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Collateral Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.




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         In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first two sentences of this Section 3.13 and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. Any such deposit shall not be deemed Servicing Advances and the Master Servicer shall not be entitled to reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

         Section 3.14. Enforcement of Due-on-Sale Clauses; Assumption
                       Agreements.

         The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note or the Mortgage), exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if it reasonably believes that it is prohibited by law from doing so. The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Purchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer is unable to enforce such "due-on-sale" clause (as provided in the second preceding sentence) or if no "due-on-sale" clause is applicable, the Master Servicer or the Sub-Servicer is authorized to enter into an assumption and modification agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon; provided, however, that the Master Servicer shall not enter into any assumption and modification agreement if the coverage provided under the Primary Insurance Policy, if any, would be impaired by doing so. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the applicable Custodian the original copy of such assumption agreement, which copy shall be added by the applicable Custodian to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to




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qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Counsel. The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. Any fee collected by or on behalf of the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the Mortgage Rate, the amount of the Monthly Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Master Servicer shall not enter into any substitution or assumption if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed and shall by forwarding to the applicable Custodian the original copy of such substitution or assumption agreement, which copy shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. A portion equal to up to 2% of the Collateral Value of the related Mortgage Loan, of any fee or additional interest collected by the related Sub-Servicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the related Sub-Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale of a Mortgaged Property that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.15. Realization Upon Defaulted Mortgage Loans.

         The Master Servicer shall exercise reasonable efforts, consistent with the procedures that the Master Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from the Trust Fund pursuant to any other provision hereof. The Master Servicer shall use reasonable efforts to realize proceeds from such defaulted Mortgage Loans in such manner (including short sales and passing through to the Trust Fund less than the full amount it expects to receive from the related Mortgage Loan) as will maximize the receipt of principal and interest by Certificateholders, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its




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own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to Certificateholders and the Certificate Insurer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

         The proceeds of any Cash Liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be deposited into the Custodial Account and applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11(vi) or 3.22; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the Cash Liquidation or REO Disposition, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Cash Liquidation or REO Disposition; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Master Servicing Fees or Sub-Servicing Fees; and second, to interest at the Net Mortgage Rate. The portion of the recovery so allocated to unpaid Master Servicing Fees or Sub-Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to
Section 3.11(vi). The portions of the recovery so allocated to interest at the Net Mortgage Rate and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Advances in accordance with Section 3.11(iii) or 3.22, second, payment to Radian in accordance with Sections 3.11(ix) and third, for payment to the Securities Administrator and distribution to the Certificateholders in accordance with the provisions of Section 4.01, subject to
Section 3.22 with respect to certain recoveries from an REO Disposition constituting Excess Proceeds. To the extent the Master Servicer receives additional recoveries following a Cash Liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the Trust Fund as Liquidation Proceeds.

         Section 3.16. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File in the form of the Request for Release attached hereto as Exhibit F-2. Upon receipt by the applicable Custodian of such certification and request, such Custodian shall promptly release the related Mortgage File to the Master Servicer. Subject to the receipt by the Master Servicer of the proceeds of such payment in full and the payment of all related fees and expenses, the Master Servicer shall arrange for the release to the Mortgagor of the original canceled Mortgage Note. In




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connection with the satisfaction of any MOM Loan, the Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage. All other documents in the Mortgage File shall be retained by the Master Servicer to the extent required by applicable law. The Master Servicer shall provide for preparation of the appropriate instrument of satisfaction covering any Mortgage Loan which pays in full and the Trustee shall cooperate in the execution and return of such instrument to provide for its delivery or recording as may be required. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loan, the applicable Custodian shall, upon request of the Master Servicer and delivery to the applicable Custodian of a Request for Release in the form attached hereto as Exhibit F-1, release the related Mortgage File to the Master Servicer and the Trustee shall execute such documents as the Master Servicer shall prepare and request as being necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each document previously requested from the Mortgage File to the applicable Custodian when the need therefor by the Master Servicer no longer exists; and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Custodial Account have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer.

         Upon written request of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Master Servicer that are necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such request that such pleadings or documents be executed by the Trustee shall include a certification signed by a Servicing Officer as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.17. Servicing Compensation.





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         As compensation for its activities hereunder, the Master Servicer shall be entitled to withhold and retain, from deposits to the Custodial Account of amounts representing payments or recoveries of interest, the Master Servicing Fees and Sub-Servicing Fees with respect to each Mortgage Loan (less any portion of such amounts retained by any Sub-Servicer) and with respect to the Countrywide Mortgage Loans, Prepayment Interest Excess. In addition, the Master Servicer shall be entitled to recover unpaid Master Servicing Fees and Sub-Servicing Fees out of related Late Collections to the extent permitted in
Section 3.11.

         Each Sub-Servicing Agreement shall permit the related Sub-Servicer to retain the Sub- Servicer Fees from collections on the related Mortgage Loans, or shall provide that the Sub-Servicer be paid directly by the Master Servicer from collections on the related Mortgage Loans. To the extent the Master Servicer directly services a Mortgage Loan, the Master Servicer shall be entitled to retain the Sub-Servicing Fees for that Mortgage Loan.

         The Master Servicer also shall be entitled pursuant to Section 3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, as well as any assumption fees, late payment charges and reconveyance fees. The Master Servicer shall not be entitled to retain any Prepayment Charges. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13 and servicing compensation of the Sub-Servicer to the extent not retained by it), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11. The Master Servicing Fee may not be transformed in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         The Master Servicer also shall be entitled pursuant to Section 3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, as well as any assumption fees, late payment charges and reconveyance fees. The Master Servicer shall not be entitled to retain any Prepayment Charges. Any Prepayment Charges shall be paid to the Holders of the Class P Certificates. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13 and servicing compensation of the Sub-Servicer to the extent not retained by it), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11. The Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         Section 3.18. Maintenance of Certain Servicing Policies.

         The Master Servicer shall obtain and maintain at its own expense and shall cause each Sub- Servicer to obtain and maintain for the duration of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's and such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master




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Servicer or Sub-Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee in writing of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be.

         Section 3.19. Annual Statement as to Compliance.

         Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 Business Days before the date on which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), the Master Servicer at its own expense shall deliver to the Securities Administrator and the Trustee, with a copy to the Rating Agencies and the Certificate Insurer, a certificate signed by a Servicing Officer stating, as to the signers thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31 and its performance under its Sub-Servicing Agreement has been made under such officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Securities Administrator at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

         Section 3.20. Annual Independent Public Accountants' Servicing
                       Statement.

         (a) Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 Business Days before the date on which the Company's annual report on Form 10-K is required to be filed in accordance with the




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Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants and who are KPMG LLP (or a successor thereof) to furnish a statement to the Master Servicer, which will be provided to the Trustee, the Securities Administrator, the Certificate Insurer and the Rating Agencies, to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Master Servicer was not in compliance with the provisions of this Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         (b) Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 Business Days before the date on which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), the Master Servicer, at its expense, shall or shall cause each Sub-Servicer to cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer or such Sub-Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or such Sub-Servicer which includes an assertion that the Master Servicer or such Sub- Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of first and second lien conventional single family mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Master Servicer shall or shall cause each Sub-Servicer to furnish a copy of such report to the Securities Administrator and the Rating Agencies.

         Section 3.21. Access to Certain Documentation.

         The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee, access to the documentation in their possession regarding the related Mortgage Loans and REO Properties and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Sub-Servicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Custodians, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Trustee shall




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coordinate its requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs. The Master Servicer shall designate a Servicing Officer who shall be available to the Certificate Insurer to provide certain information regarding the Mortgage Loans.

         Section 3.22. Title, Conservation and Disposition of REO Property.

         This Section shall apply only to REO Properties acquired for the account of REMIC 1 and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from REMIC 1 pursuant to Sections 2.02, 2.04 or 3.14. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of REMIC 1, shall either sell any REO Property before the close of the third taxable year following the taxable year in which REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of REMIC 1, request, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Master Servicer has delivered to the Trustee and the Certificate Insurer an Opinion of Counsel (which shall not be at the expense of the Trustee or the Certificate Insurer), addressed to the Trustee, the Certificate Insurer and the Master Servicer, to the effect that the holding by REMIC 1 of such REO Property subsequent to the close of the third taxable year following the taxable year in which REMIC 1 acquires ownership of such REO Property will not result in the imposition on REMIC 1 of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of the laws of the State of California at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property.

         Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets.




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The Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties, net of any directly related expenses incurred or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

         If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property or any outstanding Advances allocated thereto the Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and any unreimbursed related Advances as well as any unpaid Master Servicing Fees or Sub-Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.15. The Master Servicer shall not be obligated to advance any amounts with respect to an REO Property if, in its good faith judgment, the Master Servicer determines that such advance would constitute a Nonrecoverable Advance.

         The REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall determine.

         The Master Servicer shall deposit the proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, in the Custodial Account upon receipt thereof for distribution in accordance with
Section 4.01; provided, that any such net proceeds received by the Master Servicer which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the last day of the month in which the REO Disposition occurred ("Excess Proceeds") shall be retained by the Master Servicer as additional servicing compensation.

         With respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to the related Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, the related Mortgaged Property, unless the Master Servicer has, at least 30 days prior to taking such action, obtained and delivered to the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

         The cost of the environmental audit report contemplated by this Section
3.22 shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws, or to take such action with respect to the




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containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in
Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

         Section 3.23. Additional Obligations of the Master Servicer.

         On each Certificate Account Deposit Date, the Master Servicer shall deliver to the Securities Administrator for deposit in the Certificate Account from its own funds and without any right of reimbursement therefor, a total amount equal to the amount of Compensating Interest for the related Distribution Date.

         Section 3.24. Additional Obligations of the Company.

         The Company agrees that on or prior to the tenth day after the Closing Date, the Company shall provide the Securities Administrator with a written notification, substantially in the form of Exhibit J attached hereto, relating to each Class of Certificates, setting forth (i) in the case of each Class of such Certificates, (a) if less than 10% of the aggregate Certificate Principal Balance of such Class of Certificates has been sold as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit J hereto, or, (b) if 10% or more of such Class of Certificates has been sold as of such date but no single price is paid for at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold and the aggregate percentage of Certificates of such Class sold, (c) the first single price at which at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates was sold, or (d) if any Certificates of each Class of Certificates are retained by the Company or an affiliate corporation, or are delivered to the Seller, the fair market value of such Certificates as of the Closing Date, (ii) the Prepayment Assumption used in pricing the Certificates, and (iii) such other information as to matters of fact as the Securities Administrator may reasonably request to enable it to comply with its reporting requirements with respect to each Class of such Certificates to the extent such information can in the good faith judgment of the Company be determined by it.

         Section 3.25. Exchange Act Reporting.

         (a) The Securities Administrator and the Master Servicer shall reasonably cooperate with the Company in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Securities Administrator shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Master Servicer shall sign (or shall cause another entity acceptable to the Commission to sign) and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Company (or such other entity). The Company hereby grants to the Securities Administrator a limited power of attorney to execute any Form 8-K and file each such document on behalf of the




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Company. Such power of attorney shall continue until the earlier of (i) receipt by the Securities Administrator from the Company of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Master Servicer, and not the Securities Administrator, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

         (b) Each Form 8-K shall be filed by the Securities Administrator within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required or permitted by the Exchange Act and the Rules and Regulations of the Commission), the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Commission staffs interpretations. The Securities Administrator shall prepare the Form 10-K and provide the Master Servicer with the Form 10-K no later than March 20th of each year. The Master Servicer shall execute such Form 10-K upon its receipt and shall provide the original of such executed Form 10-K to the Securities Administrator no later than March 25th of each year. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20(a), in each case to the extent they have been timely delivered to the Securities Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10- K shall also include a certification in the form attached hereto as Exhibit L-1 (the "Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission, which shall be signed by the senior officer of the Master Servicer in charge of securitization.

         (c) In addition, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit L-2) for the benefit of the Master Servicer and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (provided, however, that the Securities Administrator shall not undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K).

         (d) In addition, (i) the Securities Administrator shall indemnify and hold harmless the Master Servicer and the Company and their officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under this Section 3.25 caused by the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Master Servicer shall indemnify and hold harmless the Securities Administrator, the Master Servicer, the Company and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's obligations under this Section 3.25 or the Master Servicer's negligence, bad faith or willful misconduct in connection




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therewith. If (i) the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Securities Administrator on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.25 caused by the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith and (ii) the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, then the Master Servicer agrees that it shall contribute to the amount paid or payable by the Securities Administrator as a result of the losses, claims, damages or liabilities of the Securities Administrator in such proportion as is appropriate to reflect the relative fault of the Securities Administrator on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 3.25 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

         (e) In the event the Commission permits separate or split certifications to be made with respect to the items currently contained in the Certification, the Securities Administrator shall provide a certification with respect to items 1 and 2 and the Master Servicer shall provide a certification with respect to items 3, 4 and 5 contained within the Certification, in each case substantially in the form of the Certification attached as Exhibit L-1, or other form as indicated by the Commission for this purpose. In addition, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit L-3) for the benefit of the Master Servicer and its officers, directors and Affiliates regarding certain aspects of item 3 of the Certification (provided, however, that the Securities Administrator shall not undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K).

         (f) Notwithstanding any other provision of the Agreement, the provisions of this Section 3.25 may be amended by the Master Servicer, the Company and the Securities Administrator without the consent of the Certificateholders.

         (g) Prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file with the Commission a Form 15D Suspension Notification with respect to the Trust.






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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01. Distributions.

         (a) The Securities Administrator shall establish and maintain a Certificate Account, in which the Master Servicer shall cause to be deposited on behalf of the Securities Administrator on or before 5:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.11, 3.13 or 3.23, (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date, (iv) an amount equal to the Certificate Insurer Premium payable on such Distribution Date and (v) any amounts on deposit in the Custodial Account representing Prepayment Charges collected by the Master Servicer (and any Master Servicer Prepayment Charge Payment Amounts paid by, or collected on behalf of the Trust Fund by, the Master Servicer or any Sub-Servicer), other than any such Prepayment Charges or Master Servicer Prepayment Charge Payment Amounts relating to Principal Prepayments that occurred after the end of the related Prepayment Period. In addition, as and to the extent required pursuant to Section 4.11(b), the Securities Administrator shall withdraw from the Insurance Account and deposit into the Certificate Account the amount necessary to pay the Insured Amount on each Distribution Date to the extent received from the Certificate Insurer.

         On each Distribution Date, prior to making any other distributions referred to in Section 4.01, the Securities Administrator shall withdraw from the Certificate Account and pay itself any interest earned on the Certificate Account for such Distribution Date.

         On each Distribution Date, prior to making any other distributions referred to in Section 4.01 herein, the Securities Administrator shall withdraw from the Certificate Account and pay to the Certificate Insurer, by wire transfer of immediately available funds to the Insurer Account, the Certificate Insurer Premium for such Distribution Date. The Securities Administrator shall deposit any amounts received from the Certificate Insurer pursuant to the Certificate Guaranty Insurance Policy into the Insurance Account. The amount necessary to pay any Insured Amount shall be distributed on the immediately following Distribution Date as part of the Available Distribution Amount.

         On each Distribution Date the Securities Administrator shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the amounts required to be distributed




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

to such Holder pursuant to this Section 4.01.

         On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Class for such Distribution Date:

                  (i) (a) from the Interest Remittance Amount in respect of the Group 1 Loans (and after the distribution of the Interest Remittance Amount in respect of the Group 2 Loans as provided in clause (b) below, from the Interest Remittance Amount in respect of the Group 2 Loans), concurrently to the Holders of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1- A-5 Certificates, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such Class for such Distribution Date, and
(b) from the Interest Remittance Amount in respect of the Group 2 Loans (and after the distribution of the Interest Remittance Amount in respect of the Group 1 Loans as provided in clause (a) above, from the Interest Remittance Amount in respect of the Group 1 Loans), concurrently to the Holders of the Class 2-A-1 Certificates and Class 2-A-2 Certificates, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such Class for such Distribution Date;

         (ii) from the remaining Interest Remittance Amount, to the Class M-1 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

         (iii) from the remaining Interest Remittance Amount, to the Class M-2 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

         (iv) from the remaining Interest Remittance Amount, to the Class M-3 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

         (v) from the remaining Interest Remittance Amount, to the Class M-4 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

         (vi) from the remaining Interest Remittance Amount, to the Class M-5 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date; and

         (vii) from the remaining Interest Remittance Amount, to the Class B Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date.

         (b) Except as provided in clause (d) below, on each Distribution Date
(i) prior to the Stepdown Date or (ii) on or after the Stepdown Date if a Trigger Event is in effect, the Securities Administrator shall withdraw from the Certificate Account an amount equal to the Principal Distribution Amount and distribute to the Holders of the Class A Certificates and the Holders of the Mezzanine Certificates, distributions in respect of principal to the extent of the Principal Distribution Amount remaining for such Distribution Date:





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

                  (i) first, concurrently (a) to the Holders of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, the Principal Distribution Amount for Loan Group 1 as follows:

                           concurrently (I) to the Holders of the Class 1-A-1, Class 1-A-2 and Class 1-A- 3 Certificates, sequentially, and (II) to the Holders of the Class 1-A-4 Certificates and Class 1-A-5 Certificates, pro rata; and

(b) to the Holders of the Class 2-A-1 Certificates and Class 2-A-2 Certificates pro rata, the Principal Distribution Amount for Loan Group 2,

in each case until the Certificate Principal Balances thereof have been reduced to zero; provided, that if on any Distribution Date, the Class 1-A Certificates or Class 2-A Certificates are no longer outstanding, the related portion of the Principal Distribution Amount will be allocated to the Class 2-A Certificates and Class 1-A Certificates, respectively, in the order described above, in each case until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, from the remaining Principal Distribution Amount for both Loan Groups, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero.

         (c) Except as provided in clause (d) below, on each Distribution Date
(i) on and after the Stepdown Date and (ii) on which Trigger Event is not in effect, the Securities Administrator shall withdraw from the Certificate Account an amount equal to the Principal Distribution Amount and distribute to the Holders of the Class A Certificates and the Holders of the Mezzanine Certificates, distributions in respect of principal to the extent of the Principal Distribution Amount remaining for such Distribution Date:

                  (i) first, concurrently (a) to the Holders of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, the Class 1-A Principal Distribution Amount (allocated among such Class 1-A Certificates in the priority described in Section 4.01(b)(i)(a)above) and (b) to the Holders of the Class 2-A-1 Certificates and Class 2-A-2 Certificates, the Class 2-A Principal Distribution Amount (allocated among such Class 2-A Certificates in the priority described in Section 4.01(b)(i)(b)above), in each case until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that (x) after the Certificate Principal Balance of the Class 1-A Certificates has been reduced to zero, the remaining Class 1-A Principal Distribution Amount will be applied to the Class 2-A Certificates until the Certificate Principal Balance thereof is reduced to zero and (y) after the Certificate Principal Balance of the Class 2-A Certificates has been reduced to zero, the remaining Class 2-A Principal Distribution Amount will be applied to the Class 1-A Certificates until the Certificate Principal Balance thereof is reduced to zero;

         (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the




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

Certificate Principal Balance thereof has been reduced to zero;

         (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (v) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

         (vii) to the Class B Certificates, the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

         (d) Notwithstanding the foregoing, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralized Amount have been reduced to zero, the Principal Distribution Amount will be paid to the Class A Certificates on a pro rata basis, based on the Certificate Principal Balance thereof, until reduced to zero.

         (e) On each Distribution Date the Net Monthly Excess Cashflow shall be distributed in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining for such Distribution Date:

                  (i) to the extent of Net Monthly Excess Cashflow related to the Group 2 Loans, to pay the Certificate Insurer the aggregate of all payments made by the Certificate Insurer under the Certificate Guaranty Insurance Policy with respect to the Class 2-A Certificates, plus interest thereon, to the extent not previously reimbursed;

                  (ii) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount as described under Sections 4.01(b),
(c) and (d) above, as applicable;

                  (iii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates, in that order, an amount equal to any related Unpaid Interest Shortfall Amount for such Mezzanine Certificates;

                  (iv) first, to the Class 1-A-5 Certificates, any related Allocated Realized Loss Amount and second, sequentially to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates, an amount equal to any related Allocated Realized Loss Amount;

                  (v) to the extent of Net Monthly Excess Cashflow related to the Group 1 Loans, to pay the Certificate Insurer the aggregate of all payments made by the Certificate Insurer under the Certificate Guaranty Insurance Policy with respect to the Class 2-A Certificates, plus interest




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thereon, to the extent not previously reimbursed;

                  (vi) from amounts otherwise payable to the Holders of the Class C Certificates, to the Net WAC Shortfall Reserve Fund, (I) in an amount equal to the related Net WAC Shortfall Amount for each class of offered certificates which amount shall be distributed pursuant to Section 4.08(c) (i) first, to the Holders of the Class 1-A-1 Certificates, the Class 1-A-2 Certificates, the Class 1-A-3 Certificates, the Class 1-A-4 Certificates, the Class 1-A-5 Certificates, the Class 2-A-1 Certificates and Class 2-A-2 Certificates, pro rata, and (ii) second, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificate and the Class B Certificates, in that order, in each case until the related Net WAC Shortfall Amount has been reduced to zero, and then (II) in an amount sufficient to maintain a balance in the Net WAC Shortfall Reserve Fund equal to the Net WAC Shortfall Reserve Fund Deposit;

                  (vii) to the Holders of the Class C Certificates, the Monthly Interest Distributable Amount for such Class for such Distribution Date;

                  (viii) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (ix) any remaining amounts to the Holders of the Class R Certificates and Class R-X Certificates (in respect of the appropriate Residual Interest).

         (f) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Certificate Account and distributed by the Securities Administrator to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

         (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Securities Administrator, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (h) The Securities Administrator may invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments




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

designated in the name of the Securities Administrator for the benefit of the Certificateholders and the Certificate Insurer, which shall mature not later than the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Securities Administrator and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Securities Administrator out of its own funds immediately as realized without any right of reimbursement.

         (i) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the 15th day of the month in the month of such final distribution (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day), notify the Securities Administrator and the Securities Administrator shall, no later than two (2) Business Days after such date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Securities Administrator anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non- tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Company, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R and Class R-X Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(i).

         Section 4.02.     Statements to Certificateholders.

         (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Securities Administrator shall prepare and make available on the Securities Administrator's website, which shall initially be located at "www.ctslink.com" (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600), to each Holder of the Regular Certificates, the Certificate Insurer, the Master Servicer




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

and the Rating Agencies, a statement as to the distributions made on such Distribution Date setting forth, with respect to each Loan Group:

                  (i) (A) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and (B) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii) the Pass-Through Rate on each Class of Regular Certificates (other than the Class P Certificates) for such Distribution Date;

                  (iv) the aggregate amount of Advances for such Distribution Date;

                  (v) the number and Aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period and the number and Aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the end of the related Due Period;

                  (vi) the Overcollateralized Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount for such Distribution Date;

                  (vii) the aggregate Certificate Principal Balance of each Class of Regular Certificates after giving effect to the amounts distributed on such Distribution Date (in the case of each Class of the Mezzanine Certificates, separately identifying any reduction thereof due to the allocation of Realized Losses thereto);

                  (viii) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days, (c) delinquent 91 days or more, in each case as of the end of the calendar month prior to such Distribution Date;

                  (ix) the number, aggregate principal balance and book value of any REO Properties as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs;

                  (x) the weighted average remaining term to maturity, weighted average Mortgage Rate and Weighted Average Net Mortgage Rate of the Mortgage Loans as of the close of business on the first day of the calendar month in which such Distribution Date occurs;

                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;





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                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Custodial Account or the Certificate Account for such Distribution Date;

                  (xiv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer or a Sub-Servicer pursuant to Section 3.23, and the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of each Class of the Class A Certificates and Mezzanine Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of the Class A Certificates and Mezzanine Certificates for such Distribution Date;

                  (xvi) (A) the Overcollateralization Target Amount, (B) the Overcollateralized Amount and (C) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount, in each case after giving effect to the distribution made on the Regular Certificates on such Distribution Date;

                  (xvii) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Securities Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (xviii) the aggregate of any deposits to and withdrawals from the Net WAC Shortfall Reserve Fund for such Distribution Date and the remaining amount on deposit in the Net WAC Shortfall Reserve Fund after such deposits and withdrawals;

                  (xix) the Available Distribution Amount for such Distribution Date;

                  (xx) amounts paid under the Corridor Contracts;

                  (xxi) the amount withdrawn from the Pre-Funding Accounts and the Interest Coverage Accounts and used to make payments to Certificateholders on that Distribution Date, the amount remaining on deposit in the Pre-Funding Accounts and Interest Coverage Accounts following such Distribution Date, and the amount withdrawn from the Pre-Funding Accounts used to buy certain Subsequent Mortgage Loans prior to such Distribution Date; and

                  (xxii) the amount of any Insured Amount paid on such Distribution Date and the amount of any reimbursement payment made to the Certificate Insurer on such Distribution Date pursuant to Section 4.01(e)(i) and 4.01(e)(v).

         In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts




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shall also be expressed as a dollar amount per Single Certificate.

         On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

         On each Distribution Date the Securities Administrator shall prepare and make available on the Securities Administrator's website (or deliver at the recipient's option), to each Holder of a Class R Certificate and Class R-X Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Class R Certificate or Class R-X Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

         The location of the Securities Administrator's website and the procedures used therein are subject to change from time to time at the Securities Administrator's discretion. The Securities Administrator shall have the right to change the way monthly distribution statement are distributed in order to make such distribution more convenient and/or more accessible to the above parties. The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Securities Administrator's website, the Securities Administrator may require registration and the acceptance of a disclaimer. Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto acknowledge that in connection with the Securities Administrator's preparation of the foregoing reports, the Securities Administrator will rely solely upon the information provided to it in the Remittance Reports.





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         Section 4.03.     Remittance Reports; Advances by the Master Servicer.

         (a) On the business Day following each Determination Date, the Master Servicer shall deliver to the Securities Administrator a report, prepared as of the close of business on Business Day preceding such Determination Date (the "Remittance Report"), in the form of an electromagnetic tape or disk. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Securities Administrator for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Securities Administrator from time to time. Neither the Trustee nor the Securities Administrator shall have any obligation to recompute, recalculate or verify any information provided to it by the Master Servicer.

         (b) The Master Servicer shall determine the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Mortgage Rate less the sum of the Master Servicing Fee Rate, the Sub-Servicing Fee Rate and any applicable Radian PMI Policy Rate, less the amount of any reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date); provided that no Advance shall be made if it would be a Nonrecoverable Advance. On or before 4:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Sub-Servicers, an amount equal to the Advances to be made by the Master Servicer or any Sub-Servicers in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 1:00 P.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The amount of any reimbursement pursuant to Section 3.11 in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller, the Certificate Insurer and the Securities Administrator with the Remittance Report. The Securities Administrator shall deposit all funds it receives pursuant to this
Section 4.03 into the Certificate Account.

         (c) In the event that the Master Servicer determines as of any Certificate Account Deposit




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Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Master Servicer pursuant to paragraph (b) above, it shall give notice to the Securities Administrator of its inability to Advance (such notice may be given by telecopy), not later than 4:00 P.M., New York time, on such date, specifying the portion of such amount that it will be unable to deposit. Not later than 4:00 P.M., New York time, on the earlier of (x) two Business Days following such Certificate Account Deposit Date or (y) the Business Day preceding the related Distribution Date, unless by such time the Master Servicer shall have directly or indirectly deposited in the Certificate Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Securities Administrator shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

         Section 4.04.     Distributions on the REMIC 1 Regular Interests.

         (a) On each Distribution Date, the Securities Administrator shall cause the Available Distribution Amount, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

         (i) first, to Holders of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A- 4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC Regular Interest 2-A- 2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC 1 Regular Interest B, REMIC 1 Regular Interest ZZ, and REMIC 1 Regular Interest P, PRO RATA, in an amount equal to

                  (A) the related Uncertificated Accrued Interest for such Distribution Date, plus

                  (B) any amounts in respect thereof remaining unpaid from the previous Distribution Dates.

Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest ZZ shall be reduced when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the Holders of REMIC 1 Regular Interest 1-A-1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC Regular Interest M-4, REMIC 1 Regular Interest M-5 and REMIC 1 Regular Interest B in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ shall be




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

increased by such amount;

         (ii) to Holders of REMIC 1 Regular Interest 1A, REMIC 1 Regular Interest 1B, REMIC 1 Regular Interest 2A, REMIC 1 Regular Interest 2B and REMIC 1 Regular Interest XX, pro rata, an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

         (iii) to the Holders of REMIC 1 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts on the Corresponding Certificate and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

         (iv) to the Holders of the REMIC 1 Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

                  (A) 98% of such remainder to the Holders of REMIC 1 Regular Interest AA, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

                  (B) 2% of such remainder, first, to the Holders of REMIC 1 Regular Interest 1-A- 1, REMIC 1 Regular Interest 1-A-2, REMIC 1 Regular Interest 1-A-3, REMIC 1 Regular Interest 1-A-4, REMIC 1 Regular Interest 1-A-5, REMIC 1 Regular Interest 2-A-1, REMIC 1 Regular Interest 2-A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest M-3, REMIC 1 Regular Interest M-4, REMIC 1 Regular Interest M-5, REMIC 1 Regular Interest B, in an aggregate amount equal to 1% of and int he same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero; and second to the Holders of REMIC 1 Regular Interest ZZ, 1% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

                  (C) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

         (v) to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the REMIC 1 Sub WAC Allocation Percentage of the Interest Funds and Principal Funds for all Loan Groups for such Distribution Date after the distributions made pursuant to clause (ii) above, first, so as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC 1 Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of
(x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate related to such Loan Group (except that if any such excess is a larger number than in the preceding




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distribution period, the least amount of principal shall be distributed to such
REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC 1 Regular Interest XX.


         (b) On each Distribution Date, 100% of the amounts deemed distributed on the Class C Interest shall be deemed distributed by REMIC 2 to REMIC 3.

         (c) On each Distribution Date, 100% of the amounts deemed distributed on REMIC 1 Regular Interest P shall be deemed distributed by REMIC 2 to REMIC 4 in respect of the Class P Interest.

         Section 4.05.     Allocation of Realized Losses.

         (a) All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that Distribution Date; second, to the Overcollateralized Amount by a reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and eighth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. Any allocation of Realized Losses to a Class C Certificate shall be made by (i) FIRST, reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(e)(vii), and (ii) SECOND, by reducing the Certificate Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

         (b) The REMIC 1 Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows: first to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest AA and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2% respectively;




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second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA
and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest B and REMIC 1 Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-5 and REMIC 1 Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-5 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-4 and REMIC 1 Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-4 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-3 and REMIC 1 Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-3 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-2 and REMIC 1 Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-2 has been reduced to zero; and eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-1 and REMIC 1 Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-1 has been reduced to zero.

         (c) The REMIC 1 Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC 1 Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC 1 Regular Interest ending with the designation "A" (other than REMIC 1 Regular Interest AA) so that the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC 1 Regular Interest XX.

         Section 4.06. Information Reports to Be Filed by the Master Servicer.

         The Master Servicer or the Sub-Servicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Securities Administrator an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 4.07. Compliance with Withholding Requirements.




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         Notwithstanding any other provision of this Agreement, the Securities
Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

         Section 4.08. Net WAC Shortfall Reserve Fund.

         (a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of Class A Certificates and the Mezzanine Certificates, the Net WAC Shortfall Reserve Fund. In addition, on the Closing Date, the Company shall deposit into the Net WAC Shortfall Reserve Fund an amount equal to the Net WAC Shortfall Reserve Fund Deposit. The Securities Administrator shall demand payment of all money payable by the Corridor Contract Provider under the related Corridor Contract. The Securities Administrator shall deposit in the Net WAC Shortfall Reserve Fund any related Corridor Contract Payment Amounts.

         (b) On each Distribution Date, to the extent required, the Securities Administrator shall make withdrawals from the Net WAC Shortfall Reserve Fund to the extent of any Corridor Contract Payment Amounts and distribute such amounts first, to the Holders of the related Class A Certificates and Mezzanine Certificates, PRO RATA, to the extent of any related Net WAC Shortfall Amount on such Certificates and second, to the Holders of the Class C Certificates.

         (c) On each Distribution Date, the Securities Administrator shall transfer from the Certificate Account to the Net WAC Shortfall Reserve Fund the amounts specified pursuant to Sections 4.01(e)(vi). On each Distribution Date, to the extent required, the Securities Administrator shall make withdrawals from the Net WAC Shortfall Reserve Fund and use the amounts in the Net WAC Shortfall Reserve Fund, other than amounts received from the Corridor Contract Provider, to make distributions to the Class A Certificates and the Mezzanine Certificates, in an amount equal to the amount of any Net WAC Shortfall Amount on such Certificates. Any such amounts shall be distributed to the Class A Certificates and Mezzanine Certificates, in the order described above, in each case until the related Net WAC Shortfall Amount has been reduced to zero. Any such amounts transferred shall be treated for federal tax purposes as amounts distributed by REMIC 2 to the Holders of the Class C Certificates.

         (d) The Net WAC Shortfall Reserve Fund shall be an Eligible Account. Amounts held in the Net WAC Shortfall Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of the REMICs, until released from the Net WAC Shortfall Reserve Fund pursuant to this Section 4.08. The Net WAC Shortfall Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class C Certificates shall be the owner of the Net WAC Shortfall Reserve Fund. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Net WAC Shortfall Reserve Fund. The Securities Administrator shall, at the written direction of the




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Majority Class C Certificateholder, invest amounts on deposit in the Net WAC
Shortfall Reserve Fund in Permitted Investments. In the absence of written direction to the Securities Administrator from the Majority Class C Certificateholder, all funds in the Net WAC Shortfall Reserve Fund shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Net WAC Shortfall Reserve Fund to the Holders of the Class C Certificates.

         Section 4.09. Pre-Funding Account.

         (a) No later than the Closing Date, the Securities Administrator shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Group 1 Pre-Funding Account, Wells Fargo Bank, N.A., as securities administrator on behalf of the Trustee for the registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004-3" (the " Group 1 Pre-Funding Account") and a segregated trust account that is an Eligible Account, which shall be titled "Group 2 Pre-Funding Account, Wells Fargo Bank, N.A., as securities administrator on behalf of the Trustee for the registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004-3" (the " Group 2 Pre-Funding Account"). The Securities Administrator shall, promptly upon receipt, deposit in the Pre-Funding Accounts and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Securities Administrator by the Depositor. Funds deposited in each Pre-Funding Account shall be held in trust by the Securities Administrator for the Certificateholders for the uses and purposes set forth herein.

         (b) The Securities Administrator will invest funds deposited in the related Pre-Funding Account, as directed by the Master Servicer in writing, in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment or
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. For federal income tax purposes, the Master Servicer shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Pre-Funding Accounts be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Pre-Funding Accounts shall be included in the Available Distribution Amount at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Securities Administrator or an Affiliate of the Securities Administrator manages or advises such investment, or on each Distribution Date, if the Securities Administrator or an Affiliate of the Securities Administrator manages or advises such investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Securities Administrator or an Affiliate of the Securities Administrator manages or advises such investment, or on each Subsequent Transfer Date, if the Securities Administrator or an Affiliate of the Securities Administrator manages or advises such investment or (iii) within one (1) Business Day of the Securities Administrator's receipt thereof. The Master Servicer shall deposit in the Pre-Funding Accounts the amount of any net loss incurred in respect of any such Eligible Investment immediately upon realization of such loss without any right of reimbursement therefor.





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

         (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Securities Administrator as follows:

                  (i) On any Subsequent Transfer Date, the Securities Administrator shall withdraw from the related Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the related Subsequent Mortgage Loans transferred and assigned to the Securities Administrator for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Issuer upon satisfaction of the conditions set forth in Section 2.06 with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the related Pre-Funding Account has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Securities Administrator shall deposit into the Certificate Account any amounts remaining in the related Pre-Funding Account for distribution in accordance with the terms hereof;

                  (iii) To withdraw any amount not required to be deposited in the related Pre-Funding Account or deposited therein in error; and

                  (iv) To clear and terminate the related Pre-Funding Account upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

         Section 4.10. Interest Coverage Accounts.

         (a) No later than the Closing Date, the Securities Administrator shall establish and maintain two separate segregated trust accounts that are each an Eligible Account, which shall be titled "Group 1 Interest Coverage Account, Wells Fargo Bank, N.A., as securities administrator on behalf of the Trustee for the registered holders of Impac Secured Assets Corp., Mortgage Pass- Through Certificates, Series 2004-3" (the "Group 1 Interest Coverage Account") and "Group 2 Interest Coverage Account, Wells Fargo Bank, N.A., as securities administrator on behalf of the Trustee for the registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2004-3" (the "Group 2 Interest Coverage Account" and together with the Group 1 Interest Coverage Account, the "Interest Coverage Accounts"). The Securities Administrator shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount remitted on the Closing Date to the Securities Administrator by the Company. Funds deposited in the Interest Coverage Account shall be held in trust by the Securities Administrator on behalf of the Trustee for the Certificateholders for the uses and purposes set forth herein.

         (b) For federal income tax purposes, the Master Servicer shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Accounts be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Interest Coverage Accounts, which investment shall be made solely upon the written direction of the Master Servicer,




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shall be for the sole and exclusive benefit of the Master Servicer and shall be paid to the Master Servicer on each Distribution Date. The
Master Servicer shall deposit in the Interest Coverage Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (c) On each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, the Securities Administrator shall withdraw from the Interest Coverage Accounts and deposit in the Certificate Account an amount equal to 30 days' interest on the excess, if any, of the Group 1 Original Pre-Funded Amount and the Group 2 Original Pre-Funded Amount, as applicable, over the aggregate Principal Balance of related Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, plus the Securities Administrator's Fee Rate. Such withdrawal and deposit shall be treated as a contribution of cash by the Master Servicer to REMIC 1 on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Securities Administrator shall withdraw from the Interest Coverage Account and remit to the Master Servicer or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Accounts over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the preceding sentence on each subsequent Distribution Date, if any, that will occur during the Funding Period or that will be the Distribution Date immediately following the end of the Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date.

         (d) Upon the earliest of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the Certificate Principal Balances of the Certificates to zero or (iii) the termination of this Agreement in accordance with Section 9.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Securities Administrator and paid to the Master Servicer or its designee.

         Section 4.11. The Certificate Guaranty Insurance Policy.

         (a) If the Securities Administrator determines that a Deficiency Amount exists for such Distribution Date, the Securities Administrator shall complete the notice as set forth in the Certificate Guaranty Insurance Policy (the "Notice")and submit such Notice in accordance with the Certificate Guaranty Insurance Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date, as a claim for an Insured Amount (provided that the Securities Administrator shall submit such notice on the second Business Day immediately preceding such Distribution Date if it is able to do so) in an amount equal to such Deficiency Amount.

         (b) The Securities Administrator shall establish and maintain the Insurance Account on behalf of the Holders of the Class 2-A Certificates. Upon receipt of an Insured Amount from the




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Certificate Insurer on behalf of the Class 2-A Certificateholders, the
Securities Administrator shall deposit such Insured Amount in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Distribution Date, the Securities Administrator shall transfer any Insured Amount then on deposit in the Insurance Account to the Certificate Account. The Securities Administrator shall distribute on each Distribution Date the Deficiency Amount for such Distribution Date from the Certificate Account, together with the distributions due to the Class 2-A Certificateholders on such Distribution Date, as follows: (i) the portion of any such Deficiency Amount related to clauses (i) and (ii) of the definition of Deficiency Amount shall be distributed among the related Class 2-A Certificateholders on a pro rata basis in accordance with their respective shortfalls or allocations of Realized Losses; and (ii) the portion of any such Deficiency Amount related to clause (iii) of the definition of Deficiency Amount shall be distributed to the related Class 2-A Certificateholders in accordance with Section 9.01(a).

         (c) The Securities Administrator shall (i) receive as attorney-in-fact of each Class 2-A Certificateholder any Insured Amount from the Certificate Insurer and (ii) distribute such Insured Amount to such Class 2-A Certificateholders as set forth in subsection (b) above. Insured Amounts disbursed by the Securities Administrator from proceeds of the Certificate Guaranty Insurance Policy shall not be considered payment by the Trust Fund with respect to the Class 2-A Certificates, nor shall such disbursement of such Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Class 2-A Certificateholders. The Securities Administrator hereby agrees on behalf of each Class 2-A Certificateholder (and each Class 2-A Certificateholder, by its acceptance of its Class 2-A Certificates, hereby agrees) for the benefit of the Certificate Insurer that the Securities Administrator shall recognize that to the extent the Certificate Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Securities Administrator), to the Class 2-A Certificateholders, the Certificate Insurer will be entitled to be subrogated to the rights of the Class 2-A Certificateholders to the extent of such payments.





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

                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A and B-1 through B-4. The Certificates will be issuable in registered form only. The Certificates (other than the Class P, Class C, Class R and the Class R-X Certificates) will be issued in minimum denominations of $25,000 Initial Certificate Principal Balance and integral multiples of $1 in excess thereof. The Class C Certificates will be issued in minimum denominations of $1.00 Initial Notional Amount and integral multiples of $1.00 in excess thereof. The Class P, Class R and the Class R-X Certificates will each be issuable in minimum denominations of any Percentage Interest representing 10.00% and multiples of 0.01% in excess thereof.

         Upon original issue, the Certificates shall, upon the written request of the Company executed by an officer of the Company, be executed and delivered by the Securities Administrator, authenticated by the Securities Administrator and delivered to or upon the order of the Company upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator in its capacity as trustee hereunder by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

         (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Securities Administrator shall not be




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

required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Book-Entry Certificates, and the Securities Administrator shall have no liability for transfers of Ownership Interests in the Book Entry Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

         The Securities Administrator, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Company advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall, at the expense of the Company, issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Securities Administrator shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates the Securities Administrator and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) Each Certificate is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

         Section 5.02. Registration of Transfer and Exchange of Certificates.

         (a) The Securities Administrator shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.





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

         (b) Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class P, Class C, Class R or Class R-X Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class P, Class C, Class R or Class R-X Certificate is to be made under this Section 5.02(b), (i) the Securities Administrator shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Securities Administrator that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Company or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any affiliate thereof, to a non-affiliate of the Company and (ii) the Securities Administrator shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Securities Administrator shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Securities Administrator certifying to the Company and the Securities Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Securities Administrator, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company to an affiliate of the Company and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Company of the status of such transferee as an affiliate of the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

         (c) Notwithstanding the requirements of Section 5.02(b), transfers of Class P, Class C, Class R and Class R-X Certificates may be made in accordance with this Section 5.02(c) if the prospective transferee of a Certificate provides the Securities Administrator and the Company with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Trustee, the Securities Administrator, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof; provided, however, that no Transfer of any of the Class P, Class C, Class R or Class R-X Certificates may be made pursuant to this Section 5.02(c) by the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

         The Securities Administrator shall require an Opinion of Counsel, on which the Securities Administrator, Company and Master Servicer may rely, from a prospective transferee prior to the transfer of any Class P, Class C, Class R or Class R-X Certificate to any employee benefit plan or




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

other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (any of the foregoing, a "Plan"), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"). Such Opinion of Counsel must establish to the satisfaction of the Securities Administrator that such transfer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, and will not subject the Trustee, the Securities Administrator, the Master Servicer or the Company to any obligation in addition to those undertaken in this Agreement. Neither the Company, the Master Servicer nor the Trustee, the Securities Administrator will be required to obtain such Opinion of Counsel on behalf of any prospective transferee.

         Each beneficial owner of a Class M-1, Class M-2 or Class M-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a trustee or other Person acting on behalf of a Plan or using "plan assets" of a Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 2002-41 (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch Ratings, Inc. or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         (d) [Reserved]

         (e) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate or Class R-X shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate or Class R-X Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate or Class R-X Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate or Class R-X Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Class R Certificate or Class R-X Certificate until its receipt of

(I) an affidavit and agreement (a "Transfer Affidavit and Agreement" in the form attached hereto as Exhibit G-5) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate or Class R-X Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate or Class R-X Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and
(II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Class R Certificate or Class R-X Certificate, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate or Class R-X Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate or Class R-X Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate or Class R-X Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Securities Administrator in the form attached hereto as Exhibit G-4.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate or Class R-X Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate or Class R-X Certificate, if it is "a pass- through interest holder", or is holding an Ownership Interest in a Class R Certificate or Class R-X Certificate on behalf of a "pass-through interest holder."

         (ii) The Securities Administrator will register the Transfer of any Class R Certificate or Class R-X Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-5, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. Transfers of the Class R Certificates or Class R-X Certificates other than to Permitted Transferees are prohibited.

         (iii) (A) If any Person other than a Permitted Transferee shall become a Holder of a Class R Certificate or Class R-X Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate or Class R-X Certificate. If a Non-United States Person shall become a Holder of a Class R Certificate or Class R-X Certificate, then the last




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

preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate or Class R-X Certificate. If a transfer of a Class R Certificate or Class R-X Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate or Class R-X Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Class R Certificate or Class R-X Certificate that was in fact not a Permitted Transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Class R Certificate or Class R-X Certificate. Each Holder of a Class R Certificate or Class R-X Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this clause (b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Company to ensure that the Class R Certificates or Class R-X Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Class R Certificates or Class R-X Certificates will not cause the imposition of a tax upon the Trust or cause any such REMIC to fail to qualify as a REMIC. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for any registration of Transfer of a Class R Certificate or Class R-X Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate or Class R-X Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate or Class R-X Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate or Class R-X Certificate, to sell such Class R Certificate or Class R-X Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate or Class R-X Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Trustee or the Securities Administrator itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Class R Certificate or Class R-X Certificate as a result of its exercise of such discretion.

         (iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate or Class R-X Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates or Class R-X Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections




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

1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate or Class R-X Certificate having as among its record Holders at any time any Person who is a Disqualified Organization. The Securities Administrator may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

                  (F) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Securities Administrator maintained for such purpose, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest. Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

                  (G) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Securities Administrator. Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate or Class R-X Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate or Class R-X Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate or Class R-X Certificate being exchanged.

                  (H) No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (I) All Certificates surrendered for transfer and exchange shall be canceled and retained by the Securities Administrator in accordance with the Securities Administrator's standard procedures.

         Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Securities Administrator and the




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Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.     Persons Deemed Owners.

         The Company, the Master Servicer, the Trustee, the Certificate Insurer, the Securities Administrator and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Securities Administrator nor any agent of any of them shall be affected by notice to the contrary.

         Section 5.05.     Rule 144A Information.

         For so long as any Class P, Class C, Class R and Class R-X Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Company will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Company shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Company and furnish the Company such information in the Master Servicer's possession as the Company may reasonably request.






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

                                   ARTICLE VI

                      THE COMPANY AND THE MASTER SERVICER

         Section 6.01. Liability of the Company and the Master Servicer.

         The Company and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company and the Master Servicer herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

         Section 6.02. Merger, Consolidation or Conversion of the Company or the
                               Master Servicer.

         The Company and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Company or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

         Section 6.03. Limitation on Liability of the Company, the Master
                       Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Company, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document




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

of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer's obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

         Section 6.04. Limitation on Resignation of the Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer reasonably acceptable to the Trustee, the Securities Administrator and the Certificate Insurer upon receipt by the Trustee, the Securities Administrator and the Certificate Insurer of a letter from each Rating Agency (obtained by the Master Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates without taking the Certificate Guaranty Insurance Policy into account or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee, the Securities Administrator and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

         Section 6.05. Sale and Assignment of Master Servicing.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master




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servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee, the Securities Administrator and the Certificate Insurer (as evidenced in a writing signed by the Trustee, the Securities Administrator and the Certificate Insurer) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee, the Securities Administrator and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee, the Securities Administrator and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation without taking the Certificate Guaranty Insurance Policy into account, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.







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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01. Events of Default.

         "Event of Default", wherever used herein, means any one of the following events:

         (i) any failure by the Master Servicer to deposit into the Certificate Account on each Certificate Account Deposit Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for two (2) Business Days after such amount was required to be remitted; or

         (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, the Certificate Insurer or the Securities Administrator, or to the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

         (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) the Master Servicer shall fail to deposit in the Certificate Account on any Certificate Account Deposit Date an amount equal to any required Advance which continues unremedied for the earlier of (a) a period of two (2) Business Days or (b) the Business Day immediately preceding




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the Distribution Date.

         If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee, the Securities Administrator, the Certificate Insurer (unless an Insurer Default is continuing) or the Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Trustee and the Securities Administrator if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the successor to the Master Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee or the Securities Administrator, as applicable, shall, by notice to the Master Servicer, the Certificate Insurer and the Company, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that if the Trustee or the Securities Administrator, as applicable, determines (in its sole discretion) that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance was otherwise made, the Trustee or the Securities Administrator, as applicable, shall not terminate the Master Servicer. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator pursuant to and under this Section, and, without limitation, the Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee and the Securities Administrator in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Securities Administrator or the successor Master Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Securities Administrator to enable it to assume the Master Servicer's duties thereunder;
(iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans. The Securities Administrator shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Section 7.01, neither the Trustee nor the Securities Administrator shall be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee nor the Securities Administrator has




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actual knowledge thereof or unless notice of any event which is in fact such an
Event of Default is received by the Trustee or the Securities Administrator as provided in Section 11.05 and such notice references the Certificates, the Trust Fund or this Agreement.

         Section 7.02. Securities Administrator to Act; Appointment of
                       Successor.

         Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 7.01(i) - (v), the Master Servicer shall effect the transfer of Master Servicing, and shall bear all costs and expenses (including those of the Securities Administrator or its designee as successor Master Servicer) related thereto, and the Securities Administrator or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to Section 3.12 and 4.01(h)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Securities Administrator hereunder. As compensation therefor, the Securities Administrator shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account if the Master Servicer had continued to act hereunder. If the Securities Administrator has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.02, then notwithstanding the above, if the Securities Administrator shall be unwilling to so act, or shall be unable to so act, the Securities Administrator may appoint, or petition a court of competent jurisdiction or appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Securities Administrator shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Securities Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. Each of the Seller, the Securities Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor Master Servicer be liable for the acts or omissions of the predecessor Master Servicer.

         In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Securities Administrator if the Securities Administrator is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in




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causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Securities Administrator and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02. The successor Master Servicer shall cause such assignment to be delivered to the applicable Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         Any successor, including the Securities Administrator, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.

         Notwithstanding anything else herein to the contrary, in no event shall the Trustee or the Securities Administrator be liable for any Master Servicing Fee or Sub-Servicing Fee or for any differential in the amount of the Master Servicing Fee or Sub-Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer or Sub-Servicer, as applicable, to act as successor Master Servicer or Sub-Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

         Section 7.03. Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Securities Administrator shall give prompt notice thereof to Certificateholders, the Certificate Insurer and to the Rating Agencies.

         (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

         Section 7.04. Waiver of Events of Default.

         The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default (other than an Event of Default set forth in Section 7.01(vi)); provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 11.01




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

or materially adversely affect any non-consenting Certificateholder. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

         Section 7.05. List of Certificateholders.

         Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.




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                                  ARTICLE VIII

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 8.01. Duties of Trustee and Securities Administrator.

         Each of the Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs, is continuing and has not been waived, the Trustee and the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee and the Securities Administrator enumerated in this Agreement shall not be construed as a duty.

         The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them in accordance with the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's or the Securities Administrator's satisfaction, the Securities Administrator will provide notice thereof to the Certificateholders. Notwithstanding the foregoing, neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

         The Securities Administrator shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to REMIC 1, REMIC 2, REMIC 3 and REMIC 4 pursuant to applicable federal, state or local tax laws.

         The Securities Administrator covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to the extent that maintaining such status and avoiding such taxes are within the control of the Securities Administrator and are reasonably within the scope of its duties under this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all




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such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, as applicable, and conforming to the requirements of this Agreement;

         (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Securities Administrator, unless it shall be proved that the Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

         (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, under this Agreement.

         Section 8.02. Certain Matters Affecting the Trustee and the Securities
                       Administrator.

         Except as otherwise provided in Section 8.01:

         (a) The Trustee and the Securities Administrator may conclusively rely upon and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (c) The Trustee and the Securities Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and the Certificate




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Insurer has given its consent; nothing contained herein shall, however, relieve the Trustee or the Securities Administrator of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's or the Securities Administrator's corporate trust department has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (d) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights with the written consent of the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders or the Certificate Insurer requesting the investigation;

         (f) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed;

         (g) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

         (h) Whenever in the administration of the provisions of this Agreement the Trustee or the Securities Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee or the Securities Administrator, be deemed to be conclusively proved and established by a certificate signed and delivered to the Trustee or the Securities Administrator and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee or the Securities Administrator, shall be full warrant to the Trustee or the Securities Administrator for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.





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

         The Trustee and the Securities Administrator shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Master Servicer. In no event shall the Trustee or the Securities Administrator be liable for the selection of investments or for investment losses incurred thereon. The Trustee and the Securities Administrator shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Master Servicer to provide timely written investment direction.

         In order to comply with its duties under the U.S.A. Patriot Act, the Trustee and the Securities Administrator shall obtain and verify certain information and documentation from other parties hereto, including, but not limited to, such party's name, address and other identifying information.

         Section 8.03. Trustee and Securities Administrator Not Liable for
                       Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee and the Securities Administrator contained in Article II) shall be taken as the statements of the Company and the Trustee and the Securities Administrator assumes no responsibility for their correctness. The Trustee and the Securities Administrator makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Master Servicer.

         Section 8.04. Trustee and Securities Administrator May Own
                       Certificates.

         The Trustee and the Securities Administrator in its individual or any other capacity (other than as Trustee or Securities Administrator hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Securities Administrator and may otherwise deal with the parties hereto.

         Section 8.05. Trustee's Fees and Securities Administrator's Fees.

         The Trustee shall be paid its fees and expenses, including, without limitation, legal fees and expenses according to a fee letter between the Trustee and the Seller. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee. The Securities Administrator shall be paid the income and gain on the Certificate Account together with its expenses, including, without limitation, its legal fees and expenses. Except as otherwise provided




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in this Agreement, the Trustee and the Securities Administrator and any
director, officer, employee or agent of the Trustee and the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action), or relating to the acceptance or administration of its trusts hereunder or the Trustee and the Securities Administrator's performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with this Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties hereunder or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee or the Securities Administrator, as applicable, in the performance of its own duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

         The Master Servicer shall indemnify the Trustee and the Securities Administrator and any director, officer, employee or agent of the Trustee and the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties hereunder.

         The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee and the Securities Administrator or the termination of this Agreement.

         Section 8.06. Eligibility Requirements for Trustee and Securities
                       Administrator.

         The Trustee and the Securities Administrator hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee and the Securities Administrator shall at all times be acceptable to the Rating Agency rating the Certificates and the Certificate Insurer. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Seller and their affiliates or the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Securities Administrator in its role as successor to the Master Servicer.

         Section 8.07. Resignation and Removal of the Trustee and the Securities
                       Administrator.

         The Trustee and the Securities Administrator may at any time resign and be discharged from




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the trusts hereby created by giving written notice thereof to the Master
Servicer; with a copy to the Rating Agencies and the Certificate Insurer; provided, that such resignation shall not be effective until successor trustee or successor securities administrator is appointed and accepts appointment in accordance with the following provisions; provided, however, that the resigning Trustee or resigning Securities Administrator shall not resign and be discharged from the trusts hereby created until such time as the Certificate Insurer and the Rating Agency rating the Certificates approves the successor trustee or successor securities administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint successor trustee or successor securities administrator who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to each of, as applicable, the resigning Trustee, resigning Securities Administrator, the successor trustee and the successor securities administrator. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator.

         If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld, may remove the Trustee or the Securities Administrator and appoint successor trustee or successor securities administrator who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator.

         During the continuance of an Insurer Default, the Holders of Certificates entitled to at least 51% of the Voting Rights, may at any time remove the Trustee or the Securities Administrator and appoint successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Company by the Master Servicer.

         Any resignation or removal of the Trustee or the Securities Administrator and appointment of successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator as provided in Section 8.08.

         Section 8.08. Successor Trustee or Successor Securities Administrator.




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         Any successor trustee or successor securities administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee or successor securities administrator all assets and records of the Trust Fund held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

         No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.06.

         Upon acceptance of appointment by successor trustee or successor securities administrator as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Master Servicer.

         Section 8.09. Merger or Consolidation of Trustee or Securities
                       Administrator.

         Any state bank or trust company or corporation or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any state bank or trust company or corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided such state bank or trust company or corporation or national banking association shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10. Appointment of Co-Trustee or Separate Trustee or
                       Co-Securities Administrator or Separate Securities Administrator.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee or the Securities Administrator, as applicable, acting jointly shall have the power and shall execute and deliver all instruments to




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appoint one or more Persons approved by the Trustee or the Securities
Administrator, as applicable, to act as co-trustee or co-trustees or co-securities administrator or co-securities administrators, jointly with the Trustee or the Securities Administrator, as applicable, or separate trustee or separate trustees or separate securities administrator or separate securities administrators, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee or the Securities Administrator, as applicable, may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee or the Securities Administrator, as applicable, alone shall have the power to make such appointment without the Master Servicer. No co-trustee or separate trustee or co-securities administrator or separate securities administrator hereunder shall be required to meet the terms of eligibility as successor trustee or successor securities administrator under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) or co-securities administrator(s) or separate securities administrator(s) shall be required under Section 8.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee or co-securities administrator or separate securities administrator pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee or the Securities Administrator, as applicable, and required to be conferred or such co-trustee or co-securities administrator shall be conferred or imposed upon and exercised or performed by the Trustee or the Securities Administrator, as applicable, and such separate trustee or co-trustee or co-securities administrator or separate securities administrator jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee or Securities Administrator hereunder or as successor to the Master Servicer hereunder), the Trustee or the Securities Administrator shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee or co-securities administrator or separate securities administrator at the direction of the Trustee or the Securities Administrator.

         Any notice, request or other writing given to the Trustee or the Securities Administrator shall be deemed to have been given to each of the then separate trustees and co-trustees or co-securities administrator or separate securities administrator, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee or co-securities administrator or separate securities administrator shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or the Securities Administrator or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee or the Securities Administrator. Every such instrument shall be filed with the Trustee or the Securities Administrator.





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

         Any separate trustee or co-trustee or co-securities administrator or separate securities administrator may, at any time, constitute the Trustee or the Securities Administrator, as applicable, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee or co-securities administrator or separate securities administrator shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee or the Securities Administrator, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee or successor securities administrator.






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                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. Termination Upon Repurchase or Liquidation of All
                       Mortgage Loans or upon Purchase of Certificates.

         (a) Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee and the Securities Administrator pursuant to
Section 8.05 and of the Master Servicer to provide for and the Securities Administrator to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Master Servicer or its designee of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus
(b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month such repurchase price is distributed), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Securities Administrator at the expense of the Master Servicer, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Distribution Date occurring in March 2034 and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 as a REMIC. In the case of any repurchase by the Master Servicer pursuant to clause (i), the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Master Servicer.

         The right of the Majority Class C Certificateholder or its designee to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the Aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 10% of the Cut-off Date Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts; PROVIDED, HOWEVER, that no such purchase will be permitted if it would result in a draw on the Certificate Guaranty Insurance Policy, unless the Certificate Insurer consents in writing to such purchase. If such right is exercised, the Majority Class Certificateholder upon such repurchase shall




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

provide to the Trustee and the Securities Administrator, notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

         Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders and the Certificate Insurer mailed (a) in the event such notice is given in connection with the Master Servicer's election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the 15th day of the month (or if such 15th day is not a Business Day, on the Business Day immediately preceding such 15th day) in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified. In the event such notice is given in connection with the Master Servicer or its designee's election to repurchase, the Master Servicer or its designee shall deliver to the Securities Administrator for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Certificates by the Certificateholders, the Securities Administrator shall first, pay itself any amounts owing to the Trustee or the Securities Administrator under this Agreement, and second, distribute to the Certificateholders and the Certificate Insurer (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase, or (ii) if the Master Servicer elected to so repurchase, an amount determined as follows: with respect to each Regular Certificate, the outstanding Certificate Principal Balance thereof, plus with respect to each Regular Certificate (other than the Class P Certificates), one month's interest thereon at the applicable Pass-Through Rate and any Unpaid Interest Shortfall Amount, plus with respect to each Mezzanine Certificate, any unpaid Allocated Realized Loss Amount; with respect to the Class R Certificates and Class R-X Certificates, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Regular Certificates, subject to the priorities set forth in
Section 4.01; and with respect to the Certificate Insurer, any amounts owed under the Certificate Guaranty Insurance Policy. Notwithstanding the foregoing, by acceptance of the Class R Certificates and Class R-X Certificates, the Holders of the Class R Certificates and Class R-X Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts received in respect of such termination to the Holders of the Class C Certificates and to pay any such amounts to the Holders of the Class C Certificates. Upon certification to the Trustee and the applicable Custodian by a Servicing Officer, following such final deposit, the applicable Custodian shall promptly release the Mortgage Files as directed by the Master Servicer for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Master Servicer as being necessary to effectuate such transfer.


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         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Securities Administrator shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Company in writing, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R and Class R-X Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

         Section 9.02. Termination of REMIC 2.

         REMIC 2 shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the REMIC 1 Regular Interests and the last distribution due on the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest) is made.

         Section 9.03. Additional Termination Requirements.

         (a) In the event the Master Servicer repurchases the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Master Servicer, at its own expense, obtains for the Securities Administrator an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Securities Administrator shall establish a 90-day liquidation period for REMIC 1, REMIC 2, REMIC 3 and REMIC 4, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Securities Administrator also shall satisfy all of the requirements of a qualified liquidation for REMIC 1, REMIC 2, REMIC 3 and REMIC 4, as the case may be, under Section 860F of the Code and regulations thereunder; and

                  (ii) The Master Servicer shall notify the Securities Administrator at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof.

         (b) Each Holder of a Certificate and the Securities Administrator hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete




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liquidation for REMIC 1, REMIC 2, REMIC 3 and REMIC 4 at the expense of the
Trust Fund in accordance with the terms and conditions of this Agreement.




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                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01. REMIC Administration.

         (a) The Securities Administrator shall make an election to treat the Trust Fund as three REMICs under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of the Trust Fund, (i) the Class R-1 Interest will constitute the sole class of "residual interest" in REMIC 1, and (ii) the Class R-2 Interest will constitute the sole class of "residual interest" in REMIC 2, and the Regular Certificates shall be designated as the "regular interest" in REMIC 2. The Master Servicer and the Securities Administrator shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC 1 or REMIC 2 other than the REMIC 1 Regular Interests and the Class R-1 Interest (in the case of REMIC 1), and the Regular Certificates and the Class R-2 Interest (in the case of REMIC 2). The Securities Administrator will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for each of REMIC 1 and REMIC 2.

         (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

         (c) The Securities Administrator shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMICs (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the REMICs that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax-related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for the REMICs' tax matters person, shall (i) act on behalf of the REMICs in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. By their acceptance thereof, the Holder of the largest Percentage Interest of the Class R Certificates and Class R-X Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the REMICs.

         (d) The Securities Administrator shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days of the Closing Date) in respect of the REMICs created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the REMICs as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article X.




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

         (e) The Securities Administrator shall perform on behalf of the REMICs all reporting and other tax compliance duties that are the responsibility of the REMICs under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Class R Certificate or Class R-X Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate or Class R-X Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMICs. The Master Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the REMICs, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection. In addition, the Company shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (f) The Securities Administrator shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Securities Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC 1, REMIC 2, REMIC 3 or REMIC 4 as REMICs or
(ii) result in the imposition of a tax upon the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator has received an Opinion of Counsel, addressed to the Securities Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMICs or the assets of the REMICs, or causing the REMICs to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur. The Securities Administrator may consult with counsel to make such written advice, and the cost of same




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

shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator. At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of the REMICs created hereunder will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMICs as defined in Section 860G(c) of the Code, on any contributions to the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise, (iii) to the Master Servicer as provided in
Section 3.05 and (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer or the Securities Administrator pursuant to another provision of this Agreement.

         (h) On or before April 15 of each calendar year, commencing April 15, 2005, the Securities Administrator shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Securities Administrator stating the Securities Administrator's compliance with this
Article X.

         (i) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis.

         (j) Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to the REMICs other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMICs will not cause the REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as REMICs at any time that any Certificates are outstanding or subject either REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) Neither the Securities Administrator nor the Master Servicer shall enter into any arrangement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         Section 10.02. Prohibited Transactions and Activities.





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

         None of the Company, the Master Servicer, the Securities Administrator or the Securities Administrator shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to
Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to the REMICs after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04), unless it has received an Opinion of Counsel, addressed to the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Securities Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 as REMICs or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.03. Master Servicer and Securities Administrator
                        Indemnification.

         (a) The Securities Administrator agrees to indemnify the Trust Fund, the Certificate Insurer, the Company, and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Certificate Insurer, the Company or the Master Servicer, as a result of a breach of the Securities Administrator's covenants set forth in this Article X.

         (b) The Master Servicer agrees to indemnify the Trust Fund, the Certificate Insurer, the Company, the Trustee and the Securities Administrator for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Certificate insurer, the Company, the Trustee or the Securities Administrator, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X, in each case with respect to compliance with the REMIC Provisions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01. Amendment.

         This Agreement may be amended from time to time by the Company, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Certificate Insurer and without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement in any respect subject to the provisions in clauses (A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee and the Securities Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment) and the Certificate Insurer, as evidenced by (A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, the Certificate Insurer and the Securities Administrator, and (B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating on any of the Certificates without taking the Certificate Guaranty Insurance Policy into account.

         This Agreement may also be amended from time to time with the consent of the Certificate Insurer by the Company, the Master Servicer, the Securities Administrator and the Trustee and Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Seller or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

         Notwithstanding any contrary provision of this Agreement, the Trustee and the Securities Administrator shall not consent to any amendment to this Agreement unless they shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on either REMIC 1, REMIC 2, REMIC 3 or REMIC 4 pursuant to the REMIC Provisions or cause either REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

         Prior to executing any amendment pursuant to this Section, the Trustee and the Securities Administrator shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of any Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee or the Securities Administrator.

         The Securities Administrator and the Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 11.02. Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Company accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Securities Administrator a notice of an Event of Default, or of a default by the Seller, the Trustee or the Securities Administrator in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee or the Securities Administrator to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee or the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Trustee and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04. Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05. Notices.

         All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Company, 1401 Dove Street, Newport Beach, California 92660, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Impac Funding, 1401 Dove Avenue, Newport Beach, California 92660, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing;
(c) in the case of the Trustee and the Securities Administrator, to their respective Corporate Trust Offices, or such other address as may hereafter be furnished to the other parties hereto in writing;(d) in the case of the Rating Agencies, Standard & Poor's, 55 Water Street, 41st Floor, New York, NY 10041,
Attention: Asset Backed Surveillance Department; and Moody's, Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007; or (e) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004,
Attention: Consumer Asset-Backed Securities Group or such other address as may be hereafter furnished to the Depositor, the Trustee, the Securities Administrator and the Master Servicer in writing by the Certificate Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the Certificate Insurer.

         Section 11.07. Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee, the Securities Administrator, the Certificate Insurer and the Certificateholders.

         Section 11.08. Article and Section Headings.

         The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.09. Notice to Rating Agencies and the Certificate Insurer.

         The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurer referred to below with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

         4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.04;

         5. The final payment to Certificateholders; and

         6. Any change in the location of the Custodial Account or the Certificate Account.

         In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in
Section 4.02; and the Master Servicer shall promptly furnish to each Rating Agency copies of each annual independent public accountants' servicing report received as described in Section 3.20.

         Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department and (ii) in the case of Moody's, Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

         Section 11.10. Rights of the Certificate Insurer.

         (a) The Certificate Insurer is an express third-party beneficiary of this Agreement.

         (b) On each Distribution Date the Securities Administrator shall make available to the Certificate Insurer a copy of the reports made available to the Certificateholders and the Depositor on such Distribution Date.

         (c) The Securities Administrator shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers' Certificate, request for consent or request for amendment to any document related hereto promptly upon the Securities Administrator's production or receipt thereof.

         (d) Unless an Insurer Default exists, the Securities Administrator and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         (e) So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class 2-A Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.

         (f) The Certificate Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Certificate Insurer to make a required payment under the Certificate Guaranty Insurance Policy.

         IN WITNESS WHEREOF, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                      IMPAC SECURED ASSETS CORP.,
                                      Company


                                      By:  /s/ Richard J. Johnson
                                         ------------------------------
                                      Name:    Richard J. Johnson
                                      Title:   Chief Financial Officer


                                      IMPAC FUNDING CORPORATION,
                                      Master Servicer


                                      By:  /s/ Lisa Duehring
                                         ------------------------------
                                      Name:    Lisa Duehring
                                      Title:   Senior Vice President


                                      WELLS FARGO BANK, N.A.,
                                      Securities Administrator


                                      By:  /s/ Sandra Whalen
                                         ------------------------------
                                      Name:    Sandra Whalen
                                      Title:   Vice President


                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY,
                                      Trustee


                                      By:  /s/ Barbara Campbell
                                         ------------------------------
                                      Name:    Barbara Campbell
                                      Title:   Assistant Vice President


                                      By:  /s/ Brent Hoyler
                                         ------------------------------
                                      Name:    Brent Hoyler
                                      Title:   Associate

STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF ORANGE                    )


         On the 30th. day of August, 2004, before me, a notary public in and for said State, personally appeared Richard J. Johnson, known to me to be the Chief Financial Officer of Impac Secured Assets Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Rebecca A. Tomin
--------------------
    Notary Public


[Notarial Seal]

STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF ORANGE                    )


         On the 30th. day of August, 2004, before me, a notary public in and for said State, personally appeared Lisa Duehring, known to me to be a Senior Vice President of Impac Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Rebecca A. Tomin
--------------------
    Notary Public


[Notarial Seal]

STATE OF NEW YORK                )
                                 ) ss.:
COUNTY OF NEW YORK               )


         On the 30th. day of August, 2004, before me, a notary public in and for said State, personally appeared Sandra Whalen, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kara Stairiker
------------------
    Notary Public


[Notarial Seal]

STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF ORANGE                    )


         On the 26th. day of August, 2004, before me, a notary public in and for said State, personally appeared Barbara Campbell, known to me to be an Assistant Vice President of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Curtis M. Hall
------------------
    Notary Public


[Notarial Seal]




STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF ORANGE                    )


         On the 26th. day of August, 2004, before me, a notary public in and for said State, personally appeared Brent Hoyler, known to me to be an Associate of Deutsche Bank National Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Curtis M. Hall
------------------
    Notary Public



[Notarial Seal]

                                    EXHIBIT A

                        FORM OF CLASS []A-[] CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE TRUSTEE EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

Certificate No. 1                     Adjustable Pass-Through Rate



Class []-A-[] Senior
Date of Pooling and Servicing         Percentage Interest: [_]%

Agreement and Cut-off Date:

August 1, 2004
First Distribution Date:              Aggregate Initial Certificate Principal
                                      Balance of the Class []-A-[] Certificates:
September 25, 2004                    $[_____________]
Master Servicer:                      Initial Certificate Principal

Impac Funding Corporation             Balance of this Certificate:

                                      $[___________]
Assumed Final                         CUSIP: [_________]

Distribution Date:

November 25, 2034


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  SERIES 2004-3

                  evidencing a percentage interest in the distributions allocable to the Class []-A-[] Certificates with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family adjustable-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class []-A-[] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conforming one- to four-family adjustable-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class []-A-[] Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Securities Administrator or by a Paying Agent appointed by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Securities Administrator, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.
         The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by the (A) Holder of at least 50.01% Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") or (B) Countrywide Home Loans Servicing LP from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Majority Class C Certificateholder or Countrywide Home Loans Servicing LP to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on the Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent (in the case of the Majority Class C Certificateholder) or five percent (in the case of Countrywide Home Loans Servicing LP) of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.





         Dated: August 31, 2004                   WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION



                  This is one of the Certificates referred to in the within-mentioned Agreement.



                                                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator




                                                  By:___________________________

                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------



                           FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.



                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________
________________________________________________________________________________
________________________________________________________________________________








         Dated:
                                           _____________________________________
                                           Signature by or on behalf of assignor









                                           _____________________________________
                                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS



                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of ________________________ account number _________________, or, if mailed by check, to _______________________________________________ Applicable
statements should be mailed to ________________________________________ .

                  This information is provided by _____________________________, the assignee named above, or __________________________, as its agent.

                                   EXHIBIT B-1

                      FORM OF CLASS [M]-[_][B] CERTIFICATE


         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES[, THE CLASS M-[]] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE TRUSTEE EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.











                                      B-1-1

                  ANY TRANSFEREE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT.












                                      B-1-2

Certificate No. 1                        Adjustable Pass-Through Rate


Class [M]-[][B]                          Aggregate Initial Certificate Principal
                                         Balance of the Class M-2 Certificates:
                                         $[_________]


Date of Pooling and Servicing            Initial Certificate Principal Balance
Agreement and Cut-off Date:              of this Certificate:
August 1, 2004                           $[___________]


First Distribution Date:                 CUSIP: [_________]
September 25, 2004


Master Servicer:
Impac Funding Corporation


Assumed Final Distribution Date:
November 25, 2034



                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  SERIES 2004-3

                  evidencing a percentage interest in any distributions allocable to the Class [M]-[][B] Certificates with respect to the Trust Fund consisting primarily of a pool of conforming one- to four-family adjustable-rate


                                      B-1-3
                  first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [M]-[][B] Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family adjustable-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any , required to be distributed to Holders of Class [M]-[][B] Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Securities Administrator or by a Paying Agent appointed by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Any transferee shall be deemed to have made the representation set forth in Section 5.02(c) of the Agreement.



                                      B-1-4

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Securities Administrator, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.



                                      B-1-5

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by (A) the Holder of at least 50.01% Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") or (B) Countrywide Home Loans Servicing LP from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Majority Class C Certificateholder or Countrywide Home Loans Servicing LP to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on the Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent (in the case of the Majority Class C Certificateholder) or five percent (in the case of Countrywide Home Loans Servicing LP) of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      B-1-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



         Dated: August 31, 2004                    WELLS FARGO BANK, N.A.,

                                                   as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION



                  This is one of the Certificates referred to in the within-mentioned Agreement.



                                                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory







                                      B-1-7

                                   ASSIGNMENT
                                   ----------





                           FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.



                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________
________________________________________________________________________________
________________________________________________________________________________






         Dated:
                                           _____________________________________
                                           Signature by or on behalf of assignor








                                           _____________________________________
                                                  Signature Guaranteed





                                      B-1-8

                            DISTRIBUTION INSTRUCTIONS



                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of ________________________ account number _________________, or, if mailed by check, to _______________________________________________ Applicable
statements should be mailed to ________________________________________ .

                  This information is provided by _____________________________, the assignee named above, or __________________________, as its agent.












                                      B-1-9

                                   EXHIBIT B-2

                          FORM OF CLASS C CERTIFICATES

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



                                      B-2-1

Certificate No. []


Class C                                            Aggregate Initial Notional
                                                   Amount of the Class C
                                                   Certificates:
                                                   $[______________]


Date of Pooling and Servicing                      Initial Notional Amount
Agreement and Cut-off Date:                        of this Certificate:
August 1, 2004                                     $[____________]


First Distribution Date:                           Initial Certificate Principal
September 25, 2004                                 Balance of this Certificate:
                                                   $[____]


Master Servicer:                                   Percentage Interest of this
Impac Funding Corporation                          Certificate: [___]%



Assumed Final Distribution Date:                   CUSIP: [_________]
November 25, 2034



                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  SERIES 2004-3





                                      B-2-2
                  evidencing percentage interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of conforming one- to four- family adjustable-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other or obligation secured by or payable from payments on the Certificates.

                  This certifies that Countrywide Securities Corporation is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Original Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Impac Secured Assets Corp. (the "Company"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of August 1, 2004 (the "Agreement") among the Company, Impac Funding Corporation, as master servicer (the "Master Servicer"), Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator") and Deutsche Bank National Trust Company, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class C Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Securities Administrator or by a Paying Agent appointed by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.





                                      B-2-3

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of New York.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Securities Administrator, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the act, there shall be delivered to the Securities Administrator and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Securities Administrator or the Company; or there shall be delivered to the Securities Administrator and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and



                                      B-2-4
the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by (A) the Holder of at least 50.01% Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") or (B) Countrywide Home Loans Servicing LP from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in



                                      B-2-5
respect thereof). The Agreement permits, but does not require, the Majority Class C Certificateholder or Countrywide Home Loans Servicing LP to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on the Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent (in the case of the Majority Class C Certificateholder) or five percent (in the case of Countrywide Home Loans Servicing LP) of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      B-2-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



         Dated:  August 31, 2004                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator



                                                  By:___________________________

                                                  Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION



                  This is one of the Certificates referred to in the within-mentioned Agreement.



                                                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator



                                                  By:___________________________

                                                  Authorized Signatory







                                      B-2-7

                                   ASSIGNMENT
                                   ----------




                           FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.



                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________
________________________________________________________________________________
________________________________________________________________________________







         Dated:
                                           _____________________________________
                                           Signature by or on behalf of assignor








                                           _____________________________________
                                                  Signature Guaranteed



                                      B-2-8

                            DISTRIBUTION INSTRUCTIONS



                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of ________________________ account number _________________, or, if mailed by check, to _______________________________________________ Applicable
statements should be mailed to ________________________________________ .

                  This information is provided by _____________________________, the assignee named above, or __________________________, as its agent.










                                      B-2-9

                                   EXHIBIT B-3

                          FORM OF CLASS P CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.







                                      B-3-1

Certificate No. []



Class P                                    Aggregate Initial Certificate
                                           Principal

                                           Balance of the Class P Certificates:
                                           $100.00


Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement and Cut-off Date:                of this Certificate Denomination:
August 1, 2004                             $[___]


First Distribution Date                    Percentage Interest of this
September 25, 2004                         Certificate:
                                           [___]%

Master Servicer                            CUSIP: [_________]
Impac Funding Corporation


Assumed Final Distribution Date:
November 25, 2034



                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  SERIES 2004-3





                                      B-3-2
                  evidencing a percentage interest in any distributions allocable to the Class P Certificates with respect to the Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Countrywide Securities Corporation is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement; to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of Prepayment Charges and principal, if any) required to be distributed to Holders of Class P Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Securities Administrator or by a Paying Agent appointed by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.





                                      B-3-3

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Securities Administrator, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Securities Administrator or the Company; or there shall be delivered to the Securities Administrator and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master



                                      B-3-4

Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by (A) the Holder of at least 50.01% Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") or (B) Countrywide Home Loans Servicing LP from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the



                                      B-3-5

Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Majority Class C Certificateholder or Countrywide Home Loans Servicing LP to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on the Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent (in the case of the Majority Class C Certificateholder) or five percent (in the case of Countrywide Home Loans Servicing LP) of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                      B-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



         Dated: August 31, 2004                   WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION



                  This is one of the Certificates referred to in the within-mentioned Agreement.



                                                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory







                                      B-3-7

                                   ASSIGNMENT
                                   ----------






                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)



         the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.



                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________





         Dated: _______________
                                           _____________________________________
                                           Signature by or on behalf of assignor







                                      B-3-8

                            DISTRIBUTION INSTRUCTIONS



                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of ________________________ account number _________________, or, if mailed by check, to _______________________________________________ Applicable
statements should be mailed to ________________________________________ .

                  This information is provided by _____________________________, the assignee named above, or __________________________, as its agent.















                                      B-3-9

                                   EXHIBIT B-4

                          FORM OF CLASS R CERTIFICATE



                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(C) OF THE AGREEMENT OR AN OPINION OF COUNSEL AS PROVIDED IN SECTION 5.02(C) THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

                  THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT
AS PROVIDED HEREIN.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT
(A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A



                                      B-4-1

"DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



                                      B-4-2

Certificate No. 1


Class R Senior


Date of Pooling and Servicing                         Percentage Interest: 100%
Agreement and Cut-off Date:
August 1, 2004


First Distribution Date:
September 25, 2004


Master Servicer:
Impac Funding Corporation


Assumed Final Distribution Date:                      CUSIP: [_________]
November 25, 2034





                        MORTGAGE PASS-THROUGH CERTIFICATE,

                                  SERIES 2004-3



                  evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien



                                      B-4-3
                  mortgage loans formed and sold by IMPAC SECURED
                  ASSETS CORP.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [________] is the registered owner of the Percentage Interest evidenced by this Certificate stated above in certain distributions with respect to a Trust Fund, consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the Patent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Securities Administrator.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Securities Administrator, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In



                                      B-4-4
the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Securities Administrator or the Company; or there shall be delivered to the Securities Administrator and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest, in this Certificate may be transferred without delivery to the Securities Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Securities Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the



                                      B-4-5
transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator, duly endorsed by, or accompanied by an, assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the purchase by (A) the Holder of at least 50.01% Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") or (B) Countrywide Home Loans Servicing LP from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Majority Class C Certificateholder or Countrywide Home Loans Servicing LP to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property;



                                      B-4-6
provided, that any such option may only be exercised on the Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent (in the case of the Majority Class C Certificateholder) or five percent (in the case of Countrywide Home Loans Servicing LP) of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                      B-4-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



         Dated: August 31, 2004                   WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------



                  This is one of the Certificates referred to in the within-mentioned Agreement.





                                                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator



                                                  By:___________________________

                                                  Authorized Signatory







                                      B-4-8

                                   ASSIGNMENT
                                   ----------




                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)



         the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.



                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________





         Dated: ________________
                                           _____________________________________
                                           Signature by or on behalf of assignor







                                      B-4-9

                            DISTRIBUTION INSTRUCTIONS



                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of ________________________ account number _________________, or, if mailed by check, to _______________________________________________ Applicable
statements should be mailed to ________________________________________ .

                  This information is provided by _____________________________, the assignee named above, or __________________________, as its agent.











                                     B-4-10

                                   EXHIBIT B-4

                         FORM OF CLASS R-X CERTIFICATE

         THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(C) OF THE AGREEMENT OR AN OPINION OF COUNSEL AS PROVIDED IN SECTION 5.02(C) THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

                  THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS
PROVIDED HEREIN.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING



                                      B-5-1

TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.








                                      B-5-2

Certificate No. 1



Class R-X Senior



Date of Pooling and Servicing                         Percentage Interest: 100%
Agreement and Cut-off Date:
August 1, 2004



First Distribution Date:
September 25, 2004



Master Servicer:
Impac Funding Corporation



Assumed Final Distribution Date:                      CUSIP: [___________]
November 25, 2034



                        MORTGAGE PASS-THROUGH CERTIFICATE,

                                  SERIES 2004-3



                  evidencing a percentage interest in any distributions allocable to the Class R-X Certificates with respect to the Trust Fund consisting



                                      B-5-3
                  primarily of a pool of one- to four-family fixed-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates

                  This certifies that Hare & Co. is the registered owner of the Percentage Interest evidenced by this Certificate stated above in certain distributions with respect to a Trust Fund, consisting primarily of a pool of one- to four-family fixed-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, and Deutsche Bank National Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the Patent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Trustee.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such



                                      B-5-4

Certificateholder's prospective transferee shall each certify to the Trustee and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Company; or there shall be delivered to the Trustee and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest, in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.



                                      B-5-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an, assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Holder of at least 50.01 % Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") from the Trust Fund of all remaining Mortgage Loans and each REO Property, in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof). The Agreement permits, but does not require, the Majority Class C Certificateholder to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all REO Property; provided, that any such option may only be exercised on the Distribution Date after the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.





                                      B-5-6

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                      B-5-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



         Dated: August 31, 2004                   WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator





                                                  By:___________________________

                                                  Authorized Signatory







                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------



                  This is one of the Certificates referred to in the within-mentioned Agreement.

                                                  WELLS FARGO BANK, N.A.,

                                                  as Securities Administrator



                                                  By:___________________________

                                                  Authorized Signatory







                                      B-5-8

                                   ASSIGNMENT
                                   ----------






                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)



         the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.



                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________






         Dated:______________
                                           _____________________________________
                                           Signature by or on behalf of assignor





                                      B-5-9

                                DISTRIBUTION INSTRUCTIONS



                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the account of ________________________ account number _________________, or, if mailed by check, to _______________________________________________ Applicable
statements should be mailed to ________________________________________ .

                  This information is provided by _____________________________, the assignee named above, or __________________________, as its agent.









                                     B-5-10

                                    EXHIBIT C



                    FORM OF CUSTODIAN'S INITIAL CERTIFICATION




                                                            August ___, 2004



         Impac Funding Corporation

         1401 Dove Street

         Newport Beach, California 92660



                  Re: Pooling and Servicing Agreement, dated as of August 1, 2004 among Impac Secured Assets Corp., Impac Funding Corporation, Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company, Mortgage Pass-Through Certificates, Series 2004-3
                           ---------------------------------------------------


         Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (iii)(A) and (iv) of the definition or description of "Mortgage Loan Schedule" is correct.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Custodian makes no representations as to and shall not be responsible to verify:
(i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.





                                              [_______________________________]



                                              By:_______________________________

                                              Name:

                                              Title:

                                        EXHIBIT D



                          FORM OF CUSTODIAN FINAL CERTIFICATION



                                                          August ___, 2004



Impac Funding Corporation

1401 Dove Street

Newport Beach, California 92660



                  Re: Pooling and Servicing Agreement, dated as of August 1, 2004 among Impac Secured Assets Corp., Impac Funding Corporation, Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company, Mortgage Pass-Through Certificates, Series 2004-3
                           ----------------------------------------------------


Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01.

                  The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representation that any documents specified in clause (vi) of Section
2.01 should be included in any Mortgage File. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                                   [_______________________]



                                                   By: _________________________

                                                   Name:

                                                   Title:

                                    EXHIBIT E



                            FORM OF REMITTANCE REPORT



                             (Provided Upon Request)

                                   EXHIBIT F-1



                               REQUEST FOR RELEASE

                                 (for Custodian)



LOAN INFORMATION



                  Name of Mortgagor:              ______________________________



                  Master Servicer

                  Loan No.:                       ______________________________



TRUSTEE



                  Name:                           ______________________________



                  Address:                        ______________________________

                                                  ______________________________

                                                  ______________________________



                  Trustee

                  Mortgage File No.:              ______________________________





                                      F-1-1

REQUEST FOR REQUESTING DOCUMENTS (check one):



1.                Mortgage Loan Liquidated.

                           (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and deposited into the Custodial Account to the extent required pursuant to the Pooling and Servicing Agreement.)



2.                Mortgage Loan in Foreclosure.



3. Mortgage Loan Repurchased Pursuant to Section 9.01 of the Pooling and Servicing Agreement.



4. Mortgage Loan Repurchased Pursuant to Article II of the Pooling and Servicing Agreement.

                           (The Master Servicer hereby certifies that the repurchase price has been deposited into the Custodial Account pursuant to the Pooling and Servicing Agreement.)







                                      F-1-2

5. Other (explain).


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



                  The undersigned Master Servicer hereby acknowledges that it has received from the Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2004-3, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among Impac Secured Assets Corp., Impac Funding Corporation, the Securities Administrator and the Trustee.



         (  )     Promissory Note dated _________________, 200_, in the original principal sum of $__________, made by __________________,
                  payable to, or endorsed to the order of, the Trustee.



         (  )     Mortgage recorded on _________________________ as instrument
                  no. ___________ in the County Recorders Office of the County
                  of ______________________, State of _____________________ in
                  book/reel/docket of official records at page/image
                  _______________.



         (  )     Deed of Trust recorded on ____________________ as instrument
                  no._____________ in the County Recorder's Office of the County of ______________________, State of _____________________in
                  book/reel/docket __________________ of official records at page/image ____________________.



                                                       F-1-3

         (  )     Assignment of Mortgage or Deed of Trust to the Trustee,
                  recorded on _______________ as instrument no. ______________
                  in the County Recorder's Office of the County of ________________, State of ___________________ in
                  book/reel/docket ____________ of official records at page/image ___________.



         (  )     Other documents, including any amendments, assignments or
                  other assumptions of the Mortgage Note or Mortgage.



                           ( )    __________________________________


                           ( )    __________________________________


                           ( )    __________________________________


                           ( )    __________________________________




                  The undersigned Master Servicer hereby acknowledges and agrees as follows:


                           (1) The Master Servicer shall hold and retain
                  possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                           (2) The Master Servicer shall not cause or knowingly
                  permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.





                                      F-1-4

                           (3) The Master Servicer shall return each and every
                  Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Custodial Account and except as expressly provided in the Agreement.

                           (4) The Documents and any proceeds thereof, including
                  any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.



                                                  IMPAC FUNDING CORPORATION



                                                  By: __________________________

                                                  Title: _______________________







Date: _________________, 200_







                                      F-1-5

                                   EXHIBIT F-2



                               REQUEST FOR RELEASE

                          [Mortgage Loans Paid in Full]



                     OFFICER'S CERTIFICATE AND TRUST RECEIPT

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  SERIES 2004-3





         _____________________________________ HEREBY CERTIFIES THAT HE/SHE IS
AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:



         WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:



         ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN
MADE.




______  LOAN NUMBER: _______________         BORROWER'S NAME: __________________



______   COUNTY: ___________________




                                      F-2-1

         WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE CUSTODIAL ACCOUNT PURSUANT TO SECTION 3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.






 _________ ____________                           DATED: _______________________




 //       VICE PRESIDENT



 //       ASSISTANT VICE PRESIDENT







                                      F-2-2

                                       EXHIBIT G-1



                          FORM OF INVESTOR REPRESENTATION LETTER



                                ___________,200__





         Impac Secured Assets Corp.

         1401 Dove Street

         Newport Beach, California 92660



         Deutsche Bank National Trust Company

         1761 East St. Andrew Place

         Santa Ana, California 92705

         Attention: Impac Secured Assets Corp. Series 2004-3



             Re:      Impac Secured Assets Corp.
                      Mortgage Pass-Through Certificates Series 2004-3, Class __


         Ladies and Gentlemen:


                  ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2004-3, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004 among Impac



                                      G-1-1

Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer, Wells Fargo Bank, N.A., as securities administrator and Deutsche Bank National Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Securities Administrator and the Trustee that:

                                    1. The Purchaser understands that (a) the
                           Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                                    2. The Purchaser is acquiring the
                           Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                                    3. The Purchaser is (a) a substantial,
                           sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501
                           (a) promulgated pursuant to the Act.

                                    4. The Purchaser has been furnished with,
                           and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated May 28, 2004, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and



                                      G-1-2
                           the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                                    5. The Purchaser has not and will not nor
                           has it authorized or will it authorize any person to
                           (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                                 Very truly yours,


                                                 _______________________________
                                                 (Purchaser)

                                                 By: ___________________________

                                                 Name: _________________________

                                                 Title: ________________________










                                      G-1-3

                                   EXHIBIT G-2



                    FORM OF TRANSFEROR REPRESENTATION LETTER


                              ______________,200___




         Impac Secured Assets Corp.

         1401 Dove Street

         Newport Beach, California 92660



         Deutsche Bank National Trust Company

         1761 East St. Andrew Place

         Santa Ana, California 92705

         Attention: Impac Secured Assets Corp. Series 2004-3



               Re:   Impac Secured Assets Corp.
                     Mortgage Pass-Through Certificates, Series 2004-3, Class __



         Ladies and Gentlemen:

                  In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2004-3, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004 among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer, Wells Fargo Bank, N.A., as securities administrator and Deutsche Bank National Trust



                                      G-2-1

Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company, the Securities Administrator and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.




                                                  Very truly yours,





                                                  (Seller)

                                                  By:___________________________

                                                  Name:_________________________

                                                  Title: _______________________








                                      G-2-2

                                   EXHIBIT G-3



                   FORM OF RULE 144A INVESTMENT REPRESENTATION





             Description of Rule 144A Securities, including numbers:



                           Impac Secured Assets Corp.

                       Mortgage Pass-Through Certificates

                       Series 2004-3, Class ____, No. ____



                  The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:





                                      G-3-1

                           a. The Buyer understands that the Rule 144A
                  Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial,
                  sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information
                  regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf
                  has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as
                  that term is defined in Rule 144 under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144 Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
                  (ii) pursuant to another exemption from registration under the 1933 Act.

                  3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Company that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the



                                                       G-3-2

Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer has provided the Trustee with the opinion letter required by section 5.02(c) of the Pooling and Servicing Agreement.

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.





                                      G-3-3

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.










___________________________________               ______________________________
       Print Name of Transferor                        Print Name of Buyer

By: _______________________________               By: __________________________

Name:                                             Name:

Title:                                            Title:

Taxpayer Identification:                          Taxpayer Identification:



No. _______________________________               No. __________________________



Date: _____________________________               Date: ________________________









                                      G-3-4

                                                          ANNEX 1 TO EXHIBIT G-3
                                                          ----------------------





            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------



             [For Buyers Other Than Registered Investment Companies]



                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:



                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.



                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.



         ____ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ____ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking
--------------------
         1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                      G-3-5
                  commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

         ____ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ____     BROKER-DEALER. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

         ____ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ____ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ____ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ____ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

         ____ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ____ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         ____ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.





                                      G-3-6

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.



         ___      ___               Will the Buyer be purchasing the Rule 144A
         Yes      No                Securities only for the Buyer's own account?



                  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.





                                      G-3-7

                                               _________________________________

                                               Print Name of Buyer

                                               By:______________________________

                                               Name:

                                               Title:



                                               Date: ___________________________








                                      G-3-8

                                                          ANNEX 2 TO EXHIBIT G-3
                                                          ----------------------



            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------



              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

         ____ The Buyer owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,



                                      G-3-9

(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                            ____________________________________
                                            Print Name of Buyer


                                            By: ________________________________

                                            Name:

                                            Title:




                                            IF AN ADVISER:



                                            ____________________________________
                                            Print Name of Buyer


                                            Date:______________________________








                                     G-3-10

                                       EXHIBIT G-4



                         FORM OF TRANSFEROR CERTIFICATE



                                                   ______________, 200__





         Impac Secured Assets Corp.

         1401 Dove Street

         Newport Beach, California 92660



         Deutsche Bank National Trust Company

         1761 East St. Andrew Place

         Santa Ana, California 92705

         Attention: Impac Secured Assets Corp. Series 2004-3



                           Re:      Impac Secured Assets Corp.

                                    Mortgage Pass-Through Certificates

                                    Series 2004-3, Class [R][R-X]
                                    -----------------------------------



         Ladies and Gentlemen:



                  This letter is delivered to you in connection with the sale by ________________________ (the "Seller") to _____________________________________



                                      G-4-1

(the "Purchaser") of a ____% Percentage Interest in the Mortgage Pass-Through Certificates, Series 2004-3, Class [R][R-X] (the "Certificates"), issued pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer and Deutsche Bank National Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-5. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-

         1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.




                                          Very truly yours,



                                          (Seller)

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________




                                     G-4-2

                                   EXHIBIT G-5



                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT





         STATE OF                           )

                                    :ss.:

         COUNTY OF                          )



                  ___________________, being first duly sworn, deposes, represents and warrants:



                  1. That he/she is [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], (the "Owner"), (record or beneficial owner of the Class [R][R-X] Certificates (the "Class [R][R-X] Certificates") on behalf of which he/she makes this affidavit and agreement). This Class [R][R-X] Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 2004 among Impac Secured Assets Corp., as company, Impac Funding Corporation, as master servicer (the "Master Servicer"), Wells Fargo Bank, N.A., as securities administrator and Deutsche Bank National Trust Company, as trustee (the "Trustee").

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of _____________ [date of transfer] within the meaning of
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R][R-X] Certificates, and (iii) is acquiring the Class [R][R-X] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other



                                      G-5-1
than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R][R-X] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R][R-X] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R][R-X] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class [R][R-X] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class [R][R-X] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class [R][R-X] Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R][R-X] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8. The Owner's Taxpayer Identification Number is
_____________________.





                                      G-5-2

                  9. This affidavit and agreement relates only to the Class [R][R-X] Certificates held by the owner and not to any other holder of the Class [R][R-X] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R][R-X] Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class [R][R-X] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R][R-X] Certificate that the Owner intends to pay taxes associated with holding such Class [R][R-X] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R][R-X] Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R][R-X] Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, provided that with respect to any partnership or other entity treated as a partnership for United States federal income tax purposes, all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  14. (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),
(ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

                      (b) The Owner will provide the Trustee with an opinion of counsel, as specified in Section 5.02(c) of the Pooling and Servicing Agreement, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master



                                                       G-5-3

Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

                  In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

                  Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of _____________, _____.






                                                        [NAME OF OWNER]





                                               By: _____________________________

                                                        [Name of Officer]

                                                        [Title of Officer]

         [Corporate Seal]



         ATTEST:





         ______________________________

         [Assistant] Secretary

                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that such person executed the same as such person's free act and deed and the free act and deed of the Owner.



                  Subscribed and sworn before me this ____ day of ___________, 200__.










                                       ________________________________________
                                                      NOTARY PUBLIC



                                               COUNTY
                                      OF_________________________

                                               STATE
                                      OF___________________________

                                              My Commission expires the ____ day
                                      of __________, 200__.








                                      G-5-4

                                    EXHIBIT H



                             MORTGAGE LOAN SCHEDULE



                                (Filed Manually)



         (In accordance with Rule 202 of Regulation S-T, this Mortgage Loan Schedule, is being filed in paper pursuant to a continuing hardship exemption.)











                                      G-5-5

                                        EXHIBIT I



                      SELLER REPRESENTATIONS AND WARRANTIES





         Seller's Representations Assigned by Company to Trustee



                  Representations and Warranties. Pursuant to the Mortgage Loan Purchase Agreement, the Seller has made certain representations and warranties to the Company. The Seller shall confirm such representations and warranties and shall deliver a Seller's Warranty Certificate and an Officer's Certificate on the Closing Date (i) reaffirming such representations and warranties and (ii) specifically restating and reaffirming the following representations and warranties as of such date. The following representations are, pursuant to the Pooling and Servicing Agreement, assigned by the Company to the Trustee for the benefit of the Certificateholders, together with the related repurchase rights specified in the Mortgage Loan Purchase Agreement. Pursuant to the Mortgage Loan Purchase Agreement, the Seller's Warranty Certificate and related Officer's Certificate, the Seller affirms each such representation and warranty and agrees, consents to and acknowledges the assignment thereof to the Trustee. All capitalized terms herein shall have the meanings assigned in the Pooling and Servicing Agreement and the Seller's Warranty Certificate, as applicable.

                  The Seller hereby represents and warrants to the Company, the Securities Administrator and Trustee, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

         (i) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

         (ii) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

         (iii) the Mortgage File for each Mortgage Loan contains a true and complete copy of each of the documents contained in such Mortgage File, including all amendments, modifications and, if applicable, waivers and assumptions that have been executed in connection with such Mortgage Loan;

         (iv) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

         (v) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

         (vi) no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due;

         (vii) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xii) below;

         (viii) as of the Cut off Date, (i) no Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, (ii) no Mortgage Loan had been delinquent for 60 days or more during the preceding 12 months and
(iii) to Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

         (ix) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

         (x) to Seller's knowledge, except to the extent insurance is in place which will over such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (xi) each Mortgage Loan complies in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth In Lending Act and disclosure laws, including, but not limited to, any applicable predatory lending laws. The consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan or the holders of Certificates secured thereby, will not involve the violation of any such laws. Each Mortgage Loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, the Federal Truth In Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws;

         (xii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of Seller's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (xiii) in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

         (xiv) (i) the Loan-to-Value Ratio of each Mortgage Loan at origination was not more than 100.00%; (ii) except with regard to [0.09]% of the Mortgage Loans, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80.00% will be insured by one of the following: (a) a Primary Insurance Policy issued by a private mortgage insurer or (b) a Radian Lender-Paid PMI Policy. Each Primary Insurance Policy will insure against default under each insured Mortgage Note as follows: (i) for which the outstanding principal balance at origination of such Mortgage Loan is greater than or equal to 80.01 % and up to and including 90.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by a Primary Insurance Policy in an amount equal to at least 12.00% of the Allowable Claim and (ii) for which the outstanding principal balance at origination of such Mortgage Loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by a Primary Insurance Policy in an amount equal to at least 30.00% of the Allowable Claim. Each Radian Lender-Paid PMI Policy will insure against default under each insured Mortgage Note related to a covered Mortgage Loan as follows:
(i) for which the outstanding principal balance at origination of such Mortgage Loan is at least 80.01% and up to and including 95.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by such Radian Lender-Paid PMI Policy in an amount equal to at least 22.00% of the Allowable Claim and (ii) for which the outstanding principal balance at origination of such Mortgage Loan is at least 95.01% and up to and including 97.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by such Radian Lender-Paid PMI Policy in an amount equal to at least 35.00% of the Allowable Claim. The "Appraised Value" is the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan. The "Allowable Claim"for any Mortgage Loan covered by a Primary Insurance Policy or a Radian Lender-Paid PMI Policy is the current principal balance of such Mortgage Loan plus accrued interest and allowable expenses at the time of the claim;

         (xv) at the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a complete copy of such appraisal is contained in the Mortgage File;

         (xvi) on the basis of a representation by the borrower at the time of origination of the Mortgage Loans, at least 70.04% of the Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on owner occupied primary residence properties;

         (xvii) neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

         (xviii) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of Seller's knowledge, all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

         (xix) to the extent required under applicable law, each conduit seller and subsequent mortgagee or servicer of the Mortgage Loans was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan; and any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with the servicing standard set forth in Section 3.01 of the Pooling and Servicing Agreement and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether the creation of such Mortgage Loan and servicing was done by the Seller, its affiliates, or any third party which created the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

         (xx) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non judicial foreclosure, and, to Seller's knowledge, there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

         (xxi) except with respect to holdbacks required by certain Mortgage Loans which holdbacks create a fund for (i) the repair of Mortgaged Property due to damage from adverse weather conditions, or (ii) the completion of new construction, or both, the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

         (xxii) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

         (xxiii) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

         (xxiv) to Seller's knowledge, no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

         (xxv) each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended;

         (xxvi) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (xxvii) to Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (xxviii) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

         (xxix) [Reserved]

         (xxx) no Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

         (xxxi) each of the Mortgaged Properties consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family dwelling, or an individual condominium unit in a condominium project or a townhouse, a condohotel, an individual unit in a PUD or an individual unit in a de minimis PUD;

         (xxxii) no Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit, PUD or de minimis PUD conforms with Progressive Loan Series Program requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit, PUD or de minimis PUD is acceptable to the Seller;

         (xxxiii) as of the Cut off Date, the Mortgage Rate of each Mortgage Loan was not less than _____% per annum and not more than ____% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was approximately ____% per annum;

         (xxxiv) measured by principal balance, no more than ____% of the Mortgage Loans are secured by an individual unit in a condominium project or hi rise, at least ____% of the Mortgage Loans are secured by real property with two-to-four family residences, at least ____% of the Mortgage Loans are secured by real properties in planned unit developments, at least ____% of the Mortgage Loans are secured by real property with a condominium erected thereon; and at least ____% of the Mortgage Loans are secured by real property with a detached single family residence erected thereon, including de minimis PUDs;

         (xxxv) as of the Cut off Date, the remaining term to scheduled maturity of each Mortgage Loan is not less than ____ months and not more than ____ months;

         (xxxvi) as of the Cut off Date, no more than ____% (by aggregate principal balance) of the Mortgage Loans are cash out refinances;

         (xxxvii) as of the Cut off Date, no more than ____% (by aggregate principal balance) of the Mortgage Loans are rate and term refinances;

         (xxxviii) as of the Cut off Date, no fewer than ____% (by aggregate principal balance) of the Mortgage Loans are purchase money loans;

         (xxxix) as of the Cut off Date, no more than ____% and ____% of the Mortgage Loans (by aggregate principal balance) are secured by properties located in the states of California and Florida, respectively;

         (xl) as of the Cut off Date, the principal balances of the Mortgage Loans range from approximately $________ to approximately $_________, and the average unpaid principal balance is $_________.

         (xli) with respect to Mortgaged Properties at the time of origination of the related Mortgage Loans, measured by aggregate unpaid principal balance as of the Cut off Date, at least ____% of the Mortgaged Properties are owner occupied primary residences, no more than ____% of the Mortgaged Properties are second homes and no more than ____% of the Mortgaged Properties are investor owned properties;

         (xlii) as of the Cut off Date, none of the Mortgage Loans (by aggregate principal balance) are Buydown Mortgage Loans;

         (xliii) each Mortgage Loan constitutes a "qualified mortgage" under
Section 860G(a)(3 )(A) of the Code and Treasury Regulation Section 1.860G
2(a)(1);

         (xliv) with respect to each Mortgage Loan directly originated by the Seller (and not through a third party broker or other third party) as of the Closing Date, to the best of Seller's knowledge, there has been no fraud, misrepresentation or dishonesty with respect to the origination of any Mortgage Loan;

         (xlv) no selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

         (xlvi) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law;

         (xlvii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies;

         (xlviii) no Mortgage Loan provides for payment of a Prepayment Charge on Principal Prepayments made more than five years from the date of the first contractual Due Date of the related Mortgage Loan; and

         (xlix) none of the Mortgage Loans is a "high cost home loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"), the New York Predatory Lending Law, codified as N.Y. Banking Law ss.6 I, N.Y. Gen. Bus. Law ss.771 a, and N.Y. Real Prop. Acts Law ss.1302 (together, the "New York Act"), the Arkansas Home Loan Protection Act, as amended (the "Arkansas Act"), or Kentucky Revised Statutes ss.360.100, as amended (the "Kentucky Act"); and all the Mortgage

Loans that are subject to the Georgia Act, the New York Act, the Arkansas Act and the Kentucky Act comply with the requirements of each such act. Each Mortgage Loan for which the related Mortgaged Property is located in the State of Georgia was originated prior to October 1, 2002, or on or after March 9, 2003.

         (l) no mortgage loan in the trust is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

         (li) no subprime mortgage loan originated on or after October 1, 2002 underlying the Security will impose a prepayment premium for a term in excess of three years. Any loans originated prior to such date, and any non subprime loans, will not impose prepayment penalties in excess of five years.

         (lii) the servicer for each mortgage loan underlying the Security has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

         (liii) with respect to any mortgage loan originated on or after August 1, 2004 and underlying the Security, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

         (liv) No mortgage loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary which is now Version 5.6 Revised, Appendix E) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

         (lv) Information provided to the rating agencies, including the loan level detail, is true and correct according to the rating agency requirements.

         (lvi) The prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws.

         (lvii) The schedule of Prepayment Charges is true and correct.

                                    EXHIBIT J



           FORM OF NOTICE UNDER SECTION 3.24 OF POOLING AND SERVICING
                                    AGREEMENT





         August ___, 2004





         Deutsche Bank National Trust Company

         1761 East St. Andrew Place

         Santa Ana, California 92705



                           Re:      Impac Secured Assets Corp.

                                    Mortgage Pass-Through Certificates

                                    Series 2004-3
                                    ----------------------------------



                           Pursuant to Section 3.25 of the Pooling and Servicing
Agreement, dated as of August 1, 2004, relating to the Certificates referenced above, the undersigned does hereby notify you that:



                           (a) The prepayment assumption used in pricing the
Certificates with respect to the Mortgage Loans in Series 2004-3 consisted of a Prepayment Assumption (the "Prepayment Assumption") of ____% per annum.

                           (b) With respect to each Class of Certificates
comprising the captioned series, set forth below is (i), the first price, as a percentage of the Certificate Principal Balance or Notional Amount of each Class of Certificates, at which 10% of the aggregate Certificate Principal Balance or Notional Amount of each such Class of Certificates was first sold at a single price, if applicable, or (ii) if more than 10% of a Class of Certificates have been sold but no single price is paid for at least 10% of the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold expressed as a percentage of the Certificate Principal Balance or Notional Amount of such Class of Certificates, (iii) if less than 10% of the aggregate Certificate Principal Balance or Notional Amount of a Class of Certificates has been sold, the purchase price for each such Class of Certificates paid by Countrywide Securities Corporation and Bear, Stearns & Co. Inc. (the "Underwriters"), expressed as a percentage of the Certificate Principal Balance or Notional Amount of such Class of Certificates calculated by: (1) estimating the fair market value of each such Class of Certificates as of August 31, 2004;
(2) adding such estimated fair market value to the aggregate purchase prices of each Class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each Class of Certificates in clause (3) by the purchase price paid by the Underwriters for all the Certificates purchased by it; and (5) for each Class of Certificates, dividing the product obtained from such Class of Certificates in clause (4) by the initial Certificate Principal Balance or Notional Amount of such Class of Certificates or (iv) the fair market value (but not less than zero) as of the Closing Date of each Certificate of each Class of Certificates retained by the Company or an affiliate corporation, or delivered to the seller:



         Series 2004-3
         -------------

         Class 1-A-1:      ____%

         Class 1-A-2:      ____%

         Class 1-A-3:      ____%

         Class 1-A-4:      ____%

         Class 1-A-5:      ____%

         Class 2-A-1:      ____%

         Class 2-A-2:      ____%

         Class M-1:        ____%

         Class M-2:        ____%

         Class M-3:        ____%

         Class M-4:        ____%

         Class M-5:        ____%

         Class P:          ____%

         Class C:          ____%

         Class R:          ____%

         Class R-X:        ____%



                           The prices and values set forth above do not include
accrued interest with respect to periods before the closing.




                                                IMPAC SECURED ASSETS CORP.



                                                By: ____________________________

                                                Name:

                                                Title:

                                    EXHIBIT K



                              IMPAC SERVICING GUIDE



                             (Provided Upon Request)

                                   EXHIBIT L-1



            FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER

                                 WITH FORM 10-K



                       Re:     Impac Secured Assets Corp.,

                               Mortgage Pass-Through Certificates, Series 2004-3



                           I, [Identify the certifying individual], certify
that:



                           1. I have reviewed this annual report on Form 10-K,
and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Impac Secured Assets Corp.;

                           2. Based on my knowledge, the information in these
reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                           3. Based on my knowledge, the distribution or
servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

                           4. I am responsible for reviewing the activities
performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

                           5. The reports disclose all significant deficiencies
relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

                           In giving the certifications above, I have reasonably
relied on information provided to me by the following unaffiliated parties: [the Trustee and Sub-Servicers]



         Date: __________________



         ________________________

         [Signature]

         [Title]

         [Company]

                                   EXHIBIT L-2



                            FORM CERTIFICATION TO BE

           PROVIDED TO MASTER SERVICER BY THE SECURITIES ADMINISTRATOR



                         Re:   Impac Secured Assets Corp.,

                               Mortgage Pass-Through Certificates, Series 2004-3



                           I, [Identify the certifying individual], a
[______________] of Wells Fargo Bank, N.A., as Securities Administrator, hereby certify to Impac Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                           1. I have reviewed the annual report on Form 10-K for
the fiscal year [__], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Issuer relating to the above-referenced trust;

                           2. Based on my knowledge, the information in these
distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                           3. Based on my knowledge, the distribution
information required to be provided by the Trustee under the Agreement is included in these distribution reports.

                           Capitalized terms used but not defined herein have
the meanings ascribed to them in the Pooling and Servicing Agreement, dated August 1, 2004 (the "Agreement"), among Impac Secured Assets Corp., as Company, Impac Funding Corporation, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Trustee.



                                                WELLS FARGO BANK, N.A., as
                                                Securities Administrator

                                                By:__________________________

                                                Name:

                                                Title:

                                                Date:

                                   EXHIBIT L-3



                            FORM CERTIFICATION TO BE

                   PROVIDED TO MASTER SERVICER BY THE TRUSTEE



                      Re:      Impac Secured Assets Corp.,
                               Mortgage Pass-Through Certificates, Series 2004-3



                           I, [Identify the certifying individual], a
[_________________] of Wells Fargo Bank, N.A., as Securities Administrator, hereby certify to Impac Funding Corporation and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                           1. Based on my knowledge, the distribution
information required to be provided by the Securities Administrator under the Agreement is included in these distribution reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated August 1, 2004 (the "Agreement"), among Impac Secured Assets Corp., as Company, Impac Funding Corporation, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Trustee.



                                                WELLS FARGO BANK, N.A., as
                                                Securities Administrator



                                                By:__________________________

                                                Name:

                                                Title:

                                                Date:

                                    EXHIBIT M



                          FORM OF SUBSEQUENT TRANSFER INSTRUMENT



         Pursuant to this Subsequent Transfer Instrument, dated September [__], 2004 (the "Instrument"), between Impac Secured Assets Corp. as seller (the "Company"), and Deutsche Bank National Trust Company as Trustee and purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), among Impac Secured Assets Corp., Impac Funding Corporation, Wells Fargo Bank, N.A. (the "Securities Administrator") and the Trustee, the Company and the Trustee agree to the sale by the Company and the purchase by the Trustee of the Subsequent Mortgage Loans on the attached
Schedule 1 of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

         Section 1. Conveyance of Subsequent Mortgage Loans; Acceptance of Mortgage Loans by the Trustee.

         (a) The Company does hereby sell, transfer, assign, set over and convey to the Trustee without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section
2.06 of the Agreement; provided, however that the Company reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Company, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.02 of the Agreement. The transfer to the Trustee by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Master Servicer, the Trustee, the Securities Administrator, the Certificateholders and the Certificate Insurer to constitute and to be treated as a sale by the Company to the Trust Fund.

         (b) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificate holders and the Certificate Insurer all the right, title and interest of the Company, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated September [___], 2004, between the Company, as purchaser, and Impac Funding Corporation, as seller (the "Subsequent Mortgage Loan Purchase Agreement").

         (c) The Trustee acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described in Section 2.02 of the Agreement, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Subsequent Mortgage Loan Purchase Agreement, and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets as Trustee in trust for the use and benefit of all present and future Holders of the Certificates and the Certificate Insurer.

         (d) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2.        Representations and Warranties; Conditions Precedent.

         (a) The Company hereby confirms that each of the conditions and the representations and warranties set forth in Section 2.04 of the Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Agreement.

         Section 3.        Recordation of Instrument.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificate holders' expense on direction of the related Certificate holders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificate holders or is necessary for the administration or servicing of the Subsequent Mortgage Loans.

         Section 4.        Governing Law.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5.        Counterparts.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6.        Successors and Assigns.

         This Instrument shall inure to the benefit of and be binding upon the Company and the Trustee and their respective successors and assigns.

IMPAC SECURED ASSETS CORP.,

  as Seller



By: ________________________

Name:

Title:



DEUTSCHE BANK NATIONAL TRUST COMPANY,

   as Purchaser



By: ______________________

Name:

Title:

                                    EXHIBIT N

                             FORM OF ADDITION NOTICE



         September [__], 2004

         Deutsche Bank National Trust Company

         1761 East St. Andrew Place

         Santa Ana, California 92705-4934



         RE:    Pooling and Servicing Agreement, dated as of August 1, 2004 among Impac Secured Assets Corp., Impac Funding Corporation,

                Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company,

                Mortgage Pass-Through Certificates, Series 2004-3, Subsequent Transfer



         Ladies and Gentlemen:

         Pursuant to Section 2.06 of the Pooling and Servicing Agreement, the Company has designated Subsequent Mortgage Loans to be transferred to the Trustee on September [___], 2004, with an approximate aggregate principal balance of $_________________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

         Very truly yours,

         IMPAC SECURED ASSETS CORP.,

         By:

         Name: Richard J. Johnson

         Title: Chief Financial Officer



         ACKNOWLEDGED AND AGREED:

         DEUTSCHE BANK NATIONAL TRUST COMPANY,



         By:

         Name:

         Title:

                                    EXHIBIT O



                        SUBSEQUENT MORTGAGE LOAN SCHEDULE



                                (Filed Manually)



  (In accordance with Rule 202 of Regulation S-T, this Mortgage Loan Schedule, is being filed in paper pursuant to a continuing hardship exemption.)

                                    EXHIBIT P



                      CERTIFICATE GUARANTY INSURANCE POLICY



                             [Provided Upon Request]



                                       P-1